EXHIBIT 2.1


                         ASSET PURCHASE AGREEMENT

                               BY AND AMONG

                                AVAYA, INC.,

                              COMMSCOPE, INC.

                                    AND

                             SS HOLDINGS, LLC

                          DATED OCTOBER 26, 2003



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                             TABLE OF CONTENTS
                             -----------------

                                                                      Page

ARTICLE I      DEFINITIONS...............................................1

      1.1   Defined Terms................................................1

      1.2   Additional Defined Terms....................................11

      1.3   Other Definitional and Interpretive Matters.................13

ARTICLE II     PURCHASE AND SALE OF THE BUSINESS........................14

      2.1   Purchase and Sale of Assets.................................14

      2.2   Excluded Assets.............................................16

      2.3   Purchase Price..............................................17

      2.4   Adjustment of Cash Payment; IT Transfer Costs...............17

      2.5   Assumed Liabilities.........................................19

      2.6   Excluded Liabilities........................................20

      2.7   Further Assurances; Further Conveyances and

            Assumptions; Consent of Third Parties.......................21

      2.8   No Licenses.................................................23

      2.9   Bulk Sales Law..............................................23

      2.10  Taxes.......................................................23

      2.11  Parent Guaranty.............................................23

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF SELLER.................24

      3.1   Organization and Qualification; Seller Subsidiaries.........24

      3.2   Avaya Tianjin...............................................24

      3.3   Authorization; Binding Effect...............................24

      3.4   Non-Contravention; Consents.................................24

      3.5   Title to Personal Property; Principal Equipment;
            Sufficiency of Assets.......................................25

      3.6   Real Estate.................................................26

      3.7   Compliance With Laws........................................27

      3.8   Business Employees..........................................27

      3.9   Material Contracts..........................................30

      3.10  Environmental Matters.......................................31

      3.11  Financial Statement; Undisclosed Liabilities; Absence
            of Changes..................................................33

      3.12  Intellectual Property.......................................34

      3.13  Brokers.....................................................35



                                     i
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                             TABLE OF CONTENTS
                                (continued)

                                                                      Page

      3.14  Taxes.......................................................35

      3.15  Value-Added Resellers, Distributors and Suppliers...........36

      3.16  Business Records............................................36

      3.17  Litigation..................................................37

      3.18  Affiliated Transactions.....................................37

      3.19  Product Recalls; Defects....................................37

      3.20  Accounts Receivable.........................................37

      3.21  Distributor Incentive and Marketing Programs................37

      3.22  Inventory...................................................37

      3.23  Securities Act..............................................37

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF BUYER .................38

      4.1   Organization and Qualification..............................38

      4.2   Authorization; Binding Effect...............................38

      4.3   Non-Contravention; Consents.................................39

      4.4   SEC Reports; Financial Statements...........................39

      4.5   Parent Common Stock.........................................39

      4.6   Brokers.....................................................40

      4.7   Sufficiency of Funds........................................40

      4.8   No Inducement or Reliance; Independent Assessment...........40

ARTICLE V      CERTAIN COVENANTS........................................40

      5.1   Access and Information......................................40

      5.2   Conduct of Business.........................................42

      5.3   Tax Reporting and Allocation of Consideration...............43

      5.4   Transferred Employees.......................................44

      5.5   Reasonable Best Efforts.....................................51

      5.6   Contacts with Suppliers and Customers.......................52

      5.7   Sale by Buyer of Inventory Marked With Avaya's Name.........52

      5.8   Non-Solicitation of Employees...............................52

      5.9   Home Depot..................................................52

      5.10  Financing...................................................52

      5.11  Advice of Changes...........................................53

                             TABLE OF CONTENTS
                                (continued)

                                                                      Page

      5.12  Third Party Confidentiality Agreements......................53

      5.13  No Negotiation or Solicitation..............................53

      5.14  Non-Competition.............................................54

      5.15  Collateral Agreements.......................................54

      5.16  Financial Statements........................................54

      5.17  Listing of Shares...........................................55

      5.18  Past Due Licenses...........................................55

      5.19  Supply Agreement............................................55

ARTICLE VI     CONFIDENTIAL NATURE OF INFORMATION.......................55

      6.1   Confidentiality Agreement...................................55

      6.2   Proprietary Subject Matter..................................56

ARTICLE VII    CLOSING..................................................57

      7.1   Deliveries by Seller or the Seller Subsidiaries.............57

      7.2   Deliveries by Parent and Buyer..............................58

      7.3   Closing Date................................................58

      7.4   Contemporaneous Effectiveness...............................58

ARTICLE VIII   CONDITIONS PRECEDENT TO CLOSING..........................58

      8.1   General Conditions..........................................58

      8.2   Conditions Precedent to Parent's and Buyer's

            Obligations.................................................59

      8.3   Conditions Precedent to Seller's Obligations................59

      8.4   Subsequent Closings.........................................60

      8.5   Sale of Avaya Tianjin Shares................................61

ARTICLE IX     STATUS OF AGREEMENTS.....................................61

      9.1   Survival....................................................61

      9.2   Indemnification Provisions for Benefit of Parent and
            Buyer.......................................................62

      9.3   Indemnification Provisions for Benefit of Seller............62

      9.4   Indemnity Adjustments.......................................62

      9.5   Limitation on Indemnification...............................63

      9.6   General Procedures for Indemnification......................64

ARTICLE X      MISCELLANEOUS PROVISIONS.................................65

      10.1  Notices.....................................................65



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                             TABLE OF CONTENTS
                                (continued)

                                                                      Page

      10.2  Expenses....................................................65

      10.3  Entire Agreement; Modification..............................66

      10.4  Assignment; Binding Effect; Severability....................66

      10.5  Governing Law...............................................66

      10.6  Consent to Jurisdiction.....................................66

      10.7  Waiver of Jury Trial........................................67

      10.8  Execution in Counterparts...................................67

      10.9  Public Announcement.........................................67

      10.10 No Third-Party Beneficiaries................................67

ARTICLE XI     TERMINATION AND WAIVER...................................67

      11.1  Termination.................................................67

      11.2  Effect of Termination.......................................68

      11.3  Collateral Agreements; Material to Be Returned..............68

      11.4  Waiver of Agreement.........................................68

      11.5  Amendment of Agreement......................................69



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

                                  EXHIBITS

Exhibit A...............Environmental Remediation License Agreement
Exhibit B...............Full Financing Side Letter
Exhibit C-1.............Intellectual Property License Agreement
Exhibit C-2.............Patent Assignment
Exhibit C-3.............Trademark Assignment (by Avaya Inc.)
Exhibit C-4.............Trademark Assignment (by Avaya Integrated
                        Cabinet Solution)
Exhibit C-5.............Technology Assignment Agreement
Exhibit C-6.............Transitional Trademark License Agreement
Exhibit D...............Registration Rights Agreement
Exhibit E...............SMP Letter Agreement
Exhibit F...............Standstill Agreement
Exhibit G...............Convertible Note
Exhibit H...............Commitment Letter



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

                                 SCHEDULES

Schedule 1.1............Seller's knowledge
Schedule 2.1(m).........Agreements with Respect to Transferred
                        Employees
Schedule 2.1(m).........Agreements
Schedule 2.2(e).........Excluded Agreements
Schedule 2.2(f).........Excluded Land
Schedule 2.2(i).........Other Excluded Rights, Properties and Assets
Schedule 2.2(p).........Singapore Property
Schedule 2.4(a).........Estimated Closing Net Assets Calculations
Schedule 2.5(c).........ACS US Vehicle List as of September 30, 2003
                        and ACS International Vehicle List as of
                        September 30, 2003
Schedule 3.1............Seller Subsidiaries
Schedule 3.2............Avaya Tianjin
Schedule 3.4(a).........Non-Contravention
Schedule 3.4(b)(ii).....Required Consents
Schedule 3.5(a).........Exceptions to Title to Personal Property
Schedule 3.5(b).........Condition of Principal Equipment
Schedule 3.6(a).........Assumed Leases; Leased Premises
Schedule 3.6(b).........Transferred Premises
Schedule 3.7(b).........Governmental Permits
Schedule 3.8(a)(i)......Business Employees
Schedule 3.8(a)(ii).....Other Agreements Covering Employees
Schedule 3.8(b).........Company Plans and Employment Agreements
Schedule 3.8(d).........Company Plan Compliance
Schedule 3.8(g).........Compensation and Plan Changes
Schedule 3.8(g)(i)......Company Plan Events
Schedule 3.8(h).........Labor Disputes/ Certification for Collective
                        Bargaining Agent
Schedule 3.8(i).........WARN Act
Schedule 3.8(k).........Plan Liability
Schedule 3.8(l).........Plan Trust
Schedule 3.8(m).........Pension Plan Information
Schedule 3.8(n).........Independent Contractor Status
Schedule 3.9............Material Contracts
Schedule 3.10 ..........Environmental Matters
Schedule 3.11(a)........Financial Statements
Schedule 3.11(b)........Exceptions to Financial Statements in
                        Accordance with GAAP
Schedule 3.11(c)........Undisclosed Liabilities
Schedule 3.11(d)........Pre-signing Conduct of Business
Schedule 3.12(a)........Sufficiency of Intellectual Property
Schedule 3.12(b)........Intellectual Property Claims or Proceedings
Schedule 3.12(c)........Intellectual Property Breaches
Schedule 3.14(g)........Deferred, Roll Back Tax, Tax Rebate or
                        Incentive Programs
Schedule 3.15 ..........Distributors, VARS and Suppliers
Schedule 3.17...........Litigation
Schedule 3.17(a)........Grievances
Schedule 3.18...........Affiliated Transactions
Schedule 3.19...........Product Recalls/Defects
Schedule 3.21...........Distributor Incentive and Marketing Programs
Schedule 3.21(a)........U.S. Distributor Incentive and Marketing
                        Programs



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

Schedule 3.22(a)........Consigned Material from Vendors
Schedule 3.22(b)........Consigned Material from Customers
Schedule 4.3(b).........Buyer's Consents
Schedule 5.2............Post-signing Conduct of Business
Schedule 5.2(a).........Dropped Patents
Schedule 5.2(b).........Capital Expenditures
Schedule 5.4(f).........Pension Transfer Assumptions
Schedule 5.4(p).........Foreign Transferred Employees
Schedule 5.4(s).........Irish Pension Assumptions
Schedule 8.5............Tianjin Valuation

                          ASSET PURCHASE AGREEMENT
                          ------------------------

     THIS ASSET PURCHASE AGREEMENT (this "Purchase Agreement") is made as of October 26, 2003, by and between Avaya Inc., a Delaware corporation ("Seller" or "Avaya"), CommScope, Inc., a Delaware corporation ("Parent"), and SS Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent ("Buyer" or "SS Holdings").

                              R E C I T A L S

     A. WHEREAS, Seller and the Seller Subsidiaries (as hereinafter defined) are, among other things, engaged, through Seller's Connectivity Solutions group, in the worldwide design, development, manufacture, marketing and sales of (i) physical layer end-to-end structured cabling solutions, systems and related hardware, including components thereof, supporting telecommunications applications, including network applications, local, wide and storage area networks, private and public switched telephone networks and central offices of telecommunications service providers (the "Structured Cabling Solutions"); (ii) software used in the development, design, creation, testing, installation, operation and maintenance of Structured Cabling Solutions; and (iii) integrated cabinet solutions which provide enclosures for telecommunications and other electronic equipment (collectively, the "Business");

     B. WHEREAS, the Business is composed of certain assets and liabilities that are currently owned by Seller and the Seller Subsidiaries or with respect to which Seller and the Seller Subsidiaries are currently obligated, as the case may be;

     C. WHEREAS, Seller and the Seller Subsidiaries desire to sell, transfer and assign to Buyer, and Buyer desires to purchase from Seller and the Seller Subsidiaries, the Purchased Assets (as hereinafter defined), and Buyer is willing to assume, the Assumed Liabilities (as hereinafter defined), in each case as more fully described and upon the terms and subject to the conditions set forth herein; and

     D. WHEREAS, Seller and/or one or more of the Seller Subsidiaries and Buyer desire to enter into each Assignment and Bill of Sale, each Assumption Agreement, the Intellectual Property Agreements, the Transition Services Agreement, each Lease Assignment, each Real Estate Deed, the
Registration Rights Agreement, the Convertible Note, the Environmental Remediation License Agreement, the Standstill Agreement, SMP Letter Agreement and the Full Financing Side Letter (each as hereinafter defined and collectively, the "Collateral Agreements").

     NOW,  THEREFORE,   in  consideration  of  the  mutual  agreements  and
covenants herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                 ARTICLE I

                                DEFINITIONS

     1.1 Defined Terms. For the purposes of this Purchase Agreement, the following terms shall have the following meanings:

          "Affiliate" of any Person means any Person that controls, is controlled by, or is under common control with such Person. As used herein, the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a

     Person, whether through ownership of voting securities or other interests, by contract or otherwise.

          "Agreement" means any written or oral contract, commitment, lease, sublease, license, sublicense or other agreement.

          "Assignment and Bill of Sale" means each assignment and bill of sale in customary form, including as to a particular jurisdiction, as reasonably agreed by Buyer and Seller prior to Closing.

          "Assumed Leases" means the Leases with respect to the Leased Premises, other than a Lease to which Avaya Tianjin is a party.

          "Assumption   Agreement"  means  each  assumption   agreement  in
     customary  form,  including  as  to  a  particular  jurisdiction,   as
     reasonably agreed by Buyer and Seller prior to Closing.

          "Avaya Tianjin" means Avaya Tianjin Cable Company, Ltd.

          "Avaya Tianjin Joint Venture Agreement" means the Joint Venture Contract dated as of August 1, 1993, between Tianjin Electric Wire and Cable Company and AT&T International, Inc., as amended.

          "Belden Contract" means that certain Sales Incentive Agreement dated September 26, 1997, by and between Lucent Technologies, Inc. (predecessor to Avaya) and Cables Systems International, Inc. (predecessor to Belden Inc.), as amended.

          "Business Day" means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the State of New York.

          "Business Employees" means the employees, consultants, independent contractors and agents (who in all cases are individuals) of Seller or the Seller Subsidiaries who are primarily employed in, or otherwise primarily providing services to, the Business. "Business Employees" shall also include any employee of Avaya Tianjin.

          "Business Records" means all books, records, ledgers, documents and files, or other similar information (in any form or medium, including data stored in electronic form) used or held for use primarily in the operation or conduct of the Business or otherwise primarily related to the Purchased Assets, including price lists, customer lists, vendor lists, correspondence, mailing lists, warranty information, catalogs, sales promotion literature, sales records, invoices, credit records, advertising materials, brochures, records of operation, standard forms of documents, manuals of operations or business procedures, photographs, production data, purchasing materials and records, personnel records, manufacturing and quality control records and procedures, research and development files and materials (to the extent assigned to Buyer pursuant to the Intellectual Property Agreements), data and laboratory books (if related to the Intellectual Property, to the extent assigned to Buyer pursuant to the Intellectual Property Agreements), invention disclosures (to the extent assigned to Buyer pursuant to the Intellectual Property Agreements), litigation files, plans, specifications, as built drawings and product testing reports required by any Governmental Body, but excluding any such items to the extent
     (i) they are included in, or primarily related to, the Excluded Assets or Excluded Liabilities, (ii) any applicable Law prohibits their transfer or (iii) they are confidential personnel records relating to



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

     employees other than the Transferred Employees or confidential medical information relating to the Transferred Employees for which Buyer has no ongoing need.

          "CERCLA"   means  the   Comprehensive   Environmental   Response,
     Compensation, and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 et seq., as amended.

          "Closing"  means the  closing of the  transactions  described  in
     Article VII.

          "Closing Date" means the date of the Closing as determined pursuant to Section 7.3.

          "Code" means the U.S. Internal Revenue Code of 1986, as amended.

          "Collective Bargaining Agreements" means the collective bargaining agreements between Seller and the Unions governing the employment and employee benefits of certain represented Business Employees, as the same exist as of the date of this Purchase Agreement and as they may be amended, modified or superseded, each of which is identified on Schedule 2.1(m).

          "Company Plan" means each plan, program, policy, payroll practice, contract, agreement, commitment or other arrangement providing for bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock option, stock purchase, phantom stock, retirement, savings, excess benefit, supplemental unemployment, paid time off, educational assistance, vacation, sick leave, severance, disability, death benefit, medical, dental, or life insurance, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, and including, without limitation, each "employee benefit plan," within the meaning of
     Section 3(3) of ERISA and each Multi-Employer Plan (other than an Employee Agreement) which is now or previously has been sponsored, maintained or contributed to, or required to be maintained or contributed to, by Seller or any of the Seller Subsidiaries or Avaya Tianjin for the benefit of any Business Employee; provided, however, that Company Plan shall not include the Collective Bargaining Agreements or Non-U.S. Collective Bargaining Agreements.

          "Competition Laws" means Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade and includes the HSR Act and, to the extent applicable, equivalent Laws of any other jurisdiction (including, for the avoidance of doubt, the European Union or the member states thereof).

            "Confidentiality Agreement" means the agreement between Seller and Parent dated March 7, 2002, as amended July 25, 2003.

          "Contracts" means all Third-Party Agreements, supply contracts, purchase orders, sales orders and instruments used or held for use primarily in the operation or conduct of the Business, and to which Seller or any Seller Subsidiary is a party (i) for the lease of the Leased Equipment, (ii) for the provision by a Third Party of goods or services to the Business, (iii) for the sale by the Business of goods or the performance by the Business of services, and (iv) for the sale and distribution of products of the Business, but the term "Contracts" shall exclude the Licenses, Leases, Company Plans, Employee Agreements and Excluded Agreements.

          "Domestic Subsidiary" means any Seller Subsidiary organized under the laws of any jurisdiction within the United States of America.



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

          "Early Retiree" means any represented Business Employee who accepted the Early Retirement Program.

          "Early Retirement Program" means that certain offer under the Collective Bargaining Agreements that provided certain benefits to any represented Business Employee who submitted an intention to retire between August 1 and August 14, 2003, inclusive, and who retired on or prior to August 31, 2003.

          "Employee Agreement" means each management, employment, bonus, change in control, retention, severance or similar Agreement between the Seller, any Seller Subsidiary or Avaya Tianjin and any Business Employee, except for any such Agreement under any Company Plan.

          "Encumbrance" means any lien (statutory or other), claim, hypothecation, assignment, deposit arrangement, encumbrance, charge or other security interest, mortgage, pledge, easement, title exception, right of first refusal, right of first offer, put right, restrictive covenant or other adverse claim of any kind or nature whatsoever (including any conditional sale or other title retention agreement) or other similar restriction or Third-Party right.

          "Environmental Law" means any applicable Law that governs the existence of or provides a remedy for Release of Hazardous Substances, the protection of natural resources or the environment, the management of Hazardous Substances, health, safety or other activities involving Hazardous Substances including under CERCLA or any other similar Law, in each case as is or may become effective on, or prior to, the Closing Date.

          "Environmental Remediation License Agreement" means the agreement in substantially the form set forth as Exhibit A.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with the Seller within the meaning of
     Section 414(b), (c) or (m) of the Code, or required to be aggregated with the Seller under Section 414(o) of the Code, or is under "common control" with the Seller, within the meaning of Section 4001(a)(14) of ERISA.

          "Excluded Agreements" means (i) Agreements identified in Schedule 2.2(e), (ii) Agreements that constitute General Purchase Agreements,
     (iii) Agreements that relate primarily to Excluded Assets or Excluded Liabilities and (iv) this Purchase Agreement.

          "Excluded Taxes" means any Liability for any Taxes arising out of or relating to the Business or the Purchased Assets for any Pre-Closing Tax Period (other than any (i) Liability for Taxes of Avaya Tianjin and (ii) Liabilities pursuant to Section 2.10 of this Purchase Agreement which shall be governed solely by such section); provided, however, in the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"):

               (a) real, personal and intangible property Taxes ("Property Taxes") relating to the Purchased Assets allocable to the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and



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

               (b) the Taxes (other than Property Taxes) relating to Purchased Assets allocable to the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis and for which applicable Law does not require or permit separate computations for the portion of the Straddle Period that ends on the Closing Date shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each period.

          "Fixtures and Supplies" means all furniture, furnishings and other tangible personal property owned by Seller or a Seller
     Subsidiary and used or held for use primarily in the operation or conduct of the Business, including desks, tables, chairs, file cabinets and other storage devices and office supplies, but excluding any such items that primarily relate to Excluded Assets or Excluded Liabilities.

          "Full   Financing   Side  Letter"  means  the  letter   agreement
     substantially in the form set forth as Exhibit B.

          "GAAP"  means  United  States   generally   accepted   accounting
     principles.

          "General Purchase Agreements" means Third-Party supply or other Agreements between Seller or an Affiliate of Seller and a Third Party pursuant to which Seller or an Affiliate of Seller purchases products or services from such Third Party for any of Seller's or such Affiliate's businesses other than solely for the Business.

          "Governmental Body" means any legislative, executive or judicial unit of any governmental entity (federal, state, local, foreign or supranational) or any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof.

          "Governmental Permits" means all Permits issued to or filed or obtained by Seller or a Seller Subsidiary with respect to the Business, the Assumed Leases or the Premises by a Governmental Body.

          "Hazardous Substance" means (i) any material defined as a hazardous, toxic or dangerous waste, substance or material pursuant to any Environmental Law, (ii) petroleum and byproducts thereof, asbestos and PCBs and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Body pursuant to any Environmental Law.

          "Home Depot" means Home Depot U.S.A., Inc.

          "Home Depot Parcel" means the tract of land adjacent to the Nebraska Property, containing approximately 49.971 acres, transferred to Home Depot by Seller pursuant to the Home Depot Purchase Agreement.

          "Home Depot Purchase Agreement" means that certain purchase agreement, dated as of July 22, 2002 by Avaya and July 24, 2002 by Home Depot, between Avaya, as seller, and Home Depot, as buyer, as amended by an Amendment to Purchase Agreement dated March 18, 2003 by Avaya and March 28, 2003 by Home Depot, and a Second amendment to Purchase Agreement dated April 1, 2003 by Avaya and Home Depot, for the sale of the Home Depot Parcel.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Indebtedness" of any Person means all obligations of such Person
     (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) lease obligations of such Persons, which in accordance with GAAP, should be capitalized or (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

          "Intellectual Property" means copyrights, patents, service marks, trademarks, trade names, domain names, industrial models, trade secrets, mask work rights, any applications and registrations for any of the foregoing, and any other proprietary and intellectual property rights, including all such rights to Proprietary Subject Matter.

          "Intellectual   Property  Agreements"  means  the  agreements  in
     substantially the form set forth as Exhibits C-1 through C-6.

          "Inventory" means all inventory, wherever located, including raw materials, work in process, recycled materials, finished products, inventoriable supplies, parts and non-capital spare parts owned by Seller or a Seller Subsidiary and used or held for use primarily in the operation or conduct of the Business, and any rights of Seller or a Seller Subsidiary to the warranties received from suppliers and any related claims, credits, rights of recovery and setoff with respect to such Inventory, but only to the extent such rights are assignable.

          "Ireland Property" means that certain property located in Bray, Ireland, more fully described on Schedule 3.6(b) hereof.

          "IRS" means the U.S. Internal Revenue Service.

          "Law" means any law, statute, ordinance, rule, regulation, code, order, judgment, injunction, decree or other requirement of any Governmental Body, and any rule or regulation of any stock exchange on which the relevant party's securities are listed.

          "Lease" means any Agreement for the lease or sublease of any of the Leased Premises.

          "Lease Assignment" means each assignment agreement with respect to a Lease in customary form, reasonably agreed to by Buyer and Seller prior to the Closing; provided, however, that, to the extent required by custom and/or applicable Law of the jurisdiction in which a Leased Premise is located, with such changes as are required by custom or applicable Law or reasonably required by Buyer, together with any other transfer declarations or other filings as are necessary or reasonably required by Buyer to give effect to such assignment (provided that no such separate assignment or other declaration or filing shall alter the parties' rights or obligations set forth in the aforesaid assignment).

          "Leased Equipment" means all computer hardware and supporting and attached peripherals, servers, telecommunications equipment, machinery, equipment, automobiles and other vehicles, tools, molds and other similar items leased and used or held for use by Seller or a Seller Subsidiary primarily in the operation or conduct of the Business, but excluding any such items which are Excluded Assets or Excluded Liabilities.

          "Leased Premises" means all the real property that is leased or subleased by Seller or a Seller Subsidiary from Third Parties and used or held for use primarily in the operation or conduct of the Business, including the real property leased under the Ireland Letting Agreement (as hereinafter defined), which real property, as of the date hereof, is identified on Schedule 3.6(a).

          "Liability" means all Indebtedness, obligations, commitments and other liabilities of a Person (whether known, unknown, absolute, accrued, contingent, fixed, liquidated, unliquidated, or otherwise, or whether due or to become due).

          "Licensed Avaya Trademarks" shall have the meaning set forth in the Transitional Trademark License Agreement attached hereto as Exhibit C-6.

          "Licenses" means all Agreements (i) under which Seller or a Seller Subsidiary is granted the right to use any Proprietary Subject Matter of a Third Party that is used or held for use primarily in the operation or conduct of the Business, (ii) under which Seller or a Seller Subsidiary grants a Third Party the right to use any Proprietary Subject Matter of Seller or a Seller Subsidiary that is used or held for use primarily in the operation or conduct of the Business, or (iii) identified on Schedule 2.1(h).

          "Multi-Employer   Plan"  means  each  Company  Plan  which  is  a
     "multi-employer   plan"  within  the  meaning  of  Section   3(37)  or
     4001(a)(3) of ERISA.

          "Nebraska Property" means that certain parcel(s) of land located in Omaha, Nebraska, more fully described on Schedule 3.6(b) hereof.

          "Non-U.S. Collective Bargaining Agreements" means the collective bargaining agreements between Seller and the unions governing the employment and employee benefits of certain represented Business Employees employed outside of the United States, as the same exist as of the date of this Purchase Agreement and as they may be amended, modified or superseded, each of which is identified on Schedule 2.1(m)(3).

          "Nonassignable Licenses" means those Agreements (i) under which Seller or a Seller Subsidiary has the right to use any Proprietary Subject Matter of a Third Party that is used or held for use primarily in the operation or conduct of a business of Seller or a Seller Subsidiary other than the Business, or (ii) identified on Schedule 2.2(e).

          "Off-Balance Sheet Liability" means any transaction or Agreement under which Seller or any Seller Subsidiary has (i) an obligation, including a contingent obligation, under a guarantee Agreement, (ii) a retained or contingent interest in assets transferred to an unconsolidated Person or (iii) an Agreement that would be accounted for as a derivative instrument but is classified as equity in the Financial Statements.

          "Pension Plan" means each "employee pension benefit plan" within the meaning of Section 3(2) of ERISA which is a Company Plan or other plan pursuant to which Seller, any Seller Subsidiary, Avaya Tianjin or any ERISA Affiliates may have liability.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permits" means all permits and licenses, certificates of inspection, approvals, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations, including any amendment, modification or renewal thereof.

          "Permitted Encumbrances" means any (i) liens for Taxes, assessments and other governmental charges or liens of carriers, landlords, warehousemen, mechanics and material men incurred in the ordinary course of business, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith,
     (ii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security with respect to any Transferred Employee, (iii) purchase money liens on the fixed assets set forth on Schedule 3.5(a), (iv) Licenses and any other licenses granted by Seller or an Affiliate in connection with sales of products in the ordinary course of business, (v) the Encumbrances set forth on
     Schedule 3.5(a), (vi) any Encumbrances that may be contained in the organizational documents of Avaya Tianjin or the Avaya Tianjin Joint Venture Agreement and (vii) all existing licenses to or under Seller's Intellectual Property as of the date hereof.

          "Permitted Real Property Encumbrances" means only the following and no other lien or encumbrance: (i) liens for Taxes, assessments and other governmental charges for sums not yet due and payable or due but not delinquent, (ii) liens for Taxes, assessments and other governmental charges for sums being contested in good faith, which are due and payable on or prior to the Closing Date or but for the contest would be due and payable on or prior to the Closing Date, and any such Tax, assessment or other governmental charge being contested, shall not be an Assumed Liability, but rather shall be an Excluded Liability, and Seller shall pay on a timely basis any and all amounts determined to be due in connection therewith, (iii) mechanics', carriers', workers', materialmen's, warehousemen's and similar liens arising or incurred in the ordinary course of business, (iv) any Encumbrances, encroachments, zoning laws and other land use restrictions which (a) with respect to the Transferred Premises, do not prevent the use of the Transferred Premises for the purposes of conducting the Business consistent with the past practices of Seller and (b) with respect to the Transferred Premises and the Leased Premises, have not had nor would be reasonably expected to have a Seller Material Adverse Effect, provided that except as otherwise provided in item (v) below, in no event shall any Encumbrance securing money owed, be a Permitted Real Property Encumbrance, (v) the terms of the Assumed Leases, the Ireland Letting Agreement (as hereinafter defined) and the obligations to Home Depot under the Home Depot Amendment assumed by Buyer under Section 5.9 below and (vi) Encumbrances and other exceptions set forth on Schedule 3.6(a) and 3.6(b) provided the same do not secure money owed and which (a) with respect to the Transferred Premises, do not prevent the use of the Transferred Premises for the purposes of conducting the Business consistent with the past practices of Seller and (b) with respect to the Transferred Premises and the Leased Premises, have not had, nor would be reasonably expected to have a Seller Material Adverse Effect.

          "Person" means any individual, corporation, limited liability company, partnership, firm, association, joint venture, joint stock company, trust, unincorporated organization or other entity, or any Governmental Body.

          "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the Closing Date.

          "Premises"   means  the  Leased   Premises  and  the  Transferred
     Premises.

          "Principal Equipment" means all computer hardware and supporting and attached peripherals, servers, telecommunications equipment, machinery, equipment, automobiles and other vehicles, tools, molds and other similar items used or held for use by Seller or a Seller Subsidiary primarily in the operation or conduct of the Business including, in each case, embedded software therein, but not the Leased Equipment or any such items which are Excluded Assets or Excluded Liabilities. Principal Equipment includes rights to the warranties received from the manufacturers, sellers and distributors of such items and to any related claims, credits, rights of recovery and setoff with respect to such items, but only to the extent such rights are assignable.

          "Proprietary Subject Matter" means: (i) all information (whether or not protectable by patent, copyright, mask work or trade secret rights) not generally known to the public, including know-how and show-how, specifications, technical manuals and data, libraries, blueprints, drawings, proprietary processes, product information, development work-in-process, inventions, discoveries and trade secrets; (ii) patentable subject matter, patented inventions and inventions subject to patent applications; (iii) industrial models and industrial designs; (iv) works of authorship, Software (as defined in the Technology Assignment Agreement attached hereto as Exhibit C-5) and copyrightable subject matter; (v) mask works; and (vi) trademarks, trade names, service marks, emblems, logos, insignia and related marks.

          "Real Estate Deed" means (i) with respect to the Nebraska Property, a Nebraska special warranty deed, in recordable form and duly executed by Seller, conveying title to the Nebraska Property to Buyer consistent with the title representations set forth in Section 3.6(b)(i) herein, and (ii) with respect to the Ireland Property, a deed of conveyance or deed of transfer in the form necessary to grant and convey or transfer the Ireland Property in fee simple to Buyer in accordance with Irish laws consistent with the title representations set forth in Section 3.6(b)(i) herein, and (iii) with respect to the Singapore Property, an instrument in the form necessary to convey title to the Singapore Property to Buyer in accordance with local custom and usage in Singapore, Singapore Law and the requirements of Governmental Bodies in Singapore and consistent with the title representations set forth in Section 3.6(b)(i) herein.

          "Real  Property"  means the Leased  Premises and the  Transferred
     Premises.

          "Registration   Rights   Agreement"   means  the   agreement   in
     substantially the form set forth as Exhibit D.

          "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Substance in the indoor or outdoor environment, including the movement of Hazardous Substance through or in the air, soil, surface water, ground water or property.

          "Remedial Action" means all actions required by Environmental Law or by any Governmental Body undertaken to (i) clean up, remove, remediate, investigate, treat, or in any other way respond to or address any Hazardous Substance; or (ii) investigate or prevent the Release or minimize the further Release of any Hazardous Substance so that it does not cause environmental pollution, migrate or endanger public health, welfare or the environment.

          "Retention Agreements" means those certain Agreements identified as such on Schedule 2.1(m)(1).

          "Security Agreement" means the security agreement, dated as of March 25, 2002, by and among Seller, the other grantor parties thereto and The Bank of New York Company, Inc., as collateral trustee.

          "Seller Material Adverse Change" or "Seller Material Adverse Effect" means any change, effect, event, occurrence or state of facts that is materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Business, taken as a whole, other than any change, effect, event, occurrence or state of facts (i) relating to the United States or foreign economies in general, (ii) relating to either the telecommunications industry in general or the structured cabling systems industry in general and, in either case, not specifically relating to the Business or (iii) resulting from the public announcement of the transactions contemplated by this Purchase Agreement or Parent's or Buyer's contact with the suppliers, distributors and technology partners of the Business pursuant to Section 5.6, provided that with respect to (i) and (ii) such changes do not adversely affect the Business in a disproportionate manner.

          "Seller's knowledge" or "knowledge of the Seller" means the actual knowledge of the individuals set forth on Schedule 1.1.

          "Singapore Property" means the building and other improvements located at 35 Tuas Avenue 2, Singapore, and more fully described on
     Schedule 3.6(b).

          "SMP Letter Agreement" means the letter agreement dated as of the date hereof attached as Exhibit E.

          "Standstill Agreement" means the agreement substantially in the form set forth as Exhibit F.

          "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed with respect to any Taxes.

          "Taxes" means all taxes of any kind, and all charges, fees, customs, levies, duties, imposts, required deposits or other assessments, including all net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding, payroll, employment, social security, worker's compensation, unemployment, occupation, capital stock, ad valorem, value added, transfer, gains, profits, net worth, asset, transaction, and other taxes, and any interest, penalties or additions to tax with respect thereto, imposed upon any Person by any taxing authority or other Governmental Body under applicable Law and includes any Liability arising under any tax sharing agreement or any Liability for Taxes of another person by contract, as a transferee or successor, under Treasury. Reg. ss.1.1502-6 or analogous state, local or foreign law provision or otherwise.

          "Third Party" means any Person not an Affiliate of the other referenced Person or Persons.

          "Transfer Regulations" means the European Communities (Protection of Employees on Transfer of Undertaking) Regulations, 2003.

          "Transferred Premises" means all the real property, buildings and other improvements that are owned and used or held for use by Seller or a Seller Subsidiary primarily in the operation or conduct of the Business, which real property is identified on Schedule 3.6(b).

          "Transition Services Agreement" means an agreement for services in form and substance as reasonably agreed to by Buyer and Seller.

          "Unions"  means  the  International   Brotherhood  of  Electrical
     Workers and its Local No. 1614 and Local No. 1974.

          "Welfare Plan" means each Company Plan which is an "employee welfare benefit plan" (within the meaning of Section 3(1) of ERISA).

     1.2 Additional Defined Terms. For purposes of this Purchase Agreement, the following terms shall have the meanings specified in the Sections indicated below:

          TERM                                                 SECTION
          ----                                                 -------

          "Acceptance Period"...........................Section 2.4(b)
          "Accounts Payable"............................Section 2.5(j)
          "Accounts Receivable".........................Section 2.1(k)
          "Actual Return" ..............................Section 5.4(e)
          "Asset Acquisition Statement".................Section 5.3(b)
          "Assumed Liabilities"............................Section 2.5
          "Avaya".............................................Preamble
          "Avaya Retiree Welfare Plans"..............Section 5.4(g)(i)
          "Avaya Southeast Property"....................Section 2.2(f)
          "Avaya VEBAs"..............................Section 5.4(g)(i)
          "Average Price"..................................Section 2.3
          "Balance Sheets"........................Section 3.11(a)(iii)
          "Business".........................................Recital A
          "Business Intellectual Property".............Section 3.12(a)
          "Buyer".............................................Preamble
          "Buyer Indemnified Party"........................Section 9.2
          "Buyer Material Adverse Effect"...............Section 4.1(a)
          "Buyer Represented Pension Plan"..............Section 5.4(f)
          "Buyer VEBAs"..............................Section 5.4(g)(i)
          "Cash Payment"...................................Section 2.3
          "Claims Period"..................................Section 9.1
          "Closing Date"...................................Section 7.3
          "Closing Net Assets"..........................Section 2.4(a)
          "Closing Net Assets Threshold"................Section 2.4(e)
          "Collateral Agreements"............................Recital D
          "Commitment Letter"..............................Section 4.7
          "Components"....................................Section 5.14
          "Convertible Note"...............................Section 2.3
          "Critical Services".............................Section 5.15
          "Designated Remedial Action"..................Section 9.5(b)

          "Dispute Notice"..............................Section 2.4(b)
          "Effects Package Agreement"....................Section 2.6k)
          "Environmental Reports"......................Section 3.10(f)
          "Estimated Closing Net Assets"................Section 2.4(a)
          "Exchange Act"...................................Section 4.4
          "Excluded Assets"................................Section 2.2
          "Excluded Liabilities"...........................Section 2.6
          "Financial Statements".......................Section 3.11(a)
          "First Pension Transfer Amount"...............Section 5.4(e)
          "First Transfer Date".........................Section 5.4(e)
          "Foreign Transferred Employees"...............Section 5.4(p)
          "Home Depot Amendment"...........................Section 5.9
          "Indemnified Party"...........................Section 9.6(a)
          "Indemnifying Party"..........................Section 9.6(a)
          "Ireland Letting Agreement"................Section 3.6(a)(v)
          "Irish Pension Liabilities"...................Section 5.4(h)
          "Irish Pension Plan"..........................Section 5.4(s)
          "Irish Taxes Consolidation Act"...............Section 2.3(c)
          "IT Transfer Costs"...........................Section 2.4(a)
          "Last Day"....................................Section 5.4(c)
          "Leased Premises Consents"................Section 2.7(d)(ii)
          "Losses".........................................Section 9.2
          "Mandatorily Transferred Employees"...........Section 5.4(a)
          "Material Contracts".............................Section 3.9
          "Negotiating Period"..........................Section 2.4(b)
          "Neutral Accounting Firm".....................Section 2.4(c)
          "Nonassignable Assets"........................Section 2.7(c)
          "non-U.S. Law"................................Section 5.4(a)
          "Parent"............................................Preamble
          "Parent Common Stock".............................Section2.3
          "Parent SEC Reports".............................Section 4.4
          "Parent Shares"..................................Section 2.3
          "PCBs".......................................Section 3.10(f)
          "Pension Liabilities".........................Section 5.4(h)
          "Pension Transfer Amount".....................Section 5.4(f)
          "Post-Closing Statement"......................Section 2.4(a)
          "Primary Closing"................................Section 8.4
          "Purchase Price".................................Section 2.3
          "Purchase Agreement"................................Preamble
          "Purchased Assets"...............................Section 2.1
          "PWC"..........................................Section 5.16

          "Represented Pension Trust"...................Section 5.4(e)
          "Represented Transferred Employees"...........Section 5.4(a)
          "Required Consents"...........................Section 3.4(b)
          "Retiree Welfare Liabilities"..............Section 5.4(g)(i)
          "Rights Agreement"..............................Section 5.18
          "Salaried Transferred Employees"..............Section 5.4(a)
          "SEC"............................................Section 4.4
          "Second Pension Transfer Amount"..............Section 5.4(e)
          "Second Transfer Date"........................Section 5.4(e)
          "Securities Act"................................Section 3.24
          "Seller"............................................Preamble
          "Seller Indemnified Party".......................Section 7.3
          "Seller Subsidiaries"............................Section 3.1
          "Seller's Cafeteria Plan".....................Section 5.4(c)
          "Straddle Period"................................Section 1.1
          "Structured Cabling Solutions".....................Recital A
          "Subsequent Closing".............................Section 8.4
          "Supply Agreement"..............................Section 5.19
          "Third-Party Claim"...........................Section 9.6(a)
          "Threshold"...................................Section 9.5(a)
          "Transfer Taxes"................................Section 2.10
          "Transferred Avaya Tianjin Shares"............Section 2.1(l)
          "Transferred Employees".......................Section 5.4(a)
          "Underfunding"................................Section 5.4(j)
          "U.S. Transferred Employees"..................Section 5.4(k)
          "VEBA Transfer Amount".....................Section 5.4(g)(i)
          "VEBAs" ......................................Section 5.4(g)
          "WARN Act"....................................Section 3.8(i)

     1.3 Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Purchase Agreement, the following rules of interpretation shall apply:

          Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Purchase Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

          Gender and Number. Any reference in this Purchase Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

          Headings. The provision of a Table of Contents, the division of this Purchase Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Purchase

     Agreement. All references in this Purchase Agreement to any "Article" or "Section" are to the corresponding Article or Section of this Purchase Agreement unless otherwise specified.

          Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Purchase Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

          Including. The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

          Payments and Computations. Except for the payment of the Purchase Price (which shall be paid at the Closing), each party shall make each payment due to another party to this Purchase Agreement not later than 1:00 p.m., New York City time, on the day when due. All payments shall be measured and paid in U.S. dollars by wire transfer in immediately available funds to the account or accounts designated by the party receiving such payment. Whenever any payment under this Purchase
     Agreement shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of payment of interest, if applicable.

          Schedules and Exhibits. The Schedules and Exhibits attached to this Purchase Agreement shall be construed with and as an integral part of this Purchase Agreement to the same extent as if the same had been set forth verbatim herein. To the extent reasonably apparent on its face, disclosure by Seller on any one Schedule of this Purchase Agreement shall be deemed disclosed for the purposes of all other Schedules to which the disclosure is relevant. Notwithstanding the foregoing, if a word or phrase defined in this Purchase Agreement is given a different meaning in any Schedule or Exhibit, such different definition shall apply only to the Schedule or Exhibit defining that word or phrase independently, and the meaning given that word or phrase in this Purchase Agreement shall control for purposes of this Purchase Agreement, and such alternative meaning shall have no bearing or effect, on the interpretation of this Purchase Agreement or any Schedule of this Purchase Agreement.

          Reasonable Best Efforts. The obligation of a party to use reasonable best efforts to accomplish an objective does not require a material expenditure of funds or the incurrence of a material liability on the part of the obligated party.

                                ARTICLE II

                     PURCHASE AND SALE OF THE BUSINESS

     2.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Purchase Agreement and in reliance on the representations and warranties contained herein, on the Closing Date, Seller shall, or shall cause one or more of the Seller Subsidiaries to, subject to Section 2.7, sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, acquire, assume and accept from Seller or the applicable Seller Subsidiary, all of the right, title and interest in, to and under the assets, properties and business (as a going concern), titles, estates, remedies, powers, privileges, of every kind, nature, character and description (whether tangible or intangible, real, personal or mixed, whether absolute, accrued, contingent, fixed or otherwise, wherever located and whether now existing or acquired on or prior to the Closing Date), whether or not any of such assets, properties or rights have any value for accounting purposes or are carried or reflected on or specifically referred to in Seller's or the applicable Seller Subsidiary's financial statements, owned, used or held for use primarily in the operation or conduct of the Business by Seller or the applicable Seller Subsidiary on the Closing Date (except in each case for the Excluded Assets) (collectively, the "Purchased Assets"), free and clear of all Encumbrances other than Permitted Encumbrances and Permitted Real Property Encumbrances. The Purchased Assets include:

               (a) the Assumed Leases;

               (b) the Transferred Premises;

               (c) the Principal Equipment;

               (d) the Fixtures and Supplies;

               (e) the Inventory;

               (f) the Business Intellectual Property;

               (g) the Contracts;

               (h) the Licenses;

               (i) the Business Records;

               (j) the Governmental Permits that are necessary for the operation or conduct of the Business, including those set forth on Schedule 3.7(b), but only to the extent that such Governmental Permits are assignable or transferable to Buyer;

               (k) the accounts receivable of the Business existing on the Closing Date (including, for the avoidance of doubt, (i) invoiced accounts receivable, (ii) accrued but uninvoiced accounts receivable and (iii) all other accounts or notes receivable from customers, distributors and resellers of the Business, and, in each case, the full benefit of all security therefor, other than any Accounts Receivable from Seller or any Affiliate of Seller (collectively, the "Accounts Receivable");

               (l) all the capital stock of Avaya Tianjin (such capital stock being referred to as the "Transferred Avaya Tianjin Shares") held by Seller or any Affiliate of Seller;

               (m) (i) the Retention Agreements with respect to any Transferred Employee, (ii) insofar as they govern the employment of Represented Transferred Employees, the Collective Bargaining Agreements and the Non-U.S. Collective Bargaining Agreements, and (iii) with respect to any Transferred Employee, the Employee Agreements set forth on Schedule 2.1(m)(4);

               (n) notes receivable, dated March 20, 2002, issued by Electroconductores, C.A. in favor of Avaya International L.L.C. in the aggregate amount of $300,000;

               (o) all goodwill attributable to the Business;

               (p) any rights, claims or causes of action of Seller or any Seller Subsidiary against Third Parties relating to the Business or a Purchased Asset occurring on or prior to the Closing Date, subject to
Section  2.2(h) and as  otherwise  provided  in the  Intellectual  Property
Agreements;

               (q) all prepaid charges, expenses, sums and fees related to the Premises or under any Contract, License or Governmental Permit included in the Purchased Assets;

               (r) subject to the  limitations  on use set forth in Section
5.7 and the Transitional Trademark License Agreement, all sales and marketing or packaging materials, samples or prototypes containing any Avaya Trademarks and used primarily in connection with the Business and all other similar sales and marketing or packaging materials and marketing studies containing any identification indicating an association with Seller and used primarily in connection with the Business; and

               (s) any assets reflected in the Post-Closing Statement (as hereinafter defined).

     2.2 Excluded Assets. Notwithstanding anything in Section 2.1 to the contrary, it is hereby expressly acknowledged and agreed that the Purchased Assets shall not include, and neither Seller nor any of the Seller Subsidiaries is selling, transferring, assigning, conveying or delivering to Buyer, and Buyer is not purchasing, acquiring or accepting from Seller or any of the Seller Subsidiaries, any of the rights, properties or assets set forth or described in Sections 2.2(a) through (o) (the rights, properties and assets expressly excluded by this Section 2.2 from the Purchased Assets being referred to herein as the "Excluded Assets"):

               (a) any cash, cash equivalents, bank deposits or similar cash items of Seller or any Affiliate of Seller;

               (b) any Proprietary Subject Matter of Seller or any Affiliate of Seller or Intellectual Property in and to the same that is not used or held for use primarily in the operation or conduct of the Business;

               (c) any (i) confidential personnel and medical records pertaining to any Business Employee other than the Transferred Employees;
(ii) books and records that Seller or any Affiliate of Seller is required by Law to retain or that Seller reasonably determines are necessary or advisable to retain; provided, however, that Buyer shall have the right to make copies of such retained books and records that relate to the Business or any of the Purchased Assets; and (iii) the information management systems of Seller and any Affiliate of Seller other than (A) those used or held for use primarily in the operation or conduct of the Business and contained within computer hardware included as a Purchased Asset pursuant to Section 2.1 or (B) listed on Schedule 2.1(h) as transferable to Buyer;

               (d) except as specifically provided in Section 2.10, any claim, right or interest of Seller or any Affiliate of Seller, other than Avaya Tianjin, in or to any refund, rebate, abatement or other recovery for Taxes, together with any interest due thereon or penalty rebate arising therefrom, to the extent attributable to any Pre-Closing Tax Period;

               (e) the Excluded Agreements and the Nonassignable Licenses;

               (f) the approximately 60 acre parcel of land adjoining the Home Depot Parcel, as more particularly described on Schedule 2.2(f) (the "Avaya Southeast Property");

               (g) except as explicitly set forth in Section 5.4, all the assets of or relating to the Company Plans, and any insurance policies, administration contracts and trust agreements pertaining thereto;

               (h) any rights, claims or causes of action of Seller or any Seller Subsidiary against Third Parties relating to or arising out of the Excluded Assets and Excluded Liabilities;

               (i) any of the  rights,  properties  and assets set forth on
Schedule 2.2(i);

               (j) except as explicitly set forth in Section 5.4, any insurance policies or rights of proceeds thereof;

               (k) any claim, right or interest in or to any capital stock of the Seller Subsidiaries or to the minute books, charter documents, stock record books or other books and records that relate to the organization, existence or capitalization of such Seller Subsidiaries;

               (l)  any  Retention   Agreement  or  collective   bargaining
agreement other than those included in Section 2.1 as a Purchased Asset;

               (m) the Early Retirement Program;

               (n) the equipment used for carrying out the Designated Remedial Action (as hereinafter defined) pursuant to Section 9.5(b) hereof;

               (o) all other assets, properties, interests and rights of Seller or any Affiliate of Seller not used or held for use primarily in the operation or conduct of the Business; and

               (p) except as  set forth on Schedule  2.2(p), the  Singapore
Property.

     2.3 Purchase Price. In consideration of the sale, transfer, assignment, conveyance and delivery by Seller and the Seller Subsidiaries of the Purchased Assets to Buyer, and in addition to assuming the Assumed Liabilities, Parent shall cause Buyer at the Closing to (i) pay to Seller an aggregate amount equal to Two Hundred Ten Million Dollars ($210,000,000) in cash (the "Cash Payment") by wire transfer of immediately available funds to an account or accounts designated by Seller's written instructions given to Buyer at least two Business Days prior to the Closing, which amount shall be subject to adjustment pursuant to Section 2.4 below, (ii) deliver to Seller a stock certificate or certificates of Parent (bearing any applicable legend required under federal or state securities laws) in the names and amounts designated by Seller at least two Business Days prior to Closing representing a number of shares (the "Parent Shares") of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") determined as follows: if the average per share closing price of the Parent Common Stock, as reported on the New York Stock Exchange Composite Transactions Tape (as reported by The Wall Street Journal (Northeast Edition)), or if not reported thereby, by any other authoritative source) for the ten (10) trading days immediately prior to the trading day prior the Closing Date ("Average Price") is (a) not less than $10.00 and not more than $13.00, then the number of Parent Shares shall be equal to Thirty-Four Million Nine Hundred Thousand Dollars ($34,900,000) divided by the Average Price; (b) less than $10.00, then the number of Parent Shares shall be equal to 3,490,000 shares of Parent Common Stock; and (c) more than $13.00, then the number of Parent Shares shall be equal to 2,684,615 shares of Parent Common Stock, and (iii) as subject to adjustment pursuant to Sections 2.4, 5.4(j), 5.4(r) and 8.4, deliver to Seller a convertible note in the aggregate principal amount of Eighteen Million Dollars ($18,000,000), the summary terms of which are set forth on Exhibit G attached hereto (the "Convertible Note" and, together with the Cash Payment and the Parent Shares, collectively, the "Purchase Price").

     2.4 Adjustment of Cash Payment; IT Transfer Costs.

          (a) Estimated Closing Net Assets. No later than five Business Days prior to the Closing Date, Seller shall deliver to Buyer its good faith estimate (including reasonable supporting documentation) of the Closing Net Assets of the Business, as defined and calculated in accordance with Schedule 2.4(a) as of the close of business on the Business Day prior to the Closing Date (the "Estimated Closing Net Assets"). If the Estimated Closing Net Assets are less than the Closing Net Assets Threshold, then such shortfall shall first reduce the amount of the Convertible Note, dollar for dollar, and to the extent the amount of the Convertible Note is reduced to zero, any remaining shortfall shall reduce the Cash Payment, dollar for dollar. If the Estimated Closing Net Assets are more than the Closing Net Assets Threshold then such excess shall increase the amount of the Convertible Note, dollar for dollar.

          (b) Post-Closing Statement. As soon as practicable but in any event within 60 days after the Closing Date, Parent will cause Buyer to prepare (or cause to be prepared) and deliver to Seller a statement (the "Post-Closing Statement") showing (i) Buyer's calculation of the Closing Net Assets of the Business as defined on and calculated in accordance with
Schedule 2.4(a) as of the close of business on the Business Day prior to the Closing Date, including, in each case, the calculation thereof in reasonable detail and (ii) the aggregate costs of all license, transfer and assumption fees paid or payable (to the extent Buyer determines, in its discretion, that it requires such license, transfer or assumption) by Buyer in order to license, on substantially similar terms and conditions as those binding Seller, all Software (as defined in the Technology Assignment Agreement attached hereto as Exhibit C-5) currently used in the Business that is not assigned or transferred under this Purchase Agreement ("IT Transfer Costs") at no additional charge; provided, however, that such costs shall not include any amounts paid or payable for Software that constitutes an upgrade from that utilized in the Business (provided that, if the version currently used in the Business is no longer available from, or is being phased out by, the applicable vendor, the costs associated with any such upgrade shall be included up to the amount of the original purchase price of the Software being replaced). Buyer shall provide to Seller such back-up or supporting data relating to the preparation of the Post-Closing Statement and the calculations of Closing Net Assets and IT Transfer Costs reflected thereon as Seller may reasonably request. Buyer shall also provide, and cause its representatives to provide, as applicable, Seller and its accountants and other representatives with such reasonable access to the books, records, files, working papers and personnel of Buyer or its representatives, as applicable, at reasonable times and upon reasonable notice, as Seller may reasonably request for the purposes of evaluating the Post-Closing Statement and the calculations of Closing Net Assets and IT Transfer Costs reflected thereon.

          (c) Acceptance Period; Delivery of Dispute Notice. Seller shall, within the 30 day period following receipt thereby of such Post-Closing Statement (the "Acceptance Period"), notify Buyer of acceptance or non-acceptance, as the case may be, of the Post-Closing Statement and the calculation of Closing Net Assets and IT Transfer Costs reflected thereon. If no such notice is delivered to Buyer by Seller within the Acceptance Period, the Post-Closing Statement and the calculations of Closing Net Assets and IT Transfer Costs reflected thereon shall be deemed to have been accepted by Seller and shall be binding upon all of the parties to this Purchase Agreement for all purposes of this Purchase Agreement. If Seller gives notice (a "Dispute Notice") to Buyer within the Acceptance Period that Seller does not agree with or otherwise does not accept the calculation of the Closing Net Assets and IT Transfer Costs reflected in the Post-Closing Statement, Seller shall describe in such Dispute Notice in reasonable detail, the nature of any disagreement, identify the items involved and the dollar amount of each such disagreement and provide reasonable supporting documentation for each disagreement. Buyer and Seller shall endeavor in good faith to resolve all disagreements within the 30 day period (the "Negotiating Period") following the delivery by Seller of such Dispute Notice.

          (d) Determination of Disputes by Neutral Accounting Firm. If Buyer and Seller are unable to resolve any disagreements regarding the Post-Closing Statement and the calculations reflected thereon within the Negotiating Period, then, upon the expiration of the Negotiating Period, any remaining disputes may at any time be referred for resolution, at the election of either Seller or Buyer, to Ernst & Young LLP or such other internationally recognized accounting firm that is mutually acceptable to Buyer and Seller (the "Neutral Accounting Firm"). The Neutral Accounting Firm shall investigate only those items which are in dispute and shall not assign a value to any item that is (i) greater than the greatest value for such item claimed by either of Buyer or Seller or (ii) lower than the lowest value for such item claimed by either of Buyer or Seller. The Neutral Accounting Firm's determination shall be based only upon written submissions by Buyer and Seller, and not upon an independent review by the Neutral Accounting Firm. The Parties shall instruct the Neutral Accounting Firm to render its determination within 30 days of the referral of such matter thereto, and the determination of the Neutral Accounting Firm shall be final and binding upon all parties to this Purchase Agreement for all purposes of this Purchase Agreement. Neither Seller nor Buyer shall have any ex parte communications or meetings with the Neutral Accounting Firm without the prior consent of Buyer (in the case of Seller) or Seller (in the case of Buyer). The fees and expenses of the Neutral Accounting Firm shall be paid by the party whose calculation or estimate of disputed items on an aggregate basis represents the greatest difference from the Neutral Accounting Firm's determination of those items on an aggregate basis.

          (e) Adjustment. Promptly following the final determination of the Closing Net Assets, but in no event more than five Business Days thereafter, (i) if the amount of the Closing Net Assets exceeds the Estimated Closing Net Assets, then the aggregate principal amount of the Convertible Note shall be adjusted upward, dollar for dollar, by any such excess or (ii) if the amount of the Closing Net Assets is less than the Estimated Closing Net Assets, then the aggregate principal amount of the Convertible Note shall be reduced, dollar for dollar, and to the extent the amount of the Convertible Note is reduced to zero, Seller shall pay to Buyer by wire transfer of immediately available funds to such account or accounts as Buyer may designate to Seller in writing, an amount equal to such difference. For the purposes of this Purchase Agreement, "Closing Net Assets Threshold" means the amount set forth on Schedule 2.4(a). Promptly following the final determination of the IT Transfer Costs, but in no event more than five Business Days thereafter, if the IT Transfer Costs exceed Two Million Two Hundred Thousand Dollars ($2,200,000), then the aggregate principal amount of the Convertible Note shall be reduced, dollar for dollar by the amount of such excess, and to the extent the amount of the Convertible Note is reduced to zero, Seller shall pay to Buyer by wire transfer of immediately available funds to such account or accounts as Buyer may designate to Seller in writing, an amount equal to such difference. Any amounts paid under this Section 2.4(e) shall be paid together with interest thereon at the rate of interest per annum equal to the prime rate as announced by JP Morgan Chase Bank, N.A. on the date payment is to be made, calculated from the Closing Date through the date on which payment is made.

     2.5 Assumed Liabilities. On the Closing Date, Buyer shall execute and deliver to Seller or the applicable Seller Subsidiary one or more Assumption Agreements and one or more Lease Assignments pursuant to which, notwithstanding anything to the contrary contained in this Purchase Agreement (including Section 2.6), Buyer shall accept, assume and agree to pay, perform or otherwise discharge, in accordance with the respective terms and subject to the respective conditions thereof, the Liabilities of Seller and the Seller Subsidiaries pursuant to and under the Assumed Liabilities. For purposes of this Purchase Agreement, the term "Assumed Liabilities" means only the following Liabilities of Seller and the Seller Subsidiaries and no other Liabilities whatsoever:

          (a) any Liability with respect to (i) accrued and unpaid salary and award accruals for U.S. Transferred Employees and (ii) accrued and unpaid vacation, sick days, personal days, floating holidays and sales commissions for Transferred Employees;

          (b) any Liability or term or condition of employment which is applicable to any Transferred Employee who is not located in the United States, but only to the extent that such Liability or term or condition of employment is attributable to the Transferred Employee's employment in the Business and the assumption of such Liability or term or condition of employment is explicitly set forth in Section 2.5 or 5.4;

          (c) the Liabilities under the (i) Assumed Leases, (ii) Contracts,
(iii) Licenses, (iv) Leased Equipment, (v) Government Permits, (vi) with respect to any Transferred Employees, the Retention Agreements and the Employee Agreements identified on Schedule 2.1(m)(4), (vii) with respect to any

Transferred Employee, the automobile leases set forth on Schedule 2.5(c) and (viii) the Collective Bargaining Agreements and the Non-U.S. Collective Bargaining Agreements included in Section 2.1 as a Purchased Asset (other than with respect to monetary damages resulting from any breaches or violations by Seller or a Seller Subsidiary of the Assumed Leases, Contracts, Licenses, Leased Equipment and Governmental Permits, Retention Agreements, Employee Agreements, automobile leases, Collective Bargaining Agreements and Non-U.S. Collective Bargaining Agreements occurring prior to or on the Closing Date);

          (d) with respect to the Business, any of the following arising from sales of products in the ordinary course of business before the Closing or otherwise included in the Purchased Assets: (i) product warranty Liabilities, (ii) product returns, (iii) rebates, marketing and discount programs and (iv) consignment inventory Liabilities;

          (e) the Permitted Encumbrances and the Permitted Real Property Encumbrances;

          (f) any Liability for any Taxes (i) of Avaya Tianjin or (ii) arising out of or relating to the Business or the Purchased Assets for any period other than a Pre-Closing Tax Period, except as specifically provided in Section 2.10;

          (g) any Liability under the Belden Contract;

          (h) any Liability reflected in the Post-Closing Statement; and

          (i) the accounts payable of the Business existing on the Closing Date (including, for the avoidance of doubt, (i) invoiced accounts payable, (ii) accrued but uninvoiced accounts payable and (iii) consigned accounts payable), other than accounts payable to Seller or any Affiliate of Seller (collectively, the "Accounts Payable").

     2.6 Excluded Liabilities. Buyer shall not assume or be obligated to pay, perform or otherwise assume or discharge any Liabilities of Seller or any Seller Subsidiary or Affiliate of Seller, whether direct or indirect, known or unknown, absolute or contingent, whether or not any such Liability has a value for accounting purposes or is carried or reflected on or specifically referred to in either Seller's or the applicable Seller Subsidiary's financial statements, whether or not of, associated with or arising from the Business or the operation thereof or any Purchased Asset, that are not Assumed Liabilities (collectively, "Excluded Liabilities"), including:

          (a) any Excluded Taxes;

          (b) any Liability for any judgment, order, decree, ruling or charge, or any action, suit, grievance, arbitration, proceeding, hearing or investigation of, in, or before any Governmental Body or before any arbitrator, pending as of the Closing Date and to the extent relating to any act or omission occurring or condition existing prior to the Closing, other than with respect to any such matters that relate to or arise from an Assumed Liability;

          (c) subject to Section 2.7(f), any Liability under the Excluded Agreements, Nonassignable Licenses and Nonassignable Assets or otherwise arising out of or under the Excluded Assets;

          (d) any Liability of Seller or any Affiliate of Seller under the Contribution and Distribution Agreement, dated as of September 30, 2000, by and between Lucent Technologies Inc. and Seller;

          (e) any Liability with respect to any individual that is an employee (including any Business Employee), consultant, independent contractor, or agent of Seller, the Seller Subsidiaries or Affiliates of Seller, in each case who is not a Transferred Employee or an employee of Avaya Tianjin on the Closing Date; without limiting the generality of the foregoing, any inducement, pension, severance, accrued vacation, accrued personal day, accrued sick day, medical insurance or other Liability under the Early Retirement Program or otherwise associated with the Early Retirees or with a Company Plan to the extent covering any Early Retiree shall be an "Excluded Liability";

          (f) except as explicitly set forth in Section 2.5 or Section 5.4, any Liability arising under any Company Plan;

          (g) any Liability arising under or related in any way to Environmental Law, including the Remedial Action of Hazardous Substances at, to or from the Premises, that arises out of any act or omission that first occurred or failed to occur in whole or in part prior to the Closing Date;

          (h) any Liability relating to, resulting from or arising out of workers' compensation claims incurred or made on or prior to the Closing Date;

          (i) any Indebtedness of Seller or any Seller Subsidiary;

          (j)  subject to Buyer's  compliance  with its  obligations  under
Section 5.4(l), Buyer shall have no Liability for any damages or other losses which Seller may incur arising out of a claim by the Unions that Buyer failed to assume the Collective Bargaining Agreements;

          (k) any Liability under the Memorandum of Agreement (the "Effects Package Agreement") dated May 31, 2003 among Seller and System Council T-3, I.B.E.W., on behalf of itself and Local Nos. 1614 and 1974, I.B.E.W., and any grievances related thereto; and

          (l) any Liabilities to the extent attributable to the employment or termination of employment of any Transferred Employee on or prior to the Closing Date, except as explicitly set forth in Section 2.5 or 5.4.

     2.7 Further Assurances; Further Conveyances and Assumptions; Consent of Third Parties.
          ------------------------------------------------------------------

          (a)  From  time  to  time  following  the  Closing,   subject  to
applicable data protection Laws, Seller shall, and shall cause its Affiliates to, make available to Buyer such data in personnel records of Transferred Employees (other than confidential medical information relating to the Transferred Employees for which Buyer has no ongoing need) as is reasonably necessary for Buyer to transition such employees into Buyer's records and otherwise comply with its obligations under Section 5.4 of this Purchase Agreement.

          (b) From time to time following the Closing, Seller and Buyer shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to Buyer and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyer under this Purchase Agreement and the Collateral Agreements and to assure fully to Seller and its Affiliates and their successors and assigns, the assumption of the Liabilities intended to be assumed by Buyer under this Purchase Agreement and the Collateral Agreements, and to otherwise make effective the transactions contemplated hereby and thereby, including (i) transferring back to Seller or the applicable Seller Subsidiary any asset or Liability not contemplated by this Purchase Agreement to be a Purchased

Asset or an Assumed Liability, respectively, which asset or Liability was transferred to Buyer at the Closing, (ii) transferring to Buyer any asset or Liability contemplated by this Purchase Agreement to be a Purchased Asset or an Assumed Liability, respectively, which was not transferred to Buyer at the Closing and (iii) to the extent that Seller or any of its Affiliates have provided the landlord under any Lease with a bank guarantee or letter of credit, Buyer shall, upon the assignment of such Lease, provide such landlord with a substitute letter of credit or bank guarantee so that Seller's or its Affiliate's bank guarantee or letter of credit will be released.

          (c) Nothing in this Purchase Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, Lease, License, Governmental Permit, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a Third Party or a Governmental Body or is cancelable by a Third Party or Governmental Body in the event of an assignment ("Nonassignable Assets") unless and until such consent shall have been obtained. Seller shall, and shall cause its Affiliates to, use its or their, as applicable, reasonable best efforts, if requested by Buyer, to obtain such consents promptly; provided, however, that such cooperation shall not require Seller or any of its Affiliates to make any payment to obtain any such consent with respect to any Nonassignable Asset, except to the extent that Buyer has agreed in writing to reimburse Seller for such expenses, or remain secondarily liable. Except as provided in Section 8.2(c), the failure of any such consent or approval to be obtained or the failure of any such Nonassignable Asset to constitute a Purchased Asset or any circumstances resulting therefrom shall not, individually or in the aggregate, constitute a Seller Material Adverse Effect or a breach by Seller of any representation, warranty, covenant or agreement contained in this Purchase Agreement or a failure of any condition precedent to Buyer's obligations under this Purchase Agreement.

          (d) (i) Buyer and Seller shall use their respective reasonable best efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate all obligations under any and all Contracts or other Liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of Seller and its Affiliates so that, in any such case, Buyer shall be solely responsible for such Liabilities. To the extent permitted by applicable Law, in the event consents to the assignment thereof cannot be obtained, such Nonassignable Assets shall be held, as of and from the Closing Date, by Seller or the applicable Affiliate of Seller in trust for Buyer (or any successor to or assignee of Buyer, by operation of Law or otherwise) and the covenants and obligations thereunder shall be performed by Buyer in Seller's or such Affiliate's name and all benefits and obligations existing thereunder shall be for Buyer's account. Seller shall take or cause to be taken at Seller's reasonable expense such actions in its name or otherwise as Buyer may reasonably request so as to provide Buyer with the benefits of the Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets, and Seller or the applicable Affiliate of Seller shall promptly pay over to Buyer all money or other consideration received by it with respect to all Nonassignable Assets.

               (ii) Notwithstanding anything to the contrary contained in Sections 2.7(d)(i) and (e) hereof, with respect to the Leased Premises, Buyer and Seller shall use commercially reasonable efforts (not including payment of moneys to Third-Parties above and beyond any customary and reasonable ministerial or administrative fee) to obtain, or cause to be obtained, any consent, substitution, assignment, assumption, approval, amendment, lease termination or new lease on substantially the same terms (collectively, the "Leased Premises Consents") required to assign any Lease, to novate all obligations under any Lease or to obtain in writing the unconditional release of Seller and its Affiliates so that, in any such case, Buyer shall be solely responsible only for those liabilities and obligations that arise from and after Closing.

          (e) As of and from the Closing Date, Seller on behalf of itself and its Affiliates authorizes Buyer, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at Buyer's expense, to perform all the obligations and receive all the benefits of Seller or its Affiliates under the Nonassignable Assets and appoints Buyer its attorney-in-fact to act in its name and on its behalf or in the name of the applicable Affiliate of Seller and on such Affiliate's behalf with respect thereto.

          (f) Notwithstanding anything in this Purchase Agreement to the contrary, unless and until any consent or approval with respect to any Nonassignable Asset is obtained, such Nonassignable Asset shall not constitute a Purchased Asset and any associated Liability shall not constitute an Assumed Liability for any purpose under this Purchase Agreement, except to the extent that Buyer receives the benefit of such Nonassignable Asset.

     2.8 No Licenses. Except as set forth in the Intellectual Property Agreements or in Section 5.7 hereof, no title, right or license of any kind is granted to Parent or Buyer pursuant to this Purchase Agreement with respect to any Proprietary Subject Matter or Intellectual Property of Seller or any Affiliate of Seller, either directly or indirectly, by implication, by estoppel or otherwise.

     2.9 Bulk Sales Law. Buyer hereby waives compliance by Seller and each of the Seller Subsidiaries with the requirements and provisions of any "bulk-transfer" Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

     2.10 Taxes. Buyer and Seller shall share equally all transfer, documentary, sales, use, stamp, registration, and other similar Taxes that may be imposed, assessed or payable by reason of the execution of, or consummation of the transactions contemplated by, this Purchase Agreement and all reasonable out of pocket costs and expenses relating to such Taxes ("Transfer Taxes"); provided, however, that (a) Buyer shall have the sole responsibility for (i) Transfer Taxes imposed as a result of Buyer's or its assignee's present or former connection with a jurisdiction (other than a present or former connection with the jurisdiction of the United States (or any jurisdiction thereof or therein) or the jurisdiction of the relevant selling entity) imposing such Transfer Tax and (ii) value added Taxes to the extent they are fully recoverable by Buyer or its Affiliate via refund, credit, input credit, deduction and/or offset and (b) Seller shall have the sole responsibility for Seller's or any Seller Subsidiary's net income, franchise or other Taxes based on Seller's or any Seller Subsidiary's net income or gains from the transactions contemplated by this Purchase Agreement. Any refunds of Transfer Taxes split by Buyer and Seller pursuant to this Section 2.10 shall be divided equally between Buyer and Seller. To the extent a party pays Transfer Taxes which are levied on the other party, to the extent permitted by Law, such payment shall be deemed to be an adjustment to the Purchase Price and any refund shall also be deemed an adjustment to the Purchase Price. Buyer and Seller agree that the allocation of the fees and expenses relating to the transfer and recordation of registered Business Intellectual Property is covered in the Intellectual Property Agreements and is not intended to be allocated by this Section 2.10.

     2.11 Parent Guaranty. Parent unconditionally guarantees, as a primary obligor, the fulfillment of the covenants, agreements and payment and performance obligations of Buyer under this Purchase Agreement and each of the Collateral Agreements to which it is a party and shall be primarily responsible for all such covenants, agreements and payment and performance obligations to the extent Buyer fails to perform the same.

                               ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer that:

     3.1 Organization and Qualification; Seller Subsidiaries. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Schedule 3.1 sets forth a complete list of each Affiliate of Seller that is engaged in the operation or conduct of the Business or that has title to, a leasehold interest in, or the license or right to use, any asset used or held for use in the conduct of the Business or an obligation or Liability that is an Assumed Liability (collectively, the "Seller Subsidiaries"). Seller and, except as set forth on Schedule 3.1, each Seller Subsidiary has all requisite corporate or similar power and authority to own, lease and operate the Purchased Assets owned, leased or operated by it and to carry on its portion of the Business as presently conducted and is duly qualified to do business and is in good standing as a foreign corporation or other entity (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing individually or in the aggregate does not have or would not reasonably be expected to have a Seller Material Adverse Effect.

     3.2 Avaya Tianjin. Schedule 3.2 sets forth the authorized and outstanding stock of Avaya Tianjin as of the date hereof. All of the Avaya Tianjin shares are validly issued, fully paid and nonassessable and owned of record and beneficially by the Affiliate of Seller identified in
Schedule 3.2. Upon delivery of the Avaya Tianjin shares and payment of the Purchase Price as herein provided, Buyer will acquire good, valid and transferable title thereto, free and clear of any Encumbrances, other than any Permitted Encumbrances. Schedule 3.2 sets forth the outstanding Indebtedness of Avaya Tianjin.

     3.3 Authorization; Binding Effect.
         -----------------------------

          (a) Seller has all requisite corporate power and authority to execute and deliver this Purchase Agreement and the Collateral Agreements to which it will be a party and to effect the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Purchase Agreement and the Collateral Agreements to which it will be a party have been duly authorized by all requisite corporate action. Each Seller Subsidiary that has title to any Purchased Asset or an obligation that is an Assumed Liability has all requisite power and authority to execute and deliver the Collateral Agreements to which it will be a party and to effect the transactions contemplated thereby, and the execution, delivery and performance of the Collateral Agreements to which it will be a party will be as of the Closing Date (or at the time of any Subsequent Closing, as applicable) duly authorized by all requisite action.

          (b) This Purchase Agreement has been duly executed and delivered by Seller and this Purchase Agreement is, and the Collateral Agreements to which Seller and each Seller Subsidiary will be a party, when duly executed and delivered by Seller or such Seller Subsidiary, will be, valid and legally binding obligations of Seller or such Seller Subsidiary, enforceable against Seller or such Seller Subsidiary, as applicable, in accordance with their respective terms, assuming, in each case, the due execution and delivery by the other party or parties thereto.

     3.4 Non-Contravention; Consents.
         ---------------------------

          (a) Assuming that all of the consents, approvals, orders, authorizations, registrations and declarations referred to in clause (i),
(ii) and (iii) of Section 3.4(b) have been made or obtained, as applicable, and except as set forth on Schedule 3.4(a), the execution, delivery and performance of this Purchase Agreement by Seller and the Collateral Agreements by Seller or any Seller Subsidiary that is a party thereto and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) result in a breach or violation of any provision of Seller's or the applicable Seller Subsidiary's charter, bylaws or similar organizational documents, (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, Agreement, instrument or other arrangement or commitment to which Seller or the applicable Seller Subsidiary is a party or by which it is bound and which is used or held for use primarily in the operation or conduct of the Business or the Purchased Assets or (iii) violate any order, judgment, decree, rule or regulation of any Governmental Body having jurisdiction over Seller, a Seller Subsidiary or the Purchased Assets other than, in the case of clauses (ii) and (iii), any such violations, breaches, defaults, accelerations, cancellations of obligations or rights that arise otherwise and, individually or in the aggregate, do not have and would not reasonably be expected to have a Seller Material Adverse Effect.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Seller or a Seller Subsidiary in connection with the execution and delivery of this Purchase Agreement or the Collateral Agreements to which Seller or such Seller Subsidiary will be a party or for the consummation of the transactions contemplated hereby or thereby by Seller or such Seller Subsidiary, except for (i) any filings required to be made under the HSR Act and any applicable filings required under foreign Competition Laws, (ii) those set forth on Schedule 3.4(b)(ii) (items (i) and (ii) being referred to herein as the "Required Consents"), (iii) consents or approvals of Third Parties that are required to transfer or assign to Buyer any Purchased Assets or assign the benefits of or delegate performance with regard thereto, including all consents and approvals of Third Parties necessary to effect the transfer of the Real Property from Seller to Buyer, including landlord and sublandlord consents to assignment of the Leased Premises and governmental approvals necessary to effect the transfer of the Transferred Premises, and (iv) such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be obtained or made, individually or in the aggregate, does not have and would not reasonably be expected to have a Seller Material Adverse Effect.

     3.5 Title to Personal Property;  Principal  Equipment;  Sufficiency of
         Assets.
         ------------------------------------------------------------------

          (a) Except as set forth on Schedule 3.5(a), (i) Seller or a Seller Subsidiary owns or leases all Inventory, machinery, equipment and other tangible assets necessary for the conduct of its respective business as it relates to the Business, as presently conducted, and (ii) Seller or a Seller Subsidiary has, and at the Closing will have and will convey to Buyer, good and valid title to, or a valid, binding and indefeasible leasehold interest or license in, all personal tangible Purchased Assets, free and clear of any Encumbrance other than Permitted Encumbrances.

          (b) Except as set forth on Schedule 3.5(b), each item of material Principal Equipment and other tangible assets used in the Business, (i) has been maintained in accordance with normal industry practices, (ii) complies in all material respects with applicable Law, and (iii) is in good operating condition and repair, subject to normal wear and tear.

          (c) Except for (i) the assets that will be used in connection with providing services to Buyer under the Transition Services Agreement,
(ii) the Excluded Assets and (iii) rights to use assets that will be provided to Buyer under the Intellectual Property License Agreement attached hereto as Exhibit C-1, and subject to the limitations set forth in
Section 3.12 hereof, the Purchased Assets are sufficient to conduct the Business as presently conducted.

     3.6  Real Estate.
          -----------

          (a) Schedule 3.6(a) contains a complete and accurate list, as of the date hereof, of the Leased Premises and the Leases. Except as set forth in Schedule 3.6(a):

               (i) each Assumed Lease is in full force and effect, and is enforceable in all material respects in accordance with its terms against Seller or a Seller Subsidiary and, to Seller's knowledge, against each other Person that is a party thereto;

               (ii) Seller or a Seller Subsidiary has good and valid leasehold title to the Leased Premises free and clear of all Encumbrances other than and subject to the Permitted Real Property Encumbrances;

               (iii) there is no default under any Assumed Lease which has had or which would reasonably be expected to have a Seller Material Adverse Effect, nor has Seller or any Seller Subsidiary received (as a tenant) or given (as a landlord/licensor) any written notice of any material default (or any condition or event which, after notice or lapse of time or both, would constitute a material default) under any Assumed Lease;

               (iv) neither Seller nor any Seller Subsidiary owes any brokerage commissions with respect to any Leased Premises; and

               (v) the Letting Agreement dated June 18, 2002 between Avaya Ireland Limited, as landlord, and Avaya International Sales Limited, as tenant (for part of the property at Corke Abbey Avenue, Bray, Ireland) (the "Ireland Letting Agreement"), and each other Lease or license pursuant to which Seller or any Seller Subsidiary is the landlord/licensor, if any, constitutes a valid and subsisting demise of the premises described therein for the term described therein; such lease or license has not been altered, amended, changed or modified except as provided hereunder; such lease or license is in full force and effect in each and every respect; and, to Seller's knowledge, the landlord/licensor under such lease is not in material default under the lease or license and, to Seller's knowledge, no condition exists or event has occurred which with the passage of time or the giving of notice or both would constitute a material default thereunder.

          (b) Schedule 3.6(b) contains a complete and accurate list, as of the date hereof, of the Transferred Premises. Except as set forth on
Schedule 3.6(b):

               (i) Seller or a Seller Subsidiary has good and insurable fee simple title to the Nebraska Property free and clear of all Encumbrances other than and subject to the Permitted Real Property Encumbrances. Seller or a Seller Subsidiary has good and marketable fee simple title, or its reasonable equivalent in the jurisdiction in which the property is located unless such equivalent is unavailable or not customarily delivered in such jurisdiction, then whatever is customarily delivered in the applicable jurisdiction, to the Ireland Property and the Singapore Property free and clear of all Encumbrances other than and subject to the Permitted Real Property Encumbrances;

               (ii) Seller or a Seller Subsidiary is in possession of the Transferred Premises and the Leased Premises subject to the terms of the Leases and the Ireland Letting Agreement; and

               (iii) to Seller's knowledge, all improvements upon the Transferred Premises and all leased improvements on the Leased Premises located in Richardson, Texas and in Australia are in satisfactory condition and repair for the continued use in the ordinary course of business consistent with past practice.

     3.7  Compliance With Laws.
          --------------------

          (a) With respect to the Business and Real Property, Seller and each Seller Subsidiary is in compliance with all applicable Laws and all Permits, except for instances of noncompliance or possible noncompliance that individually or in the aggregate do not have and would not reasonably be expected to have a Seller Material Adverse Effect.

          (b) Schedule 3.7(b) identifies each material Permit that relates primarily to, or is necessary for, the conduct of the Business. Seller or a Seller Subsidiary owns, holds or possesses all material Permits necessary for the operation or conduct of the Business as currently conducted. Seller has made available to Buyer accurate and complete copies of all of the Permits set forth on Schedule 3.7(b), including all renewals thereof and all amendments thereto. Each Permit identified on Schedule 3.7(b) is valid and in full force and effect. Seller and each Seller Subsidiary is in compliance with all of the terms and requirements of each Permit identified on Schedule 3.7(b), except to the extent such non-compliance would not be reasonably expected to have a Seller Material Adverse Effect. To Seller's knowledge, other than the transactions contemplated by this Purchase Agreement, no event has occurred and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation, termination or modification of any Permit set forth on
Schedule 3.7(b).

          (c) Notwithstanding anything contained in this Section 3.7 to the contrary, no representation or warranty made by Seller in Section 3.7(a) or
Section 3.7(b) shall apply to compliance by Seller with any Laws that are the subject matter of the representations made in Sections 3.8, 3.10 and 3.14.

     3.8  Business Employees.
          ------------------

          (a) Schedule 3.8(a)(i) contains a complete and accurate list as of the date hereof of all the Business Employees (other than employees of Avaya Tianjin) and identifies the location of each such Business Employee, their job title, salary, annual bonus paid in the 2002 fiscal year, start date, which Business Employees are covered by an Agreement listed in
Schedule 2.1(m) or Schedule 3.8(a)(ii), which Business Employees are consultants, independent contractors or agents of Seller or the Seller Subsidiaries, which Business Employees are authorized to work in the United States pursuant to a visa and the nature of each such visa, and which Business Employees are on leave of absence or short-term disability leave. During the three months ended August 31, 2003, except as disclosed on
Schedule 3.8(a)(i), no Business Employee spent less than 100% of his or her business hours with the Seller, the Seller Subsidiaries or Avaya Tianjin on matters relating to the Business. Except as set forth on Schedule 2.1(m) and Schedule 3.8(a)(ii), none of the Business Employees (including those employed by Avaya Tianjin) is represented by any union, labor organization, works council or employee association, and none of Seller, any Seller
Subsidiary or Avaya Tianjin is a party to or bound by any collective bargaining or similar agreement, or work rules or practices, agreed to with any labor organization, works council or employee association applicable to Business Employees.

          (b) Schedule 3.8(b) contains a true and complete list of each Company Plan and each material Employee Agreement.

          (c) Seller has made available to the Buyer a current, accurate and complete copy (or, to the extent no such copy exists, a written accurate description) of (i) all documents embodying or relating to each Company Plan, each material Employee Agreement, each Collective Bargaining Agreement and each Non-U.S. Collective Bargaining Agreement, including all amendments thereto and any related trust agreement or other funding instrument; (ii) the most recent determination letter received from the IRS, if any, for each Company Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (iii) with respect to the Company Plan, the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA; and (iv) with respect to each Company Plan, to the extent applicable, for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements prepared in accordance with GAAP or the applicable accounting standards for any such financial statements prepared in respect of Company Plans maintained outside of the United States, and (C) actuarial valuation reports prepared in accordance with the professional standards applicable thereto.

          (d) Except as set forth on Schedule 3.8(d), (i) each Company Plan has been established and administered in all material respects in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of
Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS to the effect that each such Company Plan is so qualified and that each trust forming a part of any such Company Plan is exempt from tax pursuant to Section 501(a) of the Code and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification or exemption, or Seller has operated such Company Plan in accordance with section 401(a) of the Code; (iii) no event has occurred and no condition exists that would subject Seller, any Seller Subsidiaries or Avaya Tianjin or any ERISA Affiliate to any excise tax, fine, Encumbrance or penalty imposed by ERISA, the Code or other applicable Laws; (iv) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Plan which would subject Seller, any Seller Subsidiary, Avaya Tianjin or any ERISA Affiliates to any Liability;
(v) none of Seller, any Seller Subsidiary, Avaya Tianjin or any ERISA Affiliate is in violation of, any Company Plan or trust or in breach of any Employee Agreement; (vi) to the knowledge of each of Seller, no audit or investigation by the IRS, the U.S. Department of Labor or the PBGC is pending, threatened or anticipated, and no intervention by the IRS, the U.S. Department of Labor or the PBGC is threatened or anticipated with respect to the transaction contemplated under this Purchase Agreement; and
(vii) no liability under any Company Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which Seller, any of its Seller Subsidiaries or Avaya Tianjin has received notice that such insurance company is insolvent or is in rehabilitation or any similar proceeding.

          (e) None of Seller, any Seller Subsidiary, Avaya Tianjin or any ERISA Affiliate (i) are currently contributing to or are obligated to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) to any Multi-Employer Plan or (ii) has contributed to or has been obligated to contribute to any such Multi-Employer Plan with respect to any Business Employee.

          (f) With respect to any Company Plan, Collective Bargaining Agreement or Non-U.S. Collective Bargaining Agreement, except as set forth on Schedule 3.17, (i) no actions, proceedings, arbitrations, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of Seller, threatened, and (ii) to the knowledge of Seller, no facts or circumstances exist that could give rise to any such actions, suits or claims.

          (g) Except as set forth in Schedule 3.8(g), or as required pursuant to the terms of any Company Plan or any Employee Agreement, since December 31, 2002, there has not been any (i) increase in the compensation or fringe benefits of any Business Employee who is a present or former director, officer or employee of Seller, any Seller Subsidiary or Avaya Tianjin (except for increases in salary or wages in the ordinary course of business consistent with past practice), (ii) grant of any severance or termination pay to any Business Employee who is a present or former director, officer or employee of Seller, any Seller Subsidiary or Avaya Tianjin other than in the ordinary course of business and consistent with past practice, (iii) loan or advance of money or other property by Seller, any Seller Subsidiary or

Avaya Tianjin to any Business Employee who is a present or former director, officer or employee, (iv) with respect to any Business Employee, establishment, adoption, entrance into, material amendment or termination of any Company Plan or trust, or (v) with respect to any Business Employee, establishment, adoption, entrance into or material amendment of any Employee Agreement (other than such establishment, adoption, entrance into or material amendment of an Employee Agreement with any non-U.S. Business Employee or U.S. Business Employee below the position of director which is in the ordinary course of business consistent with past practice). Except as set forth on Schedule 3.8(g)(i) or in Section 5.4, the execution of, and performance of the transactions contemplated by, this Purchase Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (x) constitute an event under any Company Plan, Employee Agreement or trust that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Business Employee, or (y) result in the triggering or imposition of any restrictions or limitations on the right to amend or terminate any Company Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable Taxes.

          (h) Except as set forth in Schedule 3.8(h) with respect to the Business, (i) there is not presently pending or existing, and to Seller's knowledge there is not threatened, any strike, slowdown, picketing or work stoppage, (ii) there is no pending application for certification of a collective bargaining agent, or (iii) there are no pending actions or proceedings filed by, or on behalf of, any Business Employees or groups of Business Employees, or to the knowledge of Seller threatened to be filed, with any court, arbitration tribunal or Governmental Body, in each case, that would, individually or in the aggregate, have a Seller Material Adverse Effect.

          (i) Schedule 3.8(i), contains a complete list of each current or former Business Employee who has experienced an "employment loss" within the meaning of the Worker Adjustment and Retraining Notification Act (the "WARN Act") during the 90-day period ending on the date of this Purchase Agreement. Schedule 3.8(i) shall be amended as necessary during the period commencing on the date of this Purchase Agreement and ending on the Closing Date to reflect any additional Business Employees who experience an "employment loss" within the meaning of the WARN Act during such period, and such amended Schedule 3.8(i) shall be provided to Buyer at Closing.

          (j) Seller, each Seller Subsidiary and Avaya Tianjin (i) are in compliance with all applicable Laws respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Business Employees, and (ii) have withheld all amounts required by Law or by agreement to be withheld from the wages, salaries and other payments to Business Employees, except in each case for such noncompliance or failures to withhold that would not, individually or in the aggregate, have a Seller Material Adverse Effect.

          (k) Except as disclosed on Schedule 3.8(k), Seller, each Seller Subsidiary and Avaya Tianjin (i) are not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing, and (ii) are not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to social security or other benefits for Business Employees, in each case, that would, individually or in the aggregate, have a Seller Material Adverse Effect.

          (l) Except as disclosed on Schedule 3.8(l), no Company Plan is funded by a trust described in Section 501(c)(9) of the Code. Each of such trusts which assets are to be transferred pursuant to Section 5.4 has received a favorable determination letter from the IRS with respect to its compliance with Section 501(c)(9) of the Code and Seller is not aware of any circumstances likely to result in revocation of any such favorable determination letter, or Seller has operated such trusts in accordance with Section 501(c)(9) of the Code.

          (m) Except as set forth on Schedule 3.8(m), (i) no steps have been taken to terminate any Pension Plan and no termination of any Pension Plan has occurred pursuant to which all Liabilities have not been satisfied in full, (ii) no Liability under Title IV of ERISA (other than premiums to the PBGC) has been incurred by Seller, any Seller Subsidiary, Avaya Tianjin or any ERISA Affiliate which has not been satisfied in full, and no event has occurred and no condition exists that could reasonably be expected to result in Seller, any Seller Subsidiary, Avaya Tianjin or any ERISA Affiliate incurring a Liability under Title IV of ERISA or could constitute grounds for terminating any Pension Plan; (iii) no proceeding has been initiated by the PBGC to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; (iv) each Pension Plan which is subject to
Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code, has been maintained in compliance with the minimum funding standards of ERISA and the Code, and no such Pension Plan has incurred any "accumulated funding deficiency," as defined in Section 412 of the Code and Section 302 of ERISA, whether or not waived; (v) none of Seller, any Seller Subsidiary, Avaya Tianjin or any ERISA Affiliate has sought or received a waiver of its funding requirements with respect to any Pension Plan and all contributions payable with respect to each Pension Plan have been timely made; and (vi) no reportable event, within the meaning of Section 4043 of ERISA, and no event described in Section 4062 or 4063 of ERISA, has occurred with respect to any Pension Plan.

          (n) Except as set forth in Schedule 3.8(n), Seller has not classified any individual as an "independent contractor" or of similar status who, according to a Company Plan or the law of any applicable jurisdiction, should have been classified as an employee or of similar status. No individual who provides services to Seller, the Seller Subsidiaries or Avaya Tianjin in connection with the Business, in any capacity, has been improperly excluded from participating in any Company Plan, other than exclusions that would not, individually or in the aggregate, have a Seller Material Adverse Effect.

          (o) All Company Plans subject to the Laws of a jurisdiction outside of the United States (i) have been maintained in all material respects in accordance with all applicable requirements and (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment except, in each case, for such noncompliance that would not, individually or in the aggregate, have a Seller Material Adverse Effect.

          (p) Seller is not liable to make any payment to any person under the Redundancy Payments Act 1967 to 2003 or any voluntary redundancy scheme or practice or pursuant to the Protection of Employees (Employer's Insolvency) Acts 1984 to 2001.

          (q) To the extent that Seller has terminated in the 12-month period ending on the date of this Purchase Agreement, or terminates prior to the Closing Date, the employment of any person employed by it by reason of the transfer of assets contemplated in this Purchase Agreement, every such termination has been or shall be, as the case may be, for economic, technical and organizational reasons entailing changes in the work force and is not and shall not be in contravention of the Transfer Regulations, and the Seller has furnished to the Buyer details of every such termination or proposed termination, as the case may be.

     3.9 Material Contracts. Schedule 3.9 contains a complete and accurate list of all existing contracts and commitments of Seller or a Seller Subsidiary, whether written or oral, used or held for use primarily in the operation or conduct of the Business or by which the Purchased Assets may be bound or affected that (i) would require over the full term thereof payments by or to Seller or a Seller Subsidiary of more than $500,000, (ii) are notes, mortgages, indentures, letters of credit, guarantees or other obligations for lending or borrowing of $100,000 or more pursuant to which any of the Purchased Assets are pledged or mortgaged as collateral and any agreement creating any guarantee or other agreement to be liable for the obligations of another Person (other than Seller or a Seller Subsidiary), (iii) are joint venture or partnership agreements used or held for use primarily in the operation or conduct of the Business, or (iv) contain any covenant not to compete, take or pay, or covenant prohibiting the development, sales, manufacture, marketing or distribution of the products or services of the Business or restrict the ability of Seller or a Seller Subsidiary to hire or solicit for hire any Person with respect to which the Business will be obligated following the Closing (the "Material Contracts"). Each Material Contract is valid, binding and enforceable against Seller or the applicable Seller Subsidiary and, to Seller's knowledge, the other parties thereto in accordance with its terms, and is in full force and effect. Except as set forth on Schedule 3.9, neither Seller nor any Seller Subsidiary has received any written notice that it is in default under or in breach of or is otherwise delinquent in performance under any Material Contract, and, to Seller's knowledge, each of the other parties thereto has performed all obligations required to be performed by it under, and is not in default under, any Material Contract and no event has occurred that, with notice or lapse of time, or both, would constitute such a default, except for breaches, failures of performance or defaults that individually or in the aggregate do not have and would not reasonably be expected to have a Seller Material Adverse Effect.

     3.10 Environmental Matters. Except as set forth in Schedule 3.10 and with respect to the Business:

          (a) (i) Seller and each Seller Subsidiary are in compliance with all Environmental Laws with respect to the Business and have obtained or filed, and provided Buyer access to true and complete copies of, all
Governmental Permits required to be obtained under Environmental Law necessary for the construction, ownership, operation and transfer to Buyer of the Purchased Assets, and the operation or conduct of the Business, (ii) all such Governmental Permits are duly issued and in full force and effect and Seller is not aware of any amendment, review, revocation or non-renewal or other change of any of the Governmental Permits, (iii) no material
Governmental  Permits  required  to be  obtained  under  Environmental  Law contain any terms or conditions with which Seller and each Seller Subsidiary is not, or does not expect to remain, in compliance, and (iv) Seller knows of no facts or circumstances that may prevent or substantially increase the cost of compliance by Seller or any Seller Subsidiary with Environmental Laws, except, in each case, where failures to obtain, file or maintain in full force and effect such Governmental Permits or be in compliance with Environmental Law or such Governmental Permits, individually or in the aggregate, do not have and would not reasonably be expected to have a Seller Material Adverse Effect;

          (b) Except for those matters that individually or in the aggregate do not have and would not reasonably be expected to have a Seller Material Adverse Effect, none of the Premises included in the Purchased Assets is subject to any threatened or on-going claim by, notice of violation from, investigation by, order from or agreement with any Person relating to (i) any Environmental Law, (ii) any Remedial Action, or (iii) a breach of any Governmental Permit;

          (c) Neither Seller nor any Seller Subsidiary is subject to any actual or, to the knowledge of Seller, threatened judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a material violation of, or material liability under, any Environmental Law with respect to any of the Purchased Assets;

          (d) Seller or each applicable Seller Subsidiary has filed all notices required to be filed with respect to the Purchased Assets under any Environmental Law indicating past or present presence, treatment, storage or disposal of a Hazardous Substance or reporting a spill or Release of a Hazardous

Substance into the environment, except where failures to file any such notices, individually or in the aggregate, do not have and could not reasonably be expected have a Seller Material Adverse Effect;

          (e) Neither Seller nor any Seller Subsidiary has received any written notice, complaint or claim with respect to the Purchased Assets to the effect that any Seller or Seller Subsidiary is or may be liable to any Person as a result of the presence, management, Remedial Action, Release or threatened Release of a Hazardous Substance;

          (f) Seller has made available to Buyer copies of all non-privileged environmental or health and safety related assessments, studies, reports, analyses, regulatory inspection reports, correspondence with regulatory authorities and results of investigations or Remedial Action involving the Purchased Assets ("Environmental Reports"), including but not limited to Environmental Reports pertaining to Releases, Remedial Action, underground and above-ground storage tanks, polychlorinated biphenyls ("PCBs"), asbestos in any buildings or products, off-site disposal of wastes, and environmental consent orders, fines and penalties, that are in Seller's or Seller's Subsidiaries' possession, custody or control;

          (g) There does not exist, is not occurring and, to the knowledge of Seller, has not occurred at any time any Release or management of any Hazardous Substance on, in, under, to or from any of the Purchased Assets in violation of any Environmental Law or that may result in any Liability or obligation of the Seller, any Seller Subsidiary, or the Buyer;

          (h) Neither Seller nor any Seller Subsidiary owns or operates, nor to knowledge of Seller, has any of them formerly owned or operated, any site, nor has the Seller or any Seller Subsidiary sent waste to a site, that (i) was not an authorized waste disposal facility pursuant to Environmental Law, (ii) has been placed on the "National Priorities List," the "CERCLIS" list or any other list of sites published by a Governmental Body with suspected or confirmed environmental problems, (iii) is subject to or the source of a claim, administrative order or other request to undertake Remedial Action or to pay money under any Environmental Law, or
(iv) is otherwise the subject of any investigation relating to or arising under any Environmental Law;

          (i) Schedule 3.10 identifies (i) all on site locations where each Seller or Seller Subsidiary has Released, stored, or disposed of Hazardous Substances (except for storage of cleaning, pest control and office supplies held for use by Seller in the ordinary course of business), (ii) all underground storage tanks, and the capacity and contents of such tanks, located on any Premises or, to the knowledge of Seller, formerly located on any Premises, (iii) all lead based paint, asbestos or presumed asbestos that, to the knowledge of Seller, is contained in or forming part of any building, building component, structure or Premises owned, leased or otherwise occupied by Seller, and (iv) all PCBs used or stored at any Premises;

          (j) To the knowledge of Seller, no products made, manufactured, constructed, distributed, sold, leased, supported or installed by Seller or any Seller Subsidiary contain asbestos, asbestos containing material, mercury, mercury-containing material, PCBs or PCB-containing material; and

          (k)  This   Section  3.10   contains   the  sole  and   exclusive
representations and warranties of Seller with respect to Environmental Law.

     3.11 Financial Statement; Undisclosed Liabilities; Absence of Changes.
          ----------------------------------------------------------------

          (a) Schedule  3.11(a)  contains  true and complete  copies of the
following   financial   statements   of  the   Business   (the   "Financial
Statements"):

               (i) audited balance sheets as of September 30, 2000 and 2001, in each case with a report by PricewaterhouseCoopers LLP;

               (ii) audited statements of operations and cash flows for the years ended September 30, 2000 and 2001, in each case with a report by PricewaterhouseCoopers LLP; and

               (iii) unaudited balance sheets as of September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003 (the "Balance Sheets") and unaudited statements of operations for the three months and twelve months ended September 30, 2002, the three months ended December 31, 2002, the three and six months ended March 31, 2003 and the three and nine months ended June 30, 2003.

          (b)  Except  as set  forth on  Schedule  3.11(b),  the  Financial
Statements were prepared in accordance with GAAP (except, in the case of the unaudited Financial Statements, for normal and recurring year-end adjustments which, individually or in the aggregate, would not be material, and the omission of footnotes). The Financial Statements were prepared on the basis of the books and records of the Business (in each case, as of the date of such Financial Statements) and present fairly, in all material respects, the financial position of the Business as of the dates thereof and the results of its operations and cash flows for each of the periods then ended, in each case in conformity with GAAP applied on a consistent basis throughout the periods covered thereby.

          (c) Neither Seller nor any Seller Subsidiary has any Liability with respect to the Business that would have been required to be disclosed, reflected in or reserved against on the Balance Sheet as of June 30, 2003, other than (i) Liabilities disclosed, reflected or reserved against on the Balance Sheet as of June 30, 2003 or disclosed in the notes thereto, (ii) Liabilities incurred in the ordinary course of business since June 30, 2003, (iii) Liabilities incurred since June 30, 2003 that would not reasonably be expected to be material to the Business, (iv) the Liabilities set forth on Schedule 3.11(c), and (v) Liabilities incurred in connection with the transactions contemplated hereby. Except as set forth on Schedule 3.11(c), there are no Off-Balance Sheet Liabilities that relate to the Business.

          (d) Except as set forth on Schedule 3.11(d), since June 30, 2003 to the date of this Purchase Agreement, Seller and the Seller Subsidiaries have conducted and operated the Business in the ordinary course and there has not been any:

               (i) change, effect, event, occurrence or state of facts that has had, or would be reasonably likely to have, a Seller Material Adverse Effect;

               (ii) change in any method of accounting or accounting practice by Seller with respect to the Business, except for any change required by reason of a concurrent change in GAAP and any change or series of changes that did not have an impact of more than $500,000 with respect to any of the Financial Statements;

               (iii) (A) employment, retention, bonus, deferred compensation, severance, retirement or other similar agreement entered into with any Business Employee (or any amendment to any such existing agreement), (B) change in employment terms for any Business Employee, in each case other than in the ordinary course of business consistent with past practice with respect to Business Employees who are not officers of the Seller or any Affiliate of Seller, other than the Early Retirement Program, or (C) increase in the number of Business Employees by more than 2%;

               (iv) license or sublicense of any material rights to any Business Intellectual Property to any Third Party, or license or sublicense of any material rights in any Intellectual Property to any Third Party if any such license or sublicense would materially and adversely affect Buyer's ability to operate the Business after the Closing, or agreement to any material restriction on its use of any Business Intellectual Property;

               (v) sale or other disposition of any material assets of the Business, except Inventory in the ordinary course of business;

               (vi) acquisition of assets by or for the Business for consideration of $100,000 or more, or lease of any assets by or for the Business providing for annual payments by the Business of $100,000 or more, other than in the ordinary course of business consistent with past practice;

               (vii)   termination,   or  material  extension  or  material
modification, or waiver of any rights with respect to, any Material Contract, Assumed Lease, Premises, License except in the ordinary course of business consistent with past practice;

               (viii) Tax election or change in any Tax election or Tax accounting method, settlement of any audit or filing of any Tax Return by or with respect to Avaya Tianjin to the knowledge of Seller, other than as required by Law; or

               (ix) commitment on the part of Seller, any Seller Subsidiary or the Business to do any of the foregoing.

     3.12 Intellectual Property.
          ---------------------

          (a) Seller or one of the Seller Subsidiaries (i) owns and has the right to assign to Buyer all of the Intellectual Property that it is assigning to Buyer, and (ii) has a valid right to license all of the Intellectual Property that it is licensing to Buyer pursuant to and in accordance with the terms of the Intellectual Property Agreements (collectively, the "Business Intellectual Property"). Except for rights arising under the Nonassignable Licenses, rights to use the Licensed Avaya Trademarks other than as provided in Section 5.7 and as otherwise described on Schedule 3.12(a), the Business Intellectual Property constitutes, and upon the Closing, Buyer will have, all of the rights in Business Intellectual Property required for Buyer to operate the Business subsequent to the Closing Date in the manner that the Business is being conducted as of the date hereof and as of the Closing Date, and to make, have made, use, lease, import, offer to sell and sell the products of the Business, as such products existed as of the date hereof and as of the Closing. Except as otherwise disclosed on Schedule 3.12(a), neither Seller nor any of the Seller Subsidiaries has agreed to any restrictions on the use of Business Intellectual Property that would adversely affect the Buyer's rights under the Intellectual Property Agreements.

          (b) Except as set forth on Schedule 3.12(b), to Seller's knowledge (i) neither Seller nor any of the Seller Subsidiaries has infringed the Intellectual Property of any Third Party in its conduct of the Business and (ii) there are no claims, notices or demands of any Third Party pertaining to the Business Intellectual Property with respect to the operation of the Business by Seller or the Seller Subsidiaries or with respect to the Purchased Assets, other than any such claims or demands that individually or in the aggregate do not have and would not reasonably be expected to have a Seller Material Adverse Effect. Except as set forth on
Schedule 3.12(b), no proceedings have been instituted, or, to Seller's knowledge, are pending which challenge the rights of Seller or any Seller Subsidiary with respect to the Business

Intellectual Property, other than any such proceedings that individually or in the aggregate do not have and would not reasonably be expected to have a Seller Material Adverse Effect.

          (c) Each License that is included in the Business Intellectual Property is valid, binding and enforceable against Seller or the applicable Seller Subsidiary and, to Seller's knowledge, the other parties thereto, in accordance with its terms, and is in full force and effect. Except as set forth on Schedule 3.12(c), neither Seller nor any Seller Subsidiary has received any written notice that it is in default under or in breach of or is otherwise delinquent in performance under any such License and, to Seller's knowledge, each of the other parties thereto has performed all obligations required to be performed by it under, and is not in default under, any such License and no event has occurred that, with notice or lapse of time, or both, would constitute such a default, except for breaches, failures of performance or defaults that individually or in the aggregate do not have and would not reasonably be expected to have a Seller Material Adverse Effect.

          (d) At the Closing, Seller or one of the Seller Subsidiaries will provide, either by assignment or royalty-free license to Buyer, in accordance with and subject to the limitations of the Intellectual Property Agreements, all of the Business Intellectual Property. In the event that Seller breaches the warranty set forth in Section 3.12(a), Buyer shall provide Seller with a reasonable opportunity to cure that breach by the assignment or licensing by Seller or one of the Seller Subsidiaries to Buyer at no additional cost to Buyer, in accordance with the Intellectual Property Agreements, of those components of such technology which are required by Buyer to conduct the Business after the Closing and to make, have made, use, lease, import, offer to sell or sell any products of the Business, as such products existed as of the Closing Date. Notwithstanding the foregoing, under no circumstances shall Seller be required to grant to Buyer a license, right or other permission to use the Seller name, other than as set forth in Section 5.7 or in the Transitional Trademark License Agreement attached hereto as Exhibit C-6.

     3.13 Brokers. Other than CitiGroup Global Markets Inc., the fees and expenses of which will be paid by Seller, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Purchase Agreement based upon arrangements made by or on behalf of Seller or any Affiliate of Seller.

     3.14 Taxes.
          -----

          (a) (i) All Tax Returns with respect to a material amount of Taxes required to be filed with respect to the Business, any of the Purchased Assets and Avaya Tianjin have been filed in a timely manner (within any applicable extension periods); (ii) all such Tax Returns were (and as to Tax Returns not filed on the date hereof will be) true, complete and correct and all Taxes with respect to the Business, the Purchased Assets and Avaya Tianjin that are due (whether or not shown or required to be shown on any Tax Return) or claimed or asserted by any taxing authority to be due have been timely paid in full or have been properly reserved for in accordance with GAAP or, in the case of non-United States jurisdictions, generally accepted accounting procedures in such jurisdictions and will be timely paid in full by the due date thereof; (iii) there are no material Tax liens with respect to the Business, the Purchased Assets or Avaya Tianjin; and (iv) there are no audits or other administrative proceedings or court proceedings in the United States and, in the case of non-United States jurisdictions, to the knowledge of the Seller there are no audits or other administrative proceedings or court proceedings presently pending or threatened with regard to any Taxes related to the Business, Purchased Assets or Avaya Tianjin and no taxing authority has asserted any claims in writing with respect to any Taxes with respect to the Business and/or any of the Purchased Assets or Avaya Tianjin.

          (b) (i) None of the Purchased Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code or "tax exempt bond financed property" within the meaning of Section 168(g) of the Code and
(ii) none of the Purchased  Assets is subject to any lease made pursuant to
Section 168(f)(8) of the Internal Revenue Code of 1954.

          (c) Seller and each Domestic Subsidiary is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code and shall provide Buyer with the affidavit referred to in Section 1445(b)(2) of the Code. No Seller Subsidiary that is not a Domestic Subsidiary is selling pursuant to this Purchase Agreement a United States real property interest within the meaning of Section 897 of the Code. Avaya Tianjin does not own a United States real property interest within the meaning of Section 897 of the Code.

          (d) To the knowledge of Seller, no written claim has ever been made by an authority in a jurisdiction where Seller or any of the Seller Subsidiaries or Avaya Tianjin does not file Tax Returns, that it is or may be subject to taxation by that jurisdiction with respect to the Business, the Purchased Assets or Avaya Tianjin. To the knowledge of Seller, Avaya Tianjin is not the beneficiary of any extension of time with which to file any Tax Return.

          (e) Seller, each of the Seller Subsidiaries, with respect to the Business and Purchased Assets, and Avaya Tianjin have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

          (f) Since its formation, Avaya Tianjin has been consistently treated as a corporation for U.S. federal income tax purposes.

          (g) Except as set forth on Schedule 3.14(g), none of the Real Property is subject to any deferred, roll back tax or tax rebate or incentive program.

     3.15 Value-Added Resellers, Distributors and Suppliers. Seller and the Seller Subsidiaries have used their reasonable business efforts to maintain good working relationships with all of their respective customers, distributors, value-added resellers, dealers and suppliers. Since June 30, 2003, neither Seller nor any Seller Subsidiary has materially altered the conduct of its relations with value-added resellers, distributors or suppliers, including without limitation, sales terms and conditions.
Schedule 3.15 sets forth a complete and accurate list of the 10 largest distributors and value-added resellers, on the one hand, and suppliers, on the other hand, of the Business in terms of dollar value of goods and services sold and purchased by the Business, for the nine months ended June 30, 2003 and the fiscal year ended September 30, 2002. Except as set forth on Schedule 3.15, as of the date hereof, neither the Seller nor any Seller Subsidiary has been notified in writing by any distributor, value-added reseller or supplier listed in Schedule 3.15, that such distributor, value-added reseller or supplier intends to: (i) cease doing business with the Business; (ii) materially reduce the amount of business it now does with the Business; or (iii) materially alter the terms and conditions pursuant to which business will be conducted with the Business. Neither Seller nor any Seller Subsidiary with respect to the Business has entered into any Agreement with any distributor, supplier or value-added reseller which is intended to or has the effect of providing credit support to such distributor, supplier or value-added reseller, other than trade payables incurred in the ordinary course of business.

     3.16 Business Records. The Business Records have been maintained in accordance with good business practices and applicable legal and accounting
requirements,   reflect  only  bona  fide  and  genuine
transactions, and accurately reflect in all material respects the basis for the Seller's and the Seller Subsidiaries' respective financial position and results of operations.

     3.17 Litigation. Schedule 3.17 sets forth each instance in which Seller or any Seller Subsidiary with respect to the Business or the Real Property is as of the date hereof (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) a party or, to Seller's knowledge, threatened to be made a party to any action, suit, proceeding (including condemnation and takings proceedings), hearing, or investigation of, in, or before any Governmental Body or before any arbitrator in each case, specifically excluding any instances related to Environmental Law. None of the actions, suits, proceedings, hearings and investigations set forth on Schedule 3.17 would reasonably be expected to result in any Seller Material Adverse Change.

     3.18 Affiliated Transactions. Except as set forth on Schedule 3.18, there are no Agreements for the purchase and sale of products and services offered by the Business between the Seller, on the one hand, or any of its Affiliates (other than the Business), on the other hand.

     3.19 Product Recalls; Defects. Except as set forth in Schedule 3.19, since September 30, 2001, there has been no material pending, or to Seller's knowledge, threatened recall or investigation of any product or system of products sold by Seller or any Seller Subsidiary in connection with the Business. Since September 30, 2001 there has been no material pending, or to Seller's knowledge, threatened claim that any products manufactured, assembled or distributed by the Business are defective.

     3.20 Accounts Receivable. All Accounts Receivable of the Business, including without limitation all Accounts Receivable as shown on the Financial Statements, are bona fide receivables and were incurred in the ordinary course of business for products delivered or services rendered. As of the date of this Purchase Agreement, no notice has been received from any account debtor that any amount of such Accounts Receivable is subject to any pending or threatened set-off, discount or counterclaim of any kind, other than set-offs, discounts or counterclaims consistent with past practices and the applicable reserves for doubtful accounts reflected in the Financial Statements.

     3.21 Distributor Incentive and Marketing Programs. Schedule 3.21 includes copies of or accurate descriptions of the standard terms and conditions of distributor incentive and marketing programs for the products of Business sold in the United States. Except as set forth in Schedule 3.21, the products manufactured by the Business which have been sold by the Business in the United States, have been sold in all material respects in accordance with the standard distributor incentive and marketing programs.

     3.22 Inventory. All Inventory whether reflected on the Financial Statements or subsequently created or acquired, has been created or acquired in the ordinary course of business and is suitable, usable, or saleable for the purposes for which it is intended, subject to normal and customary allowances for spoilage, damage and outdated items. All Inventory has been valued on the Financial Statements based on the lower of market value or Seller's cost of the Inventory. The markdowns and provisions for obsolescence and shrinkage reflected on the Financial Statements have been fairly determined consistent with past practices in accordance with GAAP. The reserve for obsolescence and shrinkage reflected on the Financial Statements has been fairly determined consistent with past practices in accordance with GAAP and is adequate to provide for excess, slow moving, obsolete, defective, damaged or missing Inventory. Schedule 3.22 sets forth all Inventory consigned to or from Third Parties.

     3.23 Securities Act. (i) The Parent Shares issued to Seller pursuant to this Purchase Agreement will not be transferred or otherwise disposed of by Seller except in a transaction registered, or exempt from registration, under the Securities Act of 1933, as amended (the "Securities Act"), (ii) Seller is acquiring the Parent Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act; (iii) Seller understands that the Parent Shares have not been, and will not be, registered under the Securities Act or any state securities laws, by reason of their acquisition by Parent in a transaction exempt from the registration requirement thereof, and that the Parent Shares may not be sold unless such sale is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder; (iv) Seller further understands that the exemption from registration afforded by Rule 144 under the Securities Act (the provisions of which are known by Seller) depends on the satisfaction of various conditions and that, if applicable, Rule 144 may afford the basis for sales of Parent Shares only in limited amounts; (v) Seller is an "accredited investor" (as defined in Rule 501(a) under the Securities Act); and (vi) Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Parent Shares hereunder and is able to bear the economic risk of loss of such investment.

                                ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF BUYER

     Parent and Buyer represent and warrant to Seller, jointly and severally, that:

     4.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as currently conducted and to own or lease and operate its properties. Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite limited liability company power and authority to carry on its business as currently conducted and to own or lease and operate its properties. Each of Parent and Buyer is duly qualified to do business and is in good standing (in any jurisdiction that recognizes such concept) as a foreign corporation or limited liability company, as applicable, in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing individually or in the aggregate does not have and would not reasonably be expected to have a material adverse effect on the ability of Parent or Buyer to perform its respective obligations under this Purchase Agreement and the Collateral Agreements (a "Buyer Material Adverse
Effect"). Buyer was organized for the sole purpose of consummating the transactions contemplated by this Purchase Agreement, the Commitment Letter (as hereinafter defined) and the Collateral Agreements. Except for Liabilities incurred in connection with its organization or the negotiation and consummation of the transactions contemplated by this Purchase Agreement, the Commitment Letter and the Collateral Agreements, Buyer has neither incurred any Liabilities nor engaged in any business.

     4.2  Authorization; Binding Effect.
          -----------------------------

          (a) Each of Parent and Buyer has all requisite power and authority to execute and deliver this Purchase Agreement and the Collateral Agreements and to effect the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Purchase Agreement and the Collateral Agreements have been duly authorized by all requisite action.

          (b) This Purchase Agreement has been duly executed and delivered by each of Parent and Buyer and this Purchase Agreement is, and the Collateral Agreements, when duly executed and delivered by Parent and Buyer, as the case may be, will be valid and legally binding obligations of Parent and Buyer, enforceable against Parent and Buyer in accordance with their respective terms.

     4.3  Non-Contravention; Consents.
          ---------------------------

          (a) The execution, delivery and performance of this Purchase Agreement and the Collateral Agreements by each of Parent and Buyer and the consummation of the transactions contemplated hereby and thereby do not and will not (i) result in a breach or violation of any provision of Parent's certificate of incorporation or bylaws or Buyer's certificate of formation or limited liability company agreement, (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, Agreement, instrument or other arrangement or commitment to which Parent or Buyer is a party or by which they or their respective assets or properties are bound or (iii) violate any order, judgment, decree, rule or regulation of any Governmental Body having jurisdiction over Parent or Buyer or any of their respective properties, other than, in the case of clauses (ii) and (iii), any such violations, breaches, defaults, accelerations or cancellations of obligations or rights that individually or in the aggregate do not have and would not reasonably be expected to have a Buyer Material Adverse Effect.

          (b) Except as set forth on Schedule 4.3(b), no consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Buyer in connection with the execution and delivery of this Purchase Agreement and the Collateral Agreements or the consummation of the transactions contemplated hereby or thereby by Parent or Buyer, except for (i) any filings required to be made under the HSR Act and any applicable filings required under foreign Competition Laws and (ii) such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be obtained or made, individually or in the aggregate, do not have and would not reasonably be expected to have a Buyer Material Adverse Effect.

     4.4 SEC Reports; Financial Statements. Parent has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission ("SEC") since December 31, 2002 (any of the foregoing filed prior to the date hereof are referred to herein as the "Parent SEC Reports"). Each Parent SEC Report complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect as of the filing date of such Parent SEC Report. None of such Parent SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Parent SEC Report filed subsequently and prior to the date hereof. The audited consolidated financial statements of Parent included in the Parent SEC Reports fairly present in all material respects, the financial position of Parent as of the dates thereof and the results of its operations and cash flows for each for the periods then ended, in each case in conformity with GAAP applied on a consistent basis throughout the periods covered thereby (subject in the case of unaudited financial statements, to normal and recurring year-end audit adjustments which, individually or in the aggregate, would not be material).

     4.5 Parent Common Stock. The Parent Shares to be issued to Seller as a portion of the Purchase Price have been duly authorized and, when issued at Closing, shall be validly issued, fully paid and nonassessable. The shares of Parent Common Stock to be issued upon conversion of the Convertible Note have been duly authorized and reserved, and when issued upon conversion of the Convertible Note in accordance with the terms of the Convertible Note, shall be validly issued, fully paid and nonassessable.

     4.6 Brokers. Other than Wachovia Capital Markets, LLC, the fees and expenses of which will be paid by Parent and Buyer, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Purchase Agreement based on arrangements made by or on behalf of Parent or Buyer or any of their Affiliates.

     4.7 Sufficiency of Funds. Parent has delivered to Seller a true and complete copy of a letter of commitment obtained by Parent from Wachovia Bank, National Association to provide debt financing for the transactions contemplated hereby pursuant to a senior secured credit facility (the "Commitment Letter"). An executed copy of the Commitment Letter is attached hereto as Exhibit H. Assuming that the financing contemplated by the Commitment Letter is consummated in accordance with the terms thereof, the funds to be borrowed thereunder by Parent (including, if applicable, with respect to the special closing commitment), together with Parent's available cash, will provide sufficient funds to Parent and Buyer to make the Cash Payment and to consummate the transactions contemplated hereby. As of the date of this Purchase Agreement, to the actual knowledge of senior management of Parent, there are no facts or circumstances related to the business, assets, condition or operation of Parent and its subsidiaries or the Business that create a reasonable basis for Parent to believe that Parent will not be able to obtain the financing contemplated by the Commitment Letter.

     4.8  No Inducement or Reliance; Independent Assessment.
          -------------------------------------------------

          (a) With respect to the Purchased Assets, the Business and any other rights or obligations to be transferred hereunder or under the Collateral Agreements or pursuant hereto or thereto, neither Parent nor Buyer has been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller, any Affiliate or any agent, employee, attorney or other representative of Seller or by any other Person representing or purporting to represent Seller, that are not expressly set forth in this Purchase Agreement or in the Collateral Agreements (including the Schedules and Exhibits hereto and thereto), whether or not any such representations, warranties or statements were made in writing or orally.

          (b) Each of Parent and Buyer acknowledges that it has made its own assessment of the present condition and the future prospects of the Business and is sufficiently experienced to make an informed judgment with respect thereto. Each of Parent and Buyer further acknowledges that neither Seller nor any Affiliate of Seller has made any warranty, express or implied, as to the future prospects of the Business or its profitability for Parent or Buyer or with respect to any forecasts, projections or business plans prepared by or on behalf of Seller and delivered to Buyer in connection with the Business and the negotiation and the execution of this Purchase Agreement.

                                 ARTICLE V

                             CERTAIN COVENANTS

     5.1  Access and Information.
          ----------------------

          (a) Upon reasonable advance notice, Seller shall, and shall cause its Affiliates to, give to Parent, Buyer and their officers, employees, accountants, counsel and other representatives reasonable access (including for the purpose of inspection and copying) during Seller's or the applicable Affiliate's normal business hours prior to the Closing to the Real Property, Purchased Assets, Business Records and Business Employees and to all of Seller's or the applicable Affiliate's properties, books, contracts, commitments, reports of examination and records (excluding confidential portions of personnel and medical records) directly relating to the Business, the Purchased Assets or the Assumed Liabilities (but excluding the Excluded Assets and Excluded Liabilities and subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege or Third-Party confidentiality obligation) for the purpose of allowing Parent and Buyer to (i) observe Seller's year end audit, including an audit of the physical Inventory, (ii) conduct appraisals of the Purchased Assets and (iii) conduct environmental due diligence. Seller shall, and shall cause its Affiliates to, assist Parent and Buyer, at Parent's and Buyer's expense, in making such investigation and shall cause its counsel, accountants, engineers, consultants and other non-employee representatives to be reasonably available to Parent and Buyer for such purposes. In conducting any inspections, sampling, investigations or tests of the Transferred Premises or Leased Premises or in installing any temporary monitoring wells or equipment thereon, Parent, Buyer and their agents and representatives shall: (i) not interfere in any material respect with the operation and maintenance of the Transferred Premises and Leased Premises; (ii) not damage in any material respect any part of the Transferred Premises and Leased Premises or any personal property owned or held by any Third Party; (iii) comply with all applicable Laws; (iv) promptly pay when due all of its costs of all tests, investigations, and examinations performed by or on behalf of Parent and Buyer with regard to the Transferred Premises and Leased Premises; (vi) not permit any Encumbrances to attach to the Transferred Premises or Leased Premises by reason of the exercise of its rights hereunder; (vii) repair any damage to the Transferred Premises and Leased Premises resulting directly or indirectly from any such inspection or tests; (viii) carry insurance reasonably requested by Seller, name Seller as an additional insured thereunder, and provide Seller with copies of such insurance; (ix) not reveal or disclose prior to Closing any information obtained concerning the Transferred Premises and Leased Premises to any Third Parties, except as reasonably necessary to effectuate the Closing or except as may be otherwise required by applicable Law; and (x) not take subsurface soil or groundwater samples in the vicinity of the Designated Remedial Action without Seller's consent (which consent shall not be unreasonably withheld or delayed).

          (b) Each of Parent and Buyer indemnifies and holds Seller harmless from and against any and all Encumbrances, claims, causes of action, damages, Liabilities and expenses (including reasonable attorneys' fees) arising out of Parent's and Buyer's negligent inspections, sampling, investigations or tests, or Parent's and Buyer's negligent installation of any temporary monitoring wells or equipment permitted under this Purchase Agreement; provided, however, the indemnity in this Section 5.1(b) shall not extend to protect Seller from any Encumbrances, claims, causes of action, damages, Liabilities and expenses (including reasonable attorneys' fees) arising out of discovery by Parent or Buyer of any Hazardous Substance or contamination. Parent's and Buyer's obligations under this
Section 5.1(b) shall survive the termination of this Purchase Agreement and shall survive the Closing for 18 months and shall be subject to the indemnification claims procedures in Section 9.6.

          (c) After the Closing Date, each of the parties shall, and shall cause their respective Affiliates to, provide to each other and to their respective officers, employees, counsel and other representatives, upon request (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege or Third-Party confidentiality obligation), reasonable access for inspection and copying of all Business Records, Governmental Permits, Licenses, Leases, Contracts, insurance records and any other information existing as of the Closing Date and relating to the Business, the Purchased Assets or the Assumed Liabilities, and shall make their respective personnel reasonably available for interviews, depositions and testimony in any legal matter concerning transactions contemplated by this Purchase Agreement, the operations or activities relating to the Business or the Purchased Assets and as otherwise may be necessary or desirable to enable the party requesting such assistance to: (i) comply with any reporting, filing or other requirements imposed by any Governmental Body; (ii) assert or defend any claims or allegations in any litigation or arbitration or in any administrative or legal proceeding, other than claims or allegations that one party to this Purchase Agreement has asserted against the other; or (iii) subject to clause (ii) above, perform its obligations under this Purchase Agreement. The party requesting such information or assistance shall reimburse the other party for all reasonable out of pocket costs and expenses incurred by such party in providing such information and in rendering such assistance. The access to files, books and records contemplated by this Section 5.1(c) shall be during normal business hours and upon reasonable prior notice and shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein.

          (d) Buyer shall preserve all Business Records, Licenses, Leases, Contracts and Governmental Permits for at least seven years after the Closing Date. After such seven-year period and at least 90 days prior to the planned destruction of any Business Records, Licenses, Leases, Contracts or Governmental Permits, Buyer shall notify Seller in writing and shall make available to Seller, upon its request, such Business Records, Licenses, Leases, Contracts and Governmental Permits. Buyer further agrees that, to the extent Business Records, Licenses, Leases, Contracts or Governmental Permits are placed in storage, they will be indexed in such a manner as to make individual document retrieval possible in an expeditious manner.

          (e) Seller shall use its commercially reasonable efforts to deliver to Buyer a current, accurate survey of the Nebraska Property, and shall provide reasonable assistance to Buyer in order for Buyer to obtain, at Buyer's expense, a current title insurance commitment on the Nebraska Property.

     5.2 Conduct of Business. From and after the date of this Purchase Agreement and until the Closing Date, except as set forth on Schedule 5.2 or as otherwise contemplated by this Purchase Agreement or as Parent and Buyer shall otherwise consent to in writing, Seller and each of the Seller Subsidiaries, with respect to the Business:

          (a) will carry on the Business in the ordinary course and, to the extent consistent therewith, use commercially reasonable best efforts to keep intact the Business, and keep available the services of the Business Employees;

          (b) will not permit, other than in the ordinary course of business or as may be required by applicable Law or a Governmental Body, any of the Purchased Assets (real or personal, tangible or intangible) to be sold, licensed or subjected to any Encumbrance (other than a Permitted Encumbrance);

          (c) (i) will not file any new original patent application on invention disclosures resulting from research and development activities of the Business other than foreign patent applications based on previously filed United States patent applications, and (ii) will not sell, lease, license, transfer or dispose of any asset valued in excess of $250,000 that would otherwise be a Purchased Asset, except (A) the Transferred Avaya Tianjin Shares pursuant to the organizational documents of Avaya Tianjin or the Avaya Tianjin Joint Venture Agreement, (B) sales of Inventory in the ordinary course of business consistent with past practice, and (C) the failure to pay maintenance fees for patent registrations to the extent that Seller has notified Buyer in writing as of the date hereof of its intent to abandon specific patent registrations and Buyer has not objected in writing;

          (d) will not acquire any asset that will be a Purchased Asset except in the ordinary course of business;

          (e) will not enter into, terminate, or materially extend or materially modify, or waive any rights with respect to, any Material Contract, Assumed Lease, Premises or License or modify any Encumbrance on the Real Property, except (other than with respect to Licenses related to the Business Intellectual Property) in the ordinary course of business, provided, however, that Seller will not extend either of the Leases for the Leased Premises set forth on Schedule 3.6(a) located in Richardson, Texas;

          (f) will not incur or assume any Indebtedness other than Indebtedness that will constitute Excluded Liabilities;

          (g) will not adopt, amend or terminate any Company Plan in a manner affecting Business Employees, except as required by applicable Law or pursuant to any of the Agreements listed on Schedule 2.1(m);

          (h) will not increase the number of Business Employees by more than 2% from the number as of the date hereof, increase the rate of compensation for any of the Business Employees or otherwise enter into or alter any employment, consulting or managerial services agreement affecting the Business or Business Employees, except (i) for normal merit or cost-of-living increases to non-executive Business Employees, or (ii) in the ordinary course of business consistent with past practice;

          (i) will make capital expenditures necessary or advisable to maintain the business in accordance with the capital expenditures budget attached hereto as Schedule 5.2(i) and will not commit Buyer to make any capital expenditures in excess of $250,000 in the aggregate;

          (j) will not make a change or series of changes in any method of accounting practice by the Seller with respect to the Business except for any change required by reason of a concurrent change in GAAP and any change that will not have an impact of more than $500,000 with respect to any of the Financial Statements;

          (k) will not license or sublicense any rights to any Business Intellectual Property to any Third Party, or license or sublicense any rights in any Intellectual Property to any Third Party if any such license or sublicense would adversely affect Buyer's rights under the Intellectual Property Agreements, or agree to any restriction on its use of any Business Intellectual Property;

          (l) except as required by applicable Law and excluding Avaya Tianjin from the definition of Seller Subsidiary for the purposes of this clause, will not cause, participate, facilitate or suggest that Avaya Tianjin file any Tax Return, or make any Tax election, other than in a manner consistent with past practice, or settle any audit, examination or other claim for Taxes, or change any accounting or Tax methods, practices or policies;

          (m) will perform and comply in all material respects with its obligations under the Material Contracts;

          (n) will use commercially reasonable efforts to maintain good working relationships with all of the customers, distributors, value-added resellers, dealers and suppliers of the Business and will not materially alter its working relationships with customers, distributors, value-added resellers, dealers and suppliers, including sales terms and conditions;

          (o) will maintain and operate the Real Property in the same manner as it currently is being maintained and operated; and

          (p) will not enter into any agreement or commitment with respect to any of the foregoing.

     5.3  Tax Reporting and Allocation of Consideration.
          ---------------------------------------------

          (a) Seller and Buyer acknowledge and agree that (i) Seller will be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Seller or any Seller Subsidiary to any Business Employee in connection with the operation or conduct of the Business prior to or on the Closing Date and (ii) Buyer will be responsible for and will perform, or where applicable will cause Avaya Tianjin to perform, all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Buyer or Avaya Tianjin to any Transferred Employee in connection with the operation or conduct of the Business after the Closing Date.

          (b) Seller and Buyer recognize their mutual obligations pursuant to Section 1060 of the Code to timely file IRS Form 8594 (the "Asset Acquisition Statement") with their respective United States federal income tax returns. Accordingly, Buyer shall furnish Seller, no later than 120 days after the Closing Date, a proposed allocation of the Purchase Price for United States federal income tax purposes and the Assumed Liabilities among the Purchased Assets consistent with the provisions of Section 1060 of the Code and the Treasury Regulations thereunder. Seller shall have thirty days after its receipt of Buyer's proposed allocation to object to such allocation. If Seller objects, Buyer and Seller negotiate in good faith to resolve such objections. Any issues not resolved by such negotiations shall be submitted to an independent accounting firm of national standing satisfactory to the parties which shall resolve the issues within 30 days after submission of the issues to such accounting firm. The costs of the accounting firm shall be shared equally by Seller and Buyer. The parties agree to prepare the Asset Acquisition Statement in accordance with the allocations proposed by Buyer as amended by the results of the negotiations and resolutions of the accounting firm described above and to timely file such Asset Acquisition Statement with their respective United States federal income tax returns and neither Seller nor Buyer shall take a Tax position which is inconsistent with such Purchase Price allocation; provided, however, that the parties agree that, in all events, the Asset Acquisition Statement will provide that the portion of the Purchase Price and the Assumed Liabilities allocated to any of the Purchased Assets which are held by a Seller Subsidiary that is not a Domestic Subsidiary shall be equal to the net book value of such Purchased Assets as of the Closing Date, or the Subsequent Closing, as applicable.

          (c) Buyer and Seller hereby agree that the portion of the Purchase Price properly attributable to the Purchased Assets situated in Ireland or otherwise related to Ireland consists entirely of cash, being part of the Cash Payment. The applicable Seller Subsidiary shall produce to Buyer (or Buyer's assignee or assignees under Section 10.4, if appropriate) prior to Closing a tax certificate under Section 980 of the Irish Taxes Consolidation Act, 1997 (as amended) in relation to the land and buildings situated in Ireland that are part of the Purchased Assets.

     5.4  Transferred Employees.
          ---------------------

          (a) As of the Closing Date (for purposes of this Section 5.4, the Closing Date shall also refer to the date of each Subsequent Closing, as applicable), Buyer shall make offers of employment to all Business Employees listed on Schedule 3.8(a)(i) as amended and presented to Buyer at Closing and anytime prior to Closing if reasonably requested by Buyer (including those absent due to vacation, holiday, illness, leave of absence or short-term disability, but excluding any Business Employees on long-term disability, any Business Employee whose employment is automatically transferred to Buyer pursuant to any applicable Law of any non-U.S. jurisdiction (a "non-U.S. Law") regardless of whether such Business Employee accepts Buyer's offer of employment ("Mandatorily Transferred Employees") with respect to which the terms of Section 5.4(p) shall apply, or any Business Employee employed by Avaya Tianjin); provided that: (i) unless otherwise required under applicable non-U.S. Law, with respect to any Business Employee who is on leave or short-term disability as of the Closing Date, Buyer shall only be required to make offers of employment to such Business Employees who are able and willing to return to work within 180 days after the Closing Date, and (ii) with respect to Business
Employees covered by a Collective Bargaining Agreement or a Non-U.S. Collective Bargaining Agreement, Business Employees on leave, short-term disability or long-term disability on the Closing Date who subsequently are able and willing to return to work shall be offered employment if, as and when required by the applicable Agreement. A Business Employee who accepts Buyer's offer of employment and commences employment with Buyer or who is a Mandatorily Transferred Employee, in either case, as of the effective date of their employment with Buyer, are collectively referred to as "Transferred Employees"; provided, however, that no Early Retiree shall be a Transferred Employee. Transferred Employees who are represented by a union on the Closing Date are referred to as "Represented Transferred Employees"; and Transferred Employees who are not represented by a union on the Closing Date are referred to as "Salaried Transferred Employees." Employment with Buyer of Transferred Employees shall be effective as of the day following the Closing Date, except that (x) the employment of Salaried Transferred Employees receiving short-term disability benefits or on approved leave of absence (excluding vacation, holiday, scheduled non-working day or illness other than short-term disability) on the Closing Date will become effective as of the date they present themselves for work with Buyer; provided, however, that Buyer shall not be required to employ any Salaried Business Employee who is able to return to active service and does not present himself or herself for work with Buyer on the first Business Day following the last day of his or her approved absence, and no such Business Employee shall be a Transferred Employee, and (y) the employment of the Represented Transferred Employees receiving short-term or long-term disability benefits or on an approved leave of absence on the Closing Date will become effective if, as and when required by the applicable Agreement. Buyer agrees to assume all immigration-related rights, duties and obligations of Seller with regard to both nonimmigrant and immigrant processes, including the obligations of all certified labor condition applications, labor certification applications, and immigrant visa petitions, and act as successor in interest with regard to such applications and petitions.

          (b) As of the Closing Date, Buyer or an Affiliate of Buyer shall adopt, or cause to be adopted for the benefit of U.S. Salaried Transferred Employees a total compensation package of salary, bonus opportunity and benefits (other than retiree welfare benefits and defined benefit pension plans) that is in the aggregate comparable to that provided to U.S. Salaried Transferred Employees by Seller on the Closing Date (other than retiree welfare benefits and defined benefit pension plans); provided that nothing herein shall prohibit Buyer or any of its Affiliates from amending or terminating any plan at any time following the Closing Date. Each employee benefit plan (as described in Section 3(3) of ERISA) of Buyer and its subsidiaries, including pension plans, welfare plans, vacation plans and severance plans, shall recognize (i) for purposes of satisfying any deductibles, co-pays and out-of-pocket maximums during the coverage period that includes the Closing Date, any payment made by any Transferred Employee towards deductibles, co-pays and out-of-pocket maximums in any comparable Company Plan and (ii) for purposes of eligibility to participate, early retirement eligibility (if any), early retirement subsidies (if any), vesting and schedule of benefits, all service with Seller or a Seller Subsidiary, including service with predecessor employers that was recognized by any comparable Company Plan and any prior unbridged service with Seller or a Seller Subsidiary; provided that such service shall not be recognized to the extent such recognition would result in a duplication of benefits or if such service would not have been recognized under Buyer's plan in respect of its employees.

          (c) Subject to any agreements set forth in the Transition Services Agreement, Seller agrees to maintain the Avaya Inc. Reimbursement Account Plan ("Seller's Cafeteria Plan") until the later of (i) December 31, 2003, and (ii) the last day on which claims may be submitted to Seller's Cafeteria Plan pursuant to the terms thereof for the period ending December 31, 2003 ("Last Day"), for the benefit of each Transferred
Employee who has such an account under Seller's Cafeteria Plan on the Closing Date, and shall permit any and all of such Transferred Employees to continue their participation in Seller's Cafeteria Plan through December 31, 2003. Through and including December 31, 2003, Seller shall continue to accept contributions made pursuant to any existing salary reduction elections made by Transferred Employees under Seller's Cafeteria Plan for the 2003 plan year. Such elections shall be honored by Buyer as if such elections were made under a cafeteria plan qualified under Section 125 of the Code maintained by Buyer, and Buyer shall transfer to Seller any such contributions made by a

Transferred Employee pursuant such an election promptly after receipt of such contributions. Seller shall accept and process any claims incurred on or prior to December 31, 2003 under Seller's Cafeteria Plan in accordance with the terms thereof. Buyer agrees to reimburse Seller for any reasonable costs incurred as a result of Seller's administration of Seller's Cafeteria Plan for the period commencing after the Closing Date and ending on the Last Day, provided that such costs shall be limited to those attributable to Transferred Employees who are actually employed by Buyer.

          (d) Seller shall cause all Transferred Employees to become fully vested in the Avaya Inc. Savings Plan, the Avaya Inc. Savings Plan for Salaried Employees, the Avaya Inc. Pension Plan, the Avaya Inc. Pension Plan for Salaried Employees (Services Based Program and Account Balance Program), the Avaya Inc. Deferred Compensation Plan, the Avaya Inc. Supplemental Pension Plan and to the extent required by applicable Law or the terms of the applicable plan documents, the Avaya equity programs (as applicable) on the Closing Date and agrees to contribute any matching contributions to the Avaya Inc. Savings Plan and the Avaya Inc. Savings Plan for Salaried Employees on such date that such contributions are normally made under such plans, without regard to whether the Transferred Employee is employed by Seller on such contribution date, and to amend such plans, if necessary, to permit such contributions.

          (e) Buyer shall, on or prior to a date (the "First Transfer Date") to be mutually agreed by Buyer and Seller, establish a defined benefit pension plan (the "Buyer Represented Pension Plan"), with trusts thereunder (the "Represented Pension Trust"), for the purpose of accepting a transfer of the pension plan liabilities and assets attributable to Represented Transferred Employees, as described herein. Buyer shall prior to the First Transfer Date provide Seller with written evidence of (i) the adoption of the new plan by Buyer, (ii) the creation of the trust thereunder, and (iii) the submission by Buyer of such plan to the IRS for a favorable determination letter. On the First Transfer Date, Seller will transfer or cause to be transferred from the trust under the Avaya Pension Plan to the Represented Pension Trust, cash or, to the extent agreed by the parties, marketable securities/units in commingled funds, in an amount equal to 90% of the estimated Pension Transfer Amount for the Represented Transferred Employees (the "First Pension Transfer Amount"), plus earnings on the amounts transferred from the Closing Date through the First Transfer Date at a rate equal to the actual investment gain or loss (realized and unrealized) on the assets of the Avaya Inc. Pension Plan for which a daily valuation is made (assuming no change in the allocation of assets among the different investment accounts after the Closing Date and all benefit payments are made from a fixed income investment account designated by Seller and reasonably acceptable to Buyer) (the "Actual Return"). As of a date not more than 60 days after the First Transfer Date (the "Second Transfer Date"), Seller shall transfer or cause to be transferred from the trust under the Avaya Pension Plan to the Represented Pension Trust cash or, to the extent agreed by the parties hereto, marketable securities/units in commingled funds, in an amount (the "Second Pension Transfer Amount") equal to the sum of (i) the Pension Transfer Amount minus the First Pension Transfer Amount, plus (ii) earnings on the amount described in clause (i) from the Closing Date through the Second Transfer Date equal to the Actual Return. In the event the Second Pension Transfer Amount is less than zero, then Buyer shall transfer or cause to be transferred such amount in cash from the Represented Pension Trust back to the trust under the Avaya Inc. Pension Plan, plus investment gain or loss thereon based on the fixed income portfolio under Buyer's Represented Pension Plan. Subject to the completion of the foregoing asset transfers, as of the Closing Date, all of the obligations and associated Liabilities of the Avaya Inc. Pension Plan relating to the Represented Transferred Employees shall be assumed in full by the Buyer Represented Pension Plan, except that prior to the First Transfer Date all payments required under the Avaya Inc. Pension Plan shall be made by the Avaya Inc. Pension Plan.

          (f) For purposes of this Section 5.4, the "Pension Transfer Amount" shall mean the minimum required transfer amount determined in accordance with the terms of the Avaya Inc. Pension Plan and the requirements of Section 414(1) of the Code based on the accrued benefit obligation, as of the

Closing Date, of Represented Transferred Employees as if they were employed as of such date by Seller, utilizing the "safe harbor" rates and assumptions set forth in the regulations promulgated under Section 4044 of ERISA as of the Closing Date, except that the termination and retirement rate assumptions utilized for purposes of this Section 5.4(f) shall be the assumptions set forth on Schedule 5.4(f) and no expense load, including any loading charge determined under the Loading Assumptions set forth in Appendix C to Part 4044 of the PBGC Regulations, shall be charged and the assets of the Avaya Inc. Pension Plan shall be deemed to include all accrued but unpaid contributions to the plan.

          (g) Assets of certain of Seller's Voluntary Employees' Benefits Associations ("VEBAs") will be transferred to Buyer's VEBAs as described in this Section 5.4(g).

               (i) This Section 5.4(g)(i) shall govern the transfer of assets from the Avaya Post-retirement Life and Health VEBAs for Represented Transferred Employees (also referred to herein as the "Avaya VEBAs") to one or more corresponding Buyer Post-retirement Life and Health VEBAs (also referred to herein as the "Buyer VEBAs"), which Buyer shall establish and submit to the IRS for a favorable ruling as to their tax-exempt status prior to the Second Transfer Date. If Seller is reasonably satisfied that the corresponding Buyer Post-retirement Life and Health VEBAs are tax-exempt under Section 501(c)(9) of the Code, then on or prior to the Second Transfer Date, Seller shall determine the aggregate present value, as of the Closing Date, of the accumulated post-retirement benefit obligation of the Avaya Inc. Retiree Medical Expense Plan and the Avaya Inc. Life Insurance Plans (together the "Avaya Retiree Welfare Plans") funded by such Avaya Post-retirement Life and Health VEBAs, with respect to all Represented Transferred Employees (the "Retiree Welfare Liabilities"), and shall transfer or cause to be transferred to Buyer's Post-Retirement Life and Health VEBAs cash or, to the extent agreed by the parties, marketable securities/units in commingled funds, in an amount determined as set forth below. Such amount (the "VEBA Transfer Amount") shall be equal to the fair market value as of the Closing Date of the assets of the plans funded by such Avaya VEBAs multiplied by a fraction, the numerator of which shall be the accumulated post-retirement benefits obligation under FAS 106 for Represented Transferred Employees whose post-retirement life and health benefits are funded by such VEBAs, and the denominator of which shall be the accumulated post-retirement benefits obligation under FAS 106 for all participants and dependents whose post-retirement life and health benefits are funded by such VEBAs. Buyer and Seller shall adopt, and shall use their reasonable best efforts to cause their insurers to adopt, procedures to implement such asset transfers in a reasonable and expeditious manner that is consistent with the underlying group life insurance contracts and applicable legal requirements.

               (ii) For purposes of this Section 5.4(g), all Liability determinations shall be made as of the Closing Date, based on the active and inactive census data as of the Closing Date. For purposes of determining the Retiree Welfare Liabilities, the assumptions and methods shall be those set forth on Schedule 5.4(f). The amounts to be transferred as described above shall be decreased by the aggregate amount of any payments made by an Avaya VEBA with respect to Represented Transferred Employees prior to such transfer, and adjusted by earnings or losses on the amounts transferred from the Closing Date through the date of such transfer at a rate equal to the actual investment gain or loss (realized and unrealized) on the assets of the Avaya VEBAs. Upon the completion of the foregoing transfer, all obligations and associated liabilities of each of the Avaya Post-retirement Life and Health VEBAs with respect to the Represented Transferred Employees shall be assumed in full by the corresponding Buyer Post Retirement Life and Health VEBAs, and prior to the completion of the asset transfers described in this Section 5.4(g), all payments required under the Avaya Retiree Welfare Plans shall be made by Buyer's portion of the Avaya VEBAs. Nothing in this Purchase Agreement shall be interpreted to provide that any assets transferred pursuant to this Section 5.4(g) have reverted to Seller or Buyer.

          (h) Seller, on or prior to the Second Transfer Date, shall notify Buyer in writing of Seller's determination of the amounts of assets required to be transferred in accordance with the provisions of Sections 5.4(e), (f), (g) and (s) and the defined benefit pension plan projected benefit obligation, as defined in FAS 87 in respect of the Represented Transferred Employees, as of the Closing based on the assumptions set forth on Schedule 5.4(f) (the "Pension Liabilities"), the defined benefit pension plan projected obligation, as defined in FAS 87 in respect of the Transferred Employees located in Ireland as of the Closing based on the assumptions set forth on Schedule 5.4(s) (the "Irish Pension Liabilities"), and the Retiree Welfare Liabilities based on the assumptions set forth on
Schedule 5.4(f), and shall provide Buyer with a copy of the census data and actuarial reports (which shall be prepared in accordance with the professional standards applicable thereto) relating to the determination of such amounts, together with such related materials as Buyer may reasonably request, and, in the case of the transfers of assets contemplated by Sections 5.4(e), (f), (g) and (s), shall provide Buyer with a written determination by Seller's actuary that the amounts of assets proposed to be transferred are not less than the required amounts determined in accordance with this Purchase Agreement.

          (i) Buyer shall notify Seller in writing of Buyer's disagreement with any determination made by Seller pursuant to Section 5.4(h) as soon as practicable and in any event within 180 days after the date on which the information specified in Section 5.4(h) is provided to Buyer. If no such notice is given by Buyer prior to the expiration of the foregoing period, the determinations contained in Seller's notice to Buyer shall be conclusive and binding upon the parties hereto. If Buyer gives written notice to Seller prior to the expiration of the foregoing period setting forth any objections to the determinations made by Seller, the parties shall attempt in good faith to reach an agreement as to all matters in dispute. If the parties hereto, notwithstanding such good-faith effort, fail to resolve all matters in dispute within 30 days after Buyer advises Seller of its objections, then any remaining disputed matters shall be finally and conclusively determined by a qualified independent actuary selected by Seller and Buyer, which actuary shall not be the regular actuary of either party. Promptly, but in no event later than 30 days after its acceptance of its appointment, the actuary shall determine only those matters in dispute and shall render a written report as to the disputed matters and the resulting calculation of the pension or other assets required to be transferred by Seller in accordance with the provisions of
Section 5.4(e), (f), (g) and (s), which report shall be conclusive and binding upon the parties. The parties shall share the fees and expenses of the actuary equally.

          (j) If the sum of the Pension Liabilities and the Retiree Welfare Liabilities exceeds the sum of the Pension Transfer Amount and VEBA Transfer Amount (such excess herein referred to as the "Underfunding") by more than $66,700,000, then on the Second Transfer Date, the principal amount of the Convertible Note shall be reduced dollar for dollar, effective as of the Closing Date, by the amount of the Underfunding exceeding $66,700,000; provided, however, that to the extent that the amount of the Underfunding exceeding $66,700,000 reduces the amount of the Convertible Note to zero, Seller shall pay to Buyer by wire transfer of immediately available funds to such account or accounts as Buyer may designate to Seller in writing, the amount of the Underfunding exceeding $66,700,000 not so applied in reduction of the Convertible Note. If $66,700,000 exceeds the amount of the Underfunding, then on the Second Transfer Date, the principal amount of the Convertible Note shall be increased dollar for dollar, effective as of the Closing Date, by the amount of such excess; provided, however, that such increase shall not be in excess of $10,000,000. Any amounts paid under this Section 5.4(j) shall be paid together with interest thereon at the rate of interest per annum equal to the prime rate as announced by JP Morgan Chase Bank, N.A. on the date payment is to be made, calculated from the Closing Date through the date on which payment is made.

          (k) Seller hereby acknowledges that for FICA and FUTA Tax purposes, Buyer qualifies as a successor employer with respect to the Transferred Employees located in the United States ("U.S. Transferred Employees"). In connection with the foregoing, at Buyer's option, Seller agrees to follow the

"Alternative Procedures" set forth in Section 5 of Revenue Procedure 96-60. Buyer shall notify Seller of its intention to follow the "Alternative Procedures" on or immediately after the Closing Date. If the "Alternative Procedures" are followed, Seller and Buyer understand that Buyer shall assume Seller's entire obligation to furnish a Form W-2, Wage and Tax Statement, to the U.S. Transferred Employees. In addition to all personnel files and records relating to the Transferred Employees that Seller shall deliver to Buyer as of the Closing Date or as otherwise required by this Purchase Agreement, Seller shall timely provide Buyer with any and all other information (and in such format and media) as it shall reasonably request to properly comply with the requirements in the preceding sentence, which in no event shall be more than 10 Business Days after the date that Buyer notifies Seller of its intention to follow such "Alternate Procedures."

          (l) SS Holdings shall recognize the Unions as the exclusive bargaining representatives for the respective collective bargaining units of the Represented Transferred Employees and assume the Collective Bargaining Agreements effective as of the Closing Date. Buyer or its delegate shall recognize the union or equivalent Person under any Non-U.S. Collective Bargaining Agreement and shall assume each such Non-U.S.
Collective Bargaining Agreement effective as of the Closing Date. Buyer agrees that, as successor employer under each such collective bargaining agreement, it shall comply with any equitable relief legally binding on Buyer awarded pursuant to such collective bargaining agreements after the Closing Date.

          (m) Buyer shall make and be responsible for all accrued bonus, sales incentive or similar compensation payments, if any, to Transferred Employees for any period prior to the Closing Date and assumed pursuant to
Section 2.5, and neither Seller nor any of its Affiliates shall have any Liability with respect to such obligations.

          (n) Except as explicitly set forth in Section 5.4(c) and (g), (i) Seller shall retain all Liability for all medical, dental, life insurance or other welfare benefit claims incurred under its Company Plans on or prior to the Closing Date, and neither Buyer nor any of its Affiliates shall have any Liability with respect to such obligations, and (ii) after the Closing Date, Buyer shall be responsible for all such claims incurred after the Closing Date with respect to each Transferred Employee under and in accordance with Buyer's benefit plans. For purposes of this Section 5.4(n), a claim will be deemed to have been incurred on the date of death in the case of life insurance benefits and on the date on which the medical treatment or service was rendered or expense actually incurred in the case of medical, dental and other claims.

          (o) Seller shall be responsible for and shall defend, indemnify and hold harmless Buyer for any failure to provide health continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code due to qualifying events with respect to Transferred Employees which occur on or before the Closing Date. Buyer shall be responsible for and shall defend, indemnify and hold harmless Seller for any failure to provide health continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code due to qualifying events with respect to Transferred Employees which occur after the Closing Date and Seller shall be responsible for providing any applicable COBRA notices with respect to events occurring on the Closing Date.

          (p) With respect to any Mandatorily Transferred Employee or any other Transferred Employee employed outside the U.S. on the Closing Date
(collectively the "Foreign Transferred Employees"), (i) Buyer or its subsidiaries shall provide terms and conditions of employment with respect to each such Foreign Transferred Employee that are the same as the terms and conditions of employment applicable to such Foreign Transferred Employee immediately prior to the applicable Closing Date to the extent required by applicable non-U.S. Law to accomplish the transfer of employment of such employee, the sale of the Business or avoid the payment of any severance or termination Liability to the employee that would otherwise arise under applicable non-U.S. Laws in connection with the transfer of employment or the consummation of the transaction and (ii) Buyer and Seller agree to take such actions as are reasonably practicable in connection therewith, including the assumption by Buyer of Liabilities attributable to the employment of any Foreign Transferred Employee on or prior to the Closing Date, but only if and to the extent necessary to accomplish the transfer of employment, the sale of the Business or avoid the payment of any severance or termination Liability to the employee that would otherwise arise in connection with the transfer of employment or the consummation of the transaction under any applicable non-U.S. Law. In the event Buyer is obligated to assume any Liability attributable to the employment of any Foreign Transferred Employee on or prior to the Closing Date that would otherwise be a Liability of Seller, notwithstanding clause (ii) of the foregoing sentence, Seller shall remain responsible for such Liability.

          (q) After the Closing Date, Buyer or an Affiliate of Buyer shall adopt, or cause to be adopted for the benefit of Transferred Employees employed outside of the United States on the Closing Date, a total compensation package of salary, bonus opportunity and benefits, that, in the aggregate, is comparable to that provided to such Transferred Employees by Seller on the Closing Date (other than retiree welfare benefits and defined benefit pension plans). On the Closing Date, to the extent required to transfer the employment or the Business or to avoid payment of any severance, Seller agrees, with respect to each Transferred Employee employed outside the U.S., to vest any benefits which have not vested as of the Closing Date or credit service with Buyer after the Closing Date for vesting purposes under any of its non-U.S. Company Plans.

          (r) Under Seller's applicable Company Plan or Plans, as currently in effect, any Salaried Transferred Employee who as of the Closing Date (a) is at least age 55 and has at least 15 years of service is eligible to elect on a one-time basis to commence to receive Seller subsidized retiree medical benefits at any time following the Closing Date as a retired employee; or (b) is at least age 50 and has at least 15 years of service is eligible to elect on a one-time basis to commence to receive retiree medical benefits, at the sole expense of the Salaried Transferred Employee, at any time following the Closing Date as a retired employee; it being understood that the foregoing does not constitute a representation or commitment that such benefits will be provided in the future and that such benefits are and shall be provided in accordance with and subject to the terms of the applicable plan document. Subject to the applicable plan document, as amended from time to time (but, until the expiration of the current Collective Bargaining Agreement with the Unions on May 31, 2006, not in a manner that, in form, materially discriminates against Transferred Employees as compared to similarly situated Seller employees participating in the applicable Company Plan), this benefit shall be available for election on a one-time basis under the Company Plans at any time after the Closing Date, regardless of whether the Salaried Transferred Employee is employed by Buyer at the time of the election. All Liabilities under the applicable Company Plan with respect to the obligations described in this
Section 5.4(r) shall be borne solely by Seller, and neither Buyer nor any of its Affiliates shall have any Liability with respect to such obligations.

          (s) Buyer shall assume or otherwise accept a transfer of the assets and liabilities of the pension plan maintained in the Republic of Ireland that is a defined benefit scheme (as defined under the Irish Pensions Act of 1990) (the "Irish Pension Plan") attributable to Transferred Employees located in the Republic of Ireland in a manner that is mutually agreed upon by Buyer and Seller; provided, however, that only the assumptions set forth in Schedule 5.4(s) shall be utilized for purposes of the determinations to be made under this Section 5.4(s). The amount of the assets to be transferred shall be decreased by the aggregate amount of any payments made by the Irish Pension Plan with respect to Transferred Employees located in the Republic of Ireland prior to such transfer, and shall be adjusted by earnings or losses on the amounts transferred from the Closing Date through the date of such transfer at a rate equal to the actual investment gain or loss (realized and unrealized) on the assets of the Irish Pension Plan. To the extent that the Irish Pension Liabilities exceed the asset transfer amount
(determined as of the Closing Date prior to adjustment for earnings and losses between the Closing Date and the date that the assets are transferred), the amount of the Convertible Note shall be reduced, dollar for dollar, effective as of the Closing Date, by the amount of such excess. To the extent the amount of the Convertible Note is reduced to zero, Seller shall pay to Buyer by wire transfer of immediately available funds to such account or accounts as Buyer may designate to Seller in writing, an amount equal to such underfunding not so applied in reduction of the Convertible Note, plus interest thereon at the rate of interest per annum equal to the prime rate as announced by JP Morgan Chase Bank, N.A. on the date payment is to be made, calculated from the Closing Date through the date on which payment is made.

          (t) Buyer shall be exclusively responsible for any Liability to the extent attributable to the employment or termination of employment of any Transferred Employee following the Closing Date, including, but not limited to, any Liability attributable to service required to be recognized pursuant to Section 5.4(b).

     5.5 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Purchase Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Purchase Agreement and the Collateral Agreements, including using reasonable best efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, permits, consents and approvals from Governmental Bodies and the making of all necessary registrations, notices, amendments, applications and other filings (including filings with Governmental Bodies, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Body, (iii) the obtaining of all necessary consents, approvals, releases or waivers from Third Parties, including consent to and approval of the novation or assignment of Contracts, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Purchase Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any Governmental Body vacated or reversed (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Purchase Agreement and the Collateral Agreements, (vi) the implementation of the provisions of Section 5.4 in a manner that avoids the interruption of the provision of pay and employee benefits from and after the Closing Date and
(vii) the provision by Seller to Buyer of at least two weeks advance notice of any material Benefit Plan changes that impact Business Employees. Not limiting the generality of the foregoing, Seller and Buyer shall, or shall cause any ultimate parent entity with respect thereto to, use reasonable best efforts to (a) take promptly all actions necessary to make the filings required under the HSR Act or Competition Laws of any foreign jurisdiction (and in any event each party shall, or shall cause its ultimate parent entity to, use its reasonable best efforts to, make such filings no later than the date that is 10 Business Days after the date hereof), (b) comply at the earliest practicable date with any request for additional information received by Seller or Buyer or their Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act or Competition Laws of any foreign jurisdiction, and (c) cooperate with each other in connection with their respective filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Purchase Agreement commenced by either the Federal Trade Commission, the Antitrust Division of the Department of Justice or state attorneys general or any foreign jurisdiction. For purposes of this Section 5.5, the reasonable best efforts of any party hereto shall include payment by such party (or its Affiliates) of all standard fees and expenses which are legal obligations of such party related to obtaining any consents from a Governmental Body, including all fees incurred in connection with all filings under any Competition Laws (including the HSR Act and EC Common Market).

     5.6 Contacts with Suppliers and Customers. With the prior consent of Seller, which consent shall not be unreasonably withheld or delayed, Buyer and its representatives shall have the right to contact key suppliers and distributors and technology partners of the Business.

     5.7 Sale by Buyer of Inventory Marked With Avaya's Name. Seller grants to Buyer a license to use the Licensed Avaya Trademarks in accordance with the terms and conditions set forth in the Transitional Trademark License Agreement attached hereto as Exhibit C-6, and other than as set forth therein, in no event shall Buyer or any Affiliate of Buyer advertise or hold itself out as Avaya or an Affiliate of Avaya after the Closing Date.

     5.8 Non-Solicitation of Employees. Seller shall not, and shall cause its representatives and Affiliates not to, for a period of two years from the date hereof, directly or indirectly, solicit the employment (including as a consultant or independent contractor) of, or engage as an employee, consultant or independent contractor, any Transferred Employee without Buyer's prior written consent. The term "solicit the employment" shall not be deemed to include generalized searches for employees through media advertisements, employment firms or otherwise that are not focused on Persons employed by Buyer or any successor. This restriction shall not apply to solicitations directed at any Transferred Employee whose employment with Buyer or its successor has theretofore been involuntarily terminated by Buyer or its successor after the Closing.

     5.9 Home Depot. Buyer acknowledges that Seller has sold and transferred to Home Depot the Home Depot Parcel pursuant to the Home Depot Purchase Agreement and, as the owner of the Nebraska Property, is bound to cooperate in certain matters with Home Depot with respect to the Nebraska Property and the development of the Home Depot Parcel, as more particularly set forth in the Amendment to the Home Depot Purchase Agreement executed by Seller on March 18, 2003 and executed by Home Depot on March 28, 2003 (the "Home Depot Amendment"). Seller shall assign to Buyer, and Buyer shall assume, the rights and obligations of Seller under Paragraph 4 of the Home Depot Amendment to the extent relating to the Nebraska Property, but specifically excluding any rights and obligations relating to the Home Depot Parcel or the Avaya Southeast Property. Without limiting the foregoing, (i) Buyer shall assume the obligation to maintain the separate access road to Seller's facility located on the Nebraska Property referenced in Paragraph 4(a) of the Home Depot Amendment, (ii) Seller shall assign to Buyer all easements, rights and benefits appurtenant to the Nebraska Property under the REA (as defined in the Home Depot Purchase Agreement), the escrow agreement referenced in Paragraph 4(h) of the Home Depot Amendment, and that letter agreement dated April 15, 2003 between Avaya and Home Depot regarding culvert design and tree relocation costs, and (iii) Seller shall remain solely responsible for all liabilities and obligations relating to the Avaya Southeast Property, whether arising under the Home Depot Purchase Agreement, the REA or any other document or source. Notwithstanding anything to the contrary herein, Seller shall pay on demand all documented out-of-pocket expenses incurred by Buyer in connection with the Home Depot Purchase Agreement, the REA, the Home Depot Parcel and/or the Avaya Southeast Property, except for the obligations and Liabilities to be assumed hereunder. Notwithstanding anything to the contrary contained herein, Buyer shall only assume the obligations and liabilities under the REA which are applicable to the owner of property which is being transferred to Buyer pursuant to this Purchase Agreement.

     5.10 Financing.
          ---------

     (a) Parent agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions with respect to itself and Buyer necessary to consummate the transactions contemplated by the

Commitment Letter. Parent will promptly notify Seller in writing of any termination of the Commitment Letter or any proposed changes or modifications to the Commitment Letter that would materially adversely affect the ability of Parent to consummate the transactions contemplated by this Purchase Agreement. Parent will not amend, modify or supplement any of the material terms or conditions of the Commitment Letter relating to the amount or closing conditions thereof or in a manner reasonably likely to materially adversely affect the ability of Parent to consummate of the transactions contemplated by this Purchase Agreement without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed.

          (b) If at any time prior to the termination of this Purchase Agreement the financing contemplated by the Commitment Letter is no longer available to Parent, Parent agrees to use its commercially reasonable efforts to arrange alternative financing on terms which in Parent's judgment are at least as favorable to Parent as those contemplated by the Commitment Letter to enable Parent and Buyer to consummate the transactions contemplated by this Purchase Agreement and the Collateral Documents.

          (c) Seller shall use its commercially reasonable efforts and cooperate with Buyer and its agents and representatives in connection with the financing contemplated by the Commitment Letter or, as applicable, alternative financing arrangements, including providing reasonable access to the Purchased Assets, Business Records, officers, directors, employees agents and other representatives of Seller, and using commercially reasonable efforts to cause its officers, directors, employees, agents, legal advisors, auditors and other representatives to assist and cooperate with the preparation of a standard confidential memorandum and participate in and cooperate with the marketing of any loan syndication and any meetings with rating agencies and prospective lenders; provided that Parent shall reimburse Seller for any out-of-pocket expenses incurred by Seller in connection with providing such cooperation or assistance.

     5.11 Advice of Changes. Each party hereto will promptly advise the other in writing of (i) the failure of any condition to be satisfied by it hereunder, (ii) any notice or other communication from any Person that the consent of such Person is required for the consummation of the transactions contemplated by this Purchase Agreement or the Collateral Agreements, (iii) any notice or other communication from any Governmental Body in connection with the transactions contemplated by this Purchase Agreement or the Collateral Agreements, (iv) Seller's receipt of any written notice from any value added reseller, distributor or supplier set forth on Schedule 3.15 that such distributor, value-added reseller or supplier intends to: (A) cease doing business with the Business; (B) materially reduce the amount of business it now does with the Business; or (C) materially alter the terms and conditions pursuant to which business will be conducted with the Business. Seller will promptly advise Buyer in writing of (i) any event known by Seller that would render any representation or warranty of Seller contained in this Agreement untrue or inaccurate in any material respect or
(ii) any change, condition or event that has had or could be reasonably expected to have a Seller Material Adverse Effect. No disclosure pursuant to this Section 5.11, however, shall be deemed to amend or supplement the Schedules or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     5.12 Third Party Confidentiality Agreements. Within two Business Days after the date hereof, Seller shall request that all Persons who received Confidential Information of or relating to the proposed sale of the Business or any material portion thereof since July 1, 2003 return or destroy such Confidential Information in accordance with the provisions of the applicable confidentiality agreement entered into between Seller and such Person.

     5.13 No Negotiation or Solicitation. From the date hereof until the earlier of the Closing Date or the date on which this Purchase Agreement is terminated pursuant to Article XI, Seller will not, and will not permit any of its Affiliates, officers, employees, directors, investment bankers or representatives



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

to, solicit offers, inquiries or proposals from, disclose information to, afford any access to or negotiate or participate in discussions (and Seller shall immediately cease providing information to, and engaging in discussions or negotiations that are ongoing) with, other Persons in connection with the possible sale, disposition, recapitalization or other similar transaction involving all or any part of the Business. Notwithstanding the foregoing, nothing in this Section 5.13 shall prohibit any acquisition of Seller, whether by way of merger, purchase of capital of capital stock, purchase of substantially all assets, including the Purchased Assets, or otherwise.

     5.14 Non-Competition. Seller agrees that, for five (5) years following the Closing Date, it will not, and will cause its Affiliates not to, directly or indirectly, sell, distribute, make or have made any products, or engage in any business or other endeavor of a kind which competes with the Business as currently conducted, in any area of the world; provided, however, that neither Seller nor any Seller Subsidiary shall be prevented from (a) acquiring shares of capital stock, partnership or other equity interests in any Person as investments of Seller's pension funds or funds of any other Company Plan whether or not such Person is engaged in the same business as the Business, (b) acquiring ownership of 5% or less of any class of securities registered under the Exchange Act, (c) performing any act or conducting any business contemplated by this Purchase Agreement or any of the Collateral Agreements, (d) purchasing, selling, installing or otherwise utilizing products and services of the Business, or products and services similar to the products of the Business (cumulatively, the "Components"), for internal use or to include with or incorporate in products sold by, or as part of maintenance or service offerings of, Seller or any of its Affiliates so long as Seller and its Affiliates do not private label any such Components, use any marks of the Seller or its Affiliates to identify such Components nor otherwise represent or market to customers that Seller or any of its Affiliates has designed or manufactured such Components; or (e) enforcing its rights under that certain patent license agreement between Avaya Licensing Corporation and Panduit Corporation, effective as of December 4, 2002, that certain patent license agreement between Avaya Licensing Corporation and Leviton Manufacturing Co., Inc., effective as of November 15, 2002, and that certain patent license agreement between AT&T IPM Corp., AT&T Network Cable Systems and Superior Modular Products Incorporated dated June 1, 1995 (as assigned to and assumed by Seller), subject to the limitations in the Intellectual Property License Agreement.

     5.15 Collateral Agreements. Prior to the Closing Date, Seller, on the one hand, and Parent and Buyer, on the other hand, shall negotiate in good faith (a) the form of the Convertible Note to be delivered to Seller at Closing pursuant to Section 2.3 in accordance with the summary of terms thereof set forth on Exhibit G attached hereto, (b) the Transition Services Agreement including the schedules for the services to be attached to the Transition Services Agreement and (c) the time periods to be used in the Transitional Trademark License Agreement. With respect to the Transition Services Agreement, assuming that the services requested are not more than the services currently provided to the Business, the cost of such services will not be in excess of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) per month. The parties acknowledge that Parent or Buyer may require certain services deemed critical to the operation of the Business (the "Critical Services") and such Critical Services shall be subject to a term extension as Parent or Buyer reasonably determine and subject to cost terms as are mutually agreeable, provided, that Critical Services shall not include any legal or accounting (excluding payroll) services. Subject to the limitations set forth in this Section 5.15, Seller agrees to provide all services necessary for Parent and Buyer to operate the Business substantially the same as at the signing of this Purchase Agreement.

     5.16 Financial Statements. Prior to the Closing, Seller shall deliver to Buyer true and complete copies of the audited balance sheets as of September 30, 2002 and 2003 and audited statements of operations and cash flows for the years ended September 30, 2002 and 2003, in each case with a report by PricewaterhouseCoopers LLP ("PWC"), that present fairly, in all material respects, the financial position of the Business as of the dates thereof and the results of its operations and cash flows for the



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

period then ended, in each case in conformity with GAAP applied on a consistent basis throughout the periods covered thereby. Seller shall use its reasonable best efforts to cause PWC to give Buyer and Buyer's accountants reasonable access to representatives of PWC and PWC's work papers.

     5.17 Listing of Shares. Parent shall use its reasonable best efforts to cause (a) the Parent Shares to be issued by Parent as a portion of the Purchase Price and (b) the shares of Parent Common Stock to be issued by Parent upon conversion of the Convertible Note, to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Closing Date.

     5.18 Past Due Licenses. Not later than 60 days after the Closing Date (or such earlier time as may be required to avoid Buyer's loss of a License), Seller shall make any and all payments due with respect to the Licenses set forth on Schedule 3.12(c).

     5.19 Supply Agreement. Prior to the Closing Date, Seller, Parent and Buyer shall negotiate in good faith, the terms and conditions of a supply agreement (the "Supply Agreement") relating to the purchase of products currently manufactured or sold in connection with the Business, it being understood that, notwithstanding any other provision of this Purchase Agreement, the execution of the Supply Agreement shall not be a condition precedent to the obligations of the parties under this Purchase Agreement.

     5.20 Apportionments. The following items will be adjusted as of the Closing Date (or as soon thereafter as is reasonably feasible, and the appropriate party promptly will pay adjustment amounts as necessary to prorate such amounts as of the Closing Date):

               (i) rent and other charges payable under any Assumed Lease for the calendar month (or other period for paying rent or charges) in which the Closing Date occurs;

               (ii) gas, electricity, sewer, water and other utility charges for the billing period that includes the Closing Date; and

               (iii) charges under service, management or other agreements, if any, that remain in effect after the Closing Date and are assumed by Buyer for the billing period that includes the Closing Date.

                                ARTICLE VI

                     CONFIDENTIAL NATURE OF INFORMATION

     6.1  Confidentiality Agreement.
          -------------------------

          (a) Parent agrees that the Confidentiality Agreement shall apply to (i) all documents, materials and other information that it shall have obtained regarding Seller or its Affiliates during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Purchase
Agreement), any investigations made in connection therewith and the preparation of this Purchase Agreement and related documents and (ii) all analyses, reports, compilations, evaluations and other materials prepared by Parent or its counsel, accountants or financial advisors that contain or otherwise reflect or are based upon, in whole or in part, any of the provided information; provided, however, that subject to Section 6.2(a), the Confidentiality Agreement shall terminate as of the Closing and shall be of no further force and effect thereafter with respect to information of Seller or a Seller Subsidiary the ownership of which is transferred to Buyer.

          (b) Notwithstanding this Article VI or the Confidentiality Agreement, each party hereto (and each employee, representative or other agent of each party) may disclose to any and all Persons, the tax treatment and tax structure of the transactions contemplated by this Purchase Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure; provided, however, that (i) this provision shall not permit such disclosure until the earliest of (a) the date of the public announcement of discussions relating to the transactions contemplated by this Purchase Agreement, (b) the date of the public announcement of such transactions, or (c) the date of the execution of an agreement to enter into such transactions; (ii) this provision shall not permit the disclosure of the identity of any of the parties; and (iii) nothing in this provision shall limit in any way any party's ability to consult any tax advisor (including a tax advisor independent from all other entities involved in the transactions contemplated by this Purchase Agreement) regarding the tax treatment or tax structure of such transactions.

     6.2  Proprietary Subject Matter.
          --------------------------

          (a) Except as provided in Sections 6.2(b) and (d), after the Closing and for a period of three years following the Closing Date, each of the parties agrees that it will keep confidential all Proprietary Subject Matter of the other party or its Affiliates that is received from, or made available by, the other party, in the course of the transactions contemplated hereby, including, for purposes of this Section 6.2, (i) information about the Business's business plans and strategies, marketing ideas and concepts, especially with respect to unannounced products and services, present and future product plans, pricing, volume estimates, financial data, product enhancement information, business plans, marketing plans, sales strategies, customer information (including customers' applications and environments), market testing information, development plans, specifications, customer requirements, configurations, designs, plans, drawings, apparatus, sketches, software, hardware, data, prototypes, connecting requirements or other technical and business information, except, in the case of Parent's and Buyer's obligation, for such Proprietary Subject Matter as is conveyed to Buyer as part of the Purchased Assets, and (ii) all Proprietary Subject Matter included in the Purchased Assets in the case of Seller's obligation.

          (b) Notwithstanding the foregoing, such Proprietary Subject Matter shall not be deemed confidential and none of the parties shall have any obligation with respect to any such Proprietary Subject Matter that:

               (i) at the time of disclosure was already known to Seller or Parent and Buyer, as the case may be, other than as a result of this transaction, free of restriction as evidenced by documentation in Seller's or Parent's and Buyer's possession, as the case may be, other than Proprietary Subject Matter included in the Purchased Assets in the case of Seller's obligation;

               (ii) is or becomes publicly known through publication, inspection of a product or otherwise, and through no breach, negligence or other wrongful act of Seller or Parent and Buyer, as the case may be;

               (iii) is received by Seller or Parent and Buyer, as the case may be, from a Third Party without similar restriction and without breach of any agreement, other than Proprietary Subject Matter included in the Purchased Assets in the case of Seller's obligation; or

               (iv) to the extent it is independently developed by Seller or Parent and Buyer, as the case may be, other than Proprietary Subject Matter included in the Purchased Assets in the case of Seller's obligation.



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

          (c) If Seller (or any of its Affiliates) or Parent and Buyer (or any of their Affiliates), as the case may be, is requested or required (by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any Proprietary Subject Matter of the other party, such party will promptly notify the other party of such request or requirement and will cooperate with such other party such that such other party may seek an appropriate protective order or other appropriate remedy. If, in the absence of a protective order or the receipt of a waiver hereunder, a party (or any of its Affiliates) is in the opinion of its counsel compelled to disclose the Proprietary Subject Matter of the other party or else stand liable for contempt or suffer other censure or significant penalty, such party (or its Affiliate) may disclose only so much of the Proprietary Subject Matter to the Person compelling disclosure as is required by Law. Seller or Parent and Buyer, as the case may be, will exercise its (and will cause its Affiliates to exercise their) reasonable best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such Proprietary Subject Matter.

          (d) Except to the extent that disclosure thereof is required under accounting, stock exchange or federal securities or labor relations Laws disclosure obligations, the terms and conditions of this Purchase Agreement and the Collateral Agreements, and all attachments and amendments hereto and thereto shall be considered Proprietary Subject Matter protected under this Article VI. Notwithstanding anything in this Article VI to the contrary, in the event that any such Proprietary Subject Matter is also subject to a limitation on disclosure or use contained in another written agreement between Parent or Buyer and Seller or their respective Affiliates that is more restrictive than the limitation contained in this Article VI, then the limitation in such other agreement shall supersede this Article
VI. Upon the Closing, Seller's Proprietary Subject Matter included in the Purchased Assets shall be the property of Buyer, and Parent and Buyer shall have no obligations to Seller pursuant to this Article VI with respect thereto; provided however, nothing in the foregoing paragraph shall alter any rights or obligations set forth in the Intellectual Property License Agreement attached hereto as Exhibit C-1.

                                ARTICLE VII

                                  CLOSING

     7.1 Deliveries by Seller or the Seller Subsidiaries. On the Closing Date (or to the extent applicable, at any Subsequent Closing), Seller shall, or shall cause a Seller Subsidiary to, deliver to Buyer the following:

          (a) the duly executed Collateral Agreements to be executed by Seller or a Seller Subsidiary;

          (b) duly endorsed stock certificates evidencing the Transferred Avaya Tianjin Shares;

          (c) all consents, waivers or approvals theretofore obtained by Seller with respect to the sale of the Purchased Assets or the consummation of the transactions contemplated by this Purchase Agreement or the Collateral Agreements;

          (d) a certificate of an appropriate officer of Seller, dated the Closing Date, certifying the fulfillment of the conditions set forth in Sections 8.2(a) and (b);

          (e) a certificate or certificates in form and substance reasonably satisfactory to Buyer, duly executed and acknowledged, certifying that Seller and each Domestic Subsidiary is exempt from withholding under Section 1445 of the Code and, if necessary, information sufficient for the closing agent to complete an IRS Form 1099; and

          (f) except to the extent otherwise contemplated by Section 8.4, all such other bills of sale, assignments and other instruments of assignment, transfer or conveyance and such other documents and instruments as Buyer may reasonably request or as may be otherwise necessary or desirable to evidence and effect the sale, transfer, assignment, conveyance and delivery of the Purchased Assets to Buyer and to put Buyer in actual possession or control of the Purchased Assets including certifications or instruments customarily required from a seller for the issuance of title insurance policies on all Real Property where title insurance is available.

     7.2 Deliveries by Parent and Buyer. On the Closing Date (or to the extent applicable, at any Subsequent Closing), Parent and Buyer shall deliver, or cause to be delivered, to Seller the following:

          (a) the Purchase Price as provided in Section 2.3;

          (b) the duly executed Collateral Agreements to be executed by Parent, Buyer or their respective subsidiaries;

          (c) a certificate of an appropriate officer of each of Parent and Buyer, dated the Closing Date, certifying the fulfillment of the conditions set forth in Sections 8.3(a) and (b);

          (d) all such other documents and instruments as Seller may reasonably request or as may be otherwise necessary or desirable to evidence and effect the assumption by Buyer of the Assumed Liabilities; and

          (e) evidence of the obtaining of or the filing with respect to, any required approvals set forth on Schedule 4.3(b).

     7.3 Closing Date. The Closing shall take place at the offices of Weil, Gotshal & Manges LLP, located at 767 Fifth Avenue, New York, New York 10153, at 10:00 a.m. local time, within five Business Days after the date on which the last of the conditions specified in Article VIII has been satisfied or waived, or at such other place or time or on such other date as Seller and Buyer may agree upon in writing (such date and time being referred to herein as the "Closing Date").

     7.4 Contemporaneous Effectiveness. All acts and deliveries prescribed by this Article VII, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act or delivery, and none of such acts or deliveries will be effective until the last of the same has occurred.

                               ARTICLE VIII

                      CONDITIONS PRECEDENT TO CLOSING

     8.1 General Conditions. The obligations of Parent and Buyer and Seller to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be mutually waived in writing by Seller and Parent and Buyer:

          (a) No order or ruling of any court, arbitrator or administrative agency with competent authority shall be in effect that enjoins, restrains, conditions, stays or prohibits consummation of the transactions contemplated by this Purchase Agreement or the Collateral Agreements or imposes material conditions on Buyer's operation of the Business or ownership or use of the Purchased Assets following the Closing.

          (b) Any applicable waiting period under the HSR Act relating to the transactions contemplated by this Purchase Agreement or the Collateral Agreements shall have expired or been terminated, and the parties shall have obtained all material consents, waivers and approvals under all other Competition Laws required in connection with the transactions contemplated by this Purchase Agreement or the Collateral Agreements.

          (c) The Bank of New York Company, Inc., as collateral agent under the Security Agreement, shall have released all Encumbrances it has in the Purchased Assets, and Buyer shall have received termination statements on form UCC-3 or such other appropriate form which shall have been prepared and signed by The Bank of New York Company, Inc. for filing on the Closing Date.

     8.2 Conditions Precedent to Parent's and Buyer's Obligations. The obligations of Parent and Buyer to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived in writing by Parent and Buyer:

          (a) The representations and warranties of Seller contained in this Purchase Agreement or in any schedule, certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects (except for representations and warranties that are subject to a materiality qualification, which representations and warranties as so qualified shall be true and correct in all respects) at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date, except to the extent that (i) such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such date, and (ii) any breach thereof (without regard to any qualification as to materiality or Seller Material Adverse Effect), individually or when aggregated with all such breaches, has not had and would not be reasonably likely to have a Seller Material Adverse Effect.

          (b) Seller and/or the applicable Seller Subsidiary shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants required by this Purchase Agreement to be performed or complied with by it prior to or at the Closing, including executing and delivering the Collateral Agreements and making each of the other deliveries set forth in Section 7.1.

          (c) The Required Consents (or waivers in lieu thereof) shall have been obtained and shall be in full force and effect.

          (d) No change, effect, event, occurrence or state of facts shall have occurred which, individually or in the aggregate, has had a Seller Material Adverse Effect.

          (e) The financing contemplated by the Commitment Letter (or, if applicable, with respect to the special closing commitment) shall have been funded by the lenders party thereto.

     8.3 Conditions Precedent to Seller's Obligations. The obligations of Seller to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived in writing by Seller:

          (a) The representations and warranties of Parent and Buyer contained in this Purchase Agreement or in any schedule, certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects (except for representations and warranties that are
subject  to  a  materiality   qualification,   which
representations and warranties as so qualified shall be true and correct in all respects) at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date, except to the extent that (i) such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such date, and (ii) any breach thereof (without regard to any qualification as to materiality or Buyer Material Adverse Effect), individually or when aggregated with all such breaches, has not had and would not be reasonably likely to have a Buyer Material Adverse Effect.

          (b) Parent and Buyer shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants required by this Purchase Agreement to be performed or complied with by it prior to or at the Closing, including executing the Collateral Agreements and making each of the other deliveries set forth in Section 7.2.

     8.4 Subsequent Closings. Notwithstanding any provision in this Purchase Agreement to the contrary, in the event that all the conditions set forth in Sections 8.2 and 8.3 have been satisfied, and all the conditions set forth in Section 8.1 have been satisfied with respect to the portion of the Business conducted by Seller and the Seller Subsidiaries in the United States of America, the Commonwealth of Australia, the Netherlands, Singapore and the Republic of Ireland, but the conditions set forth in Section 8.1 have not been satisfied with respect to the portion of the Business conducted by Seller and the Seller Subsidiaries in one or more other jurisdictions, Seller and Parent and Buyer agree to consummate the Closing with respect to all assets and Liabilities of the Business in such jurisdictions with respect to which the conditions set forth in Section 8.1 have been satisfied (the "Primary Closing"). In connection with the Primary Closing the parties shall enter into the Intellectual Property Agreements covering the Business Intellectual Property on a worldwide basis, even if the other assets and Liabilities in certain countries are to be conveyed and assumed in a Subsequent Closing. In the event of the Primary Closing, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, those Purchased Assets and Assumed Liabilities constituting the portion of the Business conducted in such jurisdictions with respect to which the conditions set forth in
Section 8.1 have been satisfied, and Buyer shall pay the Purchase Price minus the net book value of the Purchased Assets (as reflected in the books and records of Seller or the applicable Seller Subsidiary at such time) that were not so transferred, other than the Avaya Tianjin shares, which shall be equal to the value on Schedule 8.5. Such reduction, if any, shall first reduce the amount of the Convertible Note, dollar for dollar, and to the extent the amount of the Convertible Note is reduced to zero, any remaining shortfall shall reduce the Cash Payment, dollar for dollar. The closing or closings with respect to the Purchased Assets and Assumed Liabilities not sold, transferred, assigned, conveyed and delivered, and purchased, acquired and accepted, at the Primary Closing (each, a "Subsequent Closing") shall occur from time to time as promptly as practical after the conditions set forth in Section 8.1 have been satisfied with respect to the portion of the Business conducted in any particular jurisdiction. At each Subsequent Closing, Buyer shall pay to Seller and the Seller Subsidiaries, as applicable, the net book value of the Purchased Assets (as reflected in the books and records of Seller or the applicable Seller Subsidiary at such time), other than the Avaya Tianjin shares, which shall be equal to the value on Schedule 8.5, being transferred at such Subsequent Closing and assume all related Assumed Liabilities at such Subsequent Closing. In no event shall the conditions set forth in Sections 8.2(a) and 8.3(a) be deemed to apply to any Subsequent Closing, and, except as provided in Section 8.5 below, in no event shall the aggregate consideration paid by Buyer to Seller and its Subsidiaries, as applicable, at the Primary Closing and all Subsequent Closings be less than or more than the Purchase Price. The sale, assignment, transfer, conveyance and delivery, and the purchase, acquisition and acceptance, of the Purchased Assets and the Assumed Liabilities at each Subsequent Closing shall be effected pursuant to short-form bills of sale and assumption agreements, in each case in such form as Seller and Buyer mutually agree satisfies the requirements of applicable local Law. From and after the Primary Closing, the entirety of the Business (including that portion operated by



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Seller and the Seller  Subsidiaries)  shall be operated for the benefit and detriment of Buyer in accordance with Section 2.6.

     8.5 Sale of Avaya Tianjin Shares. If the Transferred Avaya Tianjin Shares are transferred to any Third Party in accordance with the applicable provisions of any existing contractual obligations of Seller or any Seller Subsidiary (or the applicable provisions of the joint venture agreement, limited liability company agreement or other governing documents of Avaya Tianjin), then if the purchase price received by Seller is greater than the value of the Transferred Avaya Tianjin Shares as set forth on Schedule 8.5, Seller shall pay to Buyer 50% of the amount by which such purchase price exceeds such value. Any payments required by the preceding sentence shall be made by wire transfer of immediately available funds within 10 Business Days after written notice from Seller is received by Buyer (with such written notice detailing the material terms and purchase price with respect to any transfer of Transferred Avaya Tianjin Shares to a Third Party); provided that such notice will be sent by Seller as soon as practicable after the receipt by Seller of the purchase price with respect to any transfer of Transferred Avaya Tianjin Shares to a Third Party. Any Transferred Avaya Tianjin Shares that are transferred to any Third Party shall no longer be considered a Purchased Asset for purposes of this Purchase Agreement and, as of the date of such transfer, the Convertible Note shall be deemed to be reduced downward by the amount set forth on
Schedule 8.5, or to the extent that the Convertible Note is not outstanding, Seller shall pay to Buyer the amount set forth on Schedule 8.5 in cash by wire transfer of immediately available funds to such account or accounts as Buyer may designate in writing.

                                ARTICLE IX

                            STATUS OF AGREEMENTS

     The rights and obligations of Parent and Buyer and Seller under this Purchase Agreement shall be subject to the following terms and conditions:

     9.1 Survival. The covenants contained in this Purchase Agreement, unless otherwise expressly set forth herein, shall survive the Closing without limitation. The representations and warranties of Parent and Buyer and Seller contained in this Purchase Agreement shall survive the Closing solely for purposes of this Article IX and such representations and warranties shall terminate at the close of business on the date that is 18 months after the Closing Date (the "Claims Period") (and for the avoidance of doubt, claims asserted in writing (which shall state in reasonable detail the basis of such claim, together with supporting documentation) before such date shall be deemed timely made regardless of whether litigation or arbitration proceedings are commenced by such date); provided, however, that such limitation shall not apply to the following:

          (a) Seller's representations and warranties in Section 3.8 with respect to Business Employees and Section 3.14 with respect to Taxes, which shall survive until 60 days after the expiration of the applicable statute of limitations;

          (b) Seller's representations and warranties in Section 3.2 with respect to Avaya Tianjin, excluding the last sentence thereof, and Section
3.3 with respect to Authorization, which shall survive indefinitely;

          (c)  Parent's  and  Buyer's  representations  and  warranties  in
Section 4.2 with respect to Authorization and Section 4.5 with respect to Parent Shares, which shall survive indefinitely; and

          (d) Seller's representations and warranties in Section 3.6(b)(i) (with respect to title of the Nebraska Property), shall not survive the Closing.



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          Neither Seller nor Buyer shall have any Liability whatsoever with respect to any such representations or warranties after such applicable period, except with respect to claims for which notice was provided prior to the expiration of such periods.

     9.2 Indemnification Provisions for Benefit of Parent and Buyer. Seller shall indemnify and hold harmless Parent, Buyer and their Affiliates and any director, officer, employee or agent of Parent and Buyer or such Affiliates (each, a "Buyer Indemnified Party"), from and against any and all claims, actions, suits, proceedings, liabilities, obligations, losses and damages, amounts paid in settlement, interest, costs and expenses (including reasonable attorneys' fees, court costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (collectively, "Losses") incurred, suffered or sustained by any Buyer Indemnified Party to the extent that such Losses result from, arise out of, relate to, are based upon, or are caused by (a) subject to Section 9.1, any breach or inaccuracy of any representation or warranty of Seller contained in this Purchase Agreement or any certificates delivered pursuant to this Purchase Agreement (without giving effect to any qualification as to materiality or Seller Material Adverse Effect), (b) the breach by Seller of, or failure by Seller to comply with, any covenant or agreement contained in this Purchase Agreement to the extent not theretofore waived in writing by Parent or Buyer, (c) any Excluded Liability, (d) Buyer's waiver of any applicable Bulk Sales Laws, or (e) any and all grievances or other disputes filed against Seller or any Affiliate of Seller pursuant to any Collective Bargaining Agreement or Non-U.S. Collective Bargaining Agreement or other agreement between Seller and the unions to the extent attributable to any act or omission occurring on or prior the Closing Date.

     9.3 Indemnification Provisions for Benefit of Seller. Parent and Buyer shall indemnify and hold harmless Seller and its Affiliates and any director, officer, employee or agent of Seller or such Affiliates (each a "Seller Indemnified Party") from and against any and all Losses resulting from, arising out of, relating to, based upon, or caused by (a) any breach or misrepresentation of any such representation or warranty of Parent or Buyer contained in this Purchase Agreement or any certificates delivered pursuant to this Purchase Agreement (without giving effect to any qualification as to materiality or Buyer Material Adverse Effect), (b) any breach by Parent or Buyer of or failure to comply with any covenant or agreement contained in this Purchase Agreement, to the extent not theretofore waived in writing by Seller, (c) any Assumed Liability, (d) Buyer's operation of the Business following the Closing, except for matters where Seller has agreed to indemnify Buyer pursuant to Section 9.2 of this Purchase Agreement, or (e) any Liability related to Avaya Tianjin, except with respect to Losses for which a Buyer Indemnified Party is indemnified by Seller pursuant to Section 9.2(a).

     9.4  Indemnity Adjustments.
          ---------------------

          (a) Amounts payable with respect to the parties' indemnification obligations shall be treated as an adjustment to the Purchase Price. Buyer and Seller agree to cooperate in the preparation of a supplemental Asset Acquisition Statement as required by Section 5.3 and Treasury Reg. ss. 1.1060-1(e) as a result of any adjustment to the Purchase Price pursuant to the preceding sentence. Whether or not the Indemnifying Party chooses to defend or prosecute any Third-Party Claim both parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith or as provided in Section 5.1.

          (b) The amount of the Indemnifying Party's liability under this Purchase Agreement shall be net of any applicable insurance proceeds actually received by the Indemnified Party. The indemnification obligations of each party hereto under this Article IX shall inure to the benefit of the directors, officers, employees, agents, successors and assigns and Affiliates of the other party hereto on the same terms as are applicable to such other party.



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     9.5  Limitation on Indemnification.
          -----------------------------

          (a) The Indemnifying Party's or Parties' liability for all claims made under Section 9.2(a) or Section 9.3(a), as applicable, shall be subject to the following limitations: (i) the Indemnifying Party shall have no liability for such claims until the aggregate amount of the Losses incurred shall exceed Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Threshold"), in which case the Indemnifying Party shall only be liable for Losses in excess of the Threshold, (ii) the Indemnifying Party shall have no liability for any single claim unless the amount of Losses for such claim exceeds Fifty Thousands Dollars ($50,000), and (iii) other than with respect to Losses based on fraud or intentional misrepresentation, the Indemnifying Party's or Parties' aggregate liability for all such claims shall not exceed One Hundred Twenty Five Million Dollars ($125,000,000); provided, however, that the limitations set forth in this Section 9.5(a) shall not apply to Parent's and Buyer's obligations pursuant to Section 5.1(b) or to Seller's obligations with respect to breach of any representation or warranty set forth in Sections 3.1 (Organization), 3.3 (Authorization) and 3.8(e) (ERISA Affiliate).

          (b) Seller shall undertake all Remedial Action to respond to all Releases of Hazardous Substances existing prior to the Closing Date at the Nebraska Property ("Designated Remedial Action") that is necessary to comply with all applicable Environmental Law as may currently be in effect or may come into effect in the future until such time as the Designated Remedial Action results in a determination by all Governmental Bodies that have asserted jurisdiction over the Designated Remedial Action that no further action is required. Buyer shall provide Seller with commercially reasonable access to the Nebraska Property pursuant to the Environmental Remediation License Agreement. Seller shall submit its plan(s) for Designated Remedial Action and final drafts of any other submissions and/or material correspondence to Governmental Bodies for Buyer's review and comment, which comments shall not be unreasonably rejected by Seller, before undertaking any work to be performed and/or making such submissions. Buyer shall have the right to be present and comment during all material conversations or meetings with Governmental Bodies regarding the Nebraska property. Seller shall promptly provide to Buyer copies of all written information, documents and submissions (copies of which shall be provided to Buyer prior to their submission to any Governmental Body) relating to the Designated Remedial Action as well as correspondence to and from any Governmental Body with jurisdiction over the Designated Remedial Action. Seller will indemnify, defend and hold harmless Buyer from and against any and all Losses arising out of the Designated Remedial Action (including reasonable attorneys' fees), except for such Losses arising out of or related to the willful misconduct or gross negligence of Buyer. Seller shall promptly provide to Buyer all final draft reports, data, lab analyses, any supporting information necessary to interpret such data and a final copy generated or prepared in connection with the performance of the Designated Remedial Action. Seller shall have no obligation hereunder to undertake Remedial Action which exceeds the standards necessary to obtain a no further action determination from any Governmental Bodies that have asserted jurisdiction over the Designated Remedial Action.

          (c) The indemnification provided in this Article IX shall be the sole and exclusive remedy after the Closing Date for damages available to the parties to this Purchase Agreement for breach of any of the terms, conditions, representations or warranties contained herein, any right, claim or action arising from the transactions contemplated by this Purchase Agreement or with respect to the Designated Remedial Action, other than a claim or action based on fraud or intentional misrepresentation; provided, however, this exclusive remedy for damages does not preclude a party from bringing an action for specific performance or other equitable remedy to require a party to perform its obligations under this Purchase Agreement or any Collateral Agreement.

          (d) All parties shall use commercially reasonable efforts to mitigate their damages.



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

          (e) If there is any outstanding balance on the Convertible Note, any amounts payable by Seller to a Buyer Indemnified Party with respect to its indemnification obligations under this Article IX shall first be applied to repay any outstanding amount of the Convertible Note, dollar for dollar, until the Convertible Note is repaid in full. The rights to indemnification under this Article IX shall not otherwise be subject to set-off for any claim by the Indemnifying Party against any Indemnified Party, whether or not arising from the same event giving rise to such Indemnified Party's claim for indemnification.

          (f) Notwithstanding anything contained in this Purchase Agreement to the contrary, no party shall be liable to the other party for any special, punitive, exemplary or consequential loss or damage arising out of this Purchase Agreement; provided, however, that the foregoing shall not be construed to preclude recovery by the Indemnified Party with respect to Losses (i) directly incurred from Third Party Claims or (ii) for actual lost profits or incidental damages.

     9.6  General Procedures for Indemnification.
          --------------------------------------

          (a) If any third party shall notify any Buyer Indemnified Party or Seller Indemnified Party seeking indemnification under this Purchase Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying Party") under this Article IX, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay or failure on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is actually prejudiced. Such notice shall describe the Third Party Claim in reasonable detail, together with supporting documentation.

          (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against any Loss the Indemnified Party may suffer resulting from, arising out of, relating to, based upon, or caused by the Third Party Claim, and
(ii) the Third Party Claim involves only money damages or both money damages and equitable relief against the Indemnified Party that cannot be severed, where the claims for money damages are the primary claims asserted by the Third Party and the claims for equitable relief are incidental to the claims for money damages.

          (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.6(b), (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, and (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party unless such settlement or judgment relates solely to monetary damages. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, enter into any compromise or settlement that
(i) commits the Indemnified Party to take, or to forbear to take, any action and/or (ii) does not provide for a complete release by such Third Party of the Indemnified Party.

          (d) In the event any of the conditions in Section 9.6(b) above is not satisfied, however, (i) the Indemnified Party may defend against the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnified Party may
(y) consent to the entry of



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

any judgment or enter into any settlement with respect to the equitable relief sought in the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and (z) consent to the entry of any judgment or enter into any settlement with respect to the monetary damages sought in the Third Party Claim without the consent of the Indemnifying Party, (iii) the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iv) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, based upon, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article IX.

                                 ARTICLE X

                          MISCELLANEOUS PROVISIONS

     10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if (a) mailed by certified or registered mail, return receipt requested, (b) sent by Federal Express or other express carrier, fee prepaid, (c) sent via facsimile with receipt confirmed or (d) delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

          If to Seller, to:            Avaya Inc.
                                       Attn:  Justin C. Choi, Vice President
                                       - Mergers and Acquisitions
                                       211 Mt. Airy Road
                                       Basking Ridge, NJ  07920
                                       Facsimile:  (908) 953-4912

          With a copy to:              Weil, Gotshal & Manges LLP
                                       Attn:  Akiko Mikumo
                                       Michael S. Colvin
                                       767 Fifth Avenue
                                       New York, NY  10153
                                       Facsimile:  (212) 310-8007

          If to Parent or Buyer, to:   CommScope, Inc.
                                       Attn:  Frank B. Wyatt, II
                                       1100 CommScope Place, SE
                                       Hickory, NC 28602
                                       Facsimile:  (828) 431-2520

          With a copy to:              Fried, Frank, Harris, Shiver & Jacobson
                                       Attn:  Christopher Ewan
                                       One New York Plaza
                                       New York, NY 10004
                                       Facsimile:  (212) 859-4000

     10.2 Expenses. Except as otherwise provided in this Purchase Agreement, each party to this Purchase Agreement will bear all the fees, costs and expenses that are incurred by it (or, in the case of Seller, by any Affiliate or Seller Subsidiary) in connection with the transactions contemplated hereby,



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

whether or not such transactions are consummated, and all such fees, costs and expenses incurred by Seller or any Seller Subsidiary shall be Excluded Liabilities.

     10.3 Entire Agreement; Modification. The agreement of the parties, which consists of this Purchase Agreement (including the Schedules and Exhibits hereto) and the Collateral Agreements, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Purchase Agreement and the Collateral Agreements. No amendment, supplement, modification or waiver of this Purchase Agreement shall be binding unless executed in writing by the party to be bound thereby, and in accordance with Sections 11.4 and 11.5.

     10.4 Assignment; Binding Effect; Severability. This Purchase Agreement may not be assigned by any party hereto without the other party's written consent, except for (a) assignments and transfers by operation of Law, (b) prior to Closing, Parent and Buyer may assign any or all of their rights, interests and obligations hereunder to one or more direct or indirect Subsidiaries of Parent, provided that in such case Parent and Buyer nonetheless will remain responsible for the performance of their respective obligations hereunder and (c) Parent and Buyer may assign any or all of their rights and interests hereunder to any bank, agent for a lenders syndicate or other lender to Parent, Buyer or any of their Affiliates or Subsidiaries for collateral security. This Purchase Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each party hereto. The provisions of this Purchase Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Purchase Agreement to become materially adverse to either party, in which event the parties shall use reasonable best efforts to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.

     10.5 Governing Law. THIS PURCHASE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

     10.6 Consent to Jurisdiction. Each of Parent, Buyer and Seller irrevocably submits, and Seller agrees to cause the Seller Subsidiaries to irrevocably submit to, the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Purchase Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Purchase Agreement or any transaction contemplated hereby shall be brought by it or any of its Affiliates except in such courts). Each of Parent, Buyer and Seller further agrees and Seller agrees to cause the Seller Subsidiaries to agree, that service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Parent, Buyer and Seller irrevocably and unconditionally waives (and agrees not to plead or claim), and Seller agrees to cause the Seller Subsidiaries to irrevocably and unconditionally waive (and not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Purchase Agreement or the transactions contemplated hereby in
(i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.



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

     10.7 Waiver of Jury Trial. Each party hereby waives, and agrees to cause each of its Affiliates to waive, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Purchase Agreement. Each party (a) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Purchase Agreement by, among other things, the mutual waivers and certifications in this Section 10.7.

     10.8 Execution in Counterparts. This Purchase Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.9 Public Announcement. Prior to the signing of this Purchase Agreement, Seller, Parent and Buyer shall prepare a mutually agreeable releases announcing the transaction contemplated hereby. Except for such press releases, neither Seller, Parent nor Buyer shall, without the approval of the other, make any press release or other public announcement concerning the existence of this Purchase Agreement or the terms of the transactions contemplated by this Purchase Agreement, except as and to the extent that any such party shall be so obligated by Law, in which case the other party shall be advised and the parties shall use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to comply with accounting, stock exchange or federal securities Law disclosure obligations.

     10.10 No Third-Party  Beneficiaries.  Except as expressly  provided in
Article IX, nothing in this Purchase Agreement, express or implied, is intended to or shall (a) confer on any Person other than the parties hereto and their respective successors or assigns any rights (including Third-Party beneficiary rights), remedies, obligations or liabilities under or by reason of this Purchase Agreement or (b) constitute the parties hereto as partners or as participants in a joint venture. This Purchase Agreement shall not provide Third Parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Purchase Agreement. Nothing in this Purchase Agreement shall be construed as giving to any Business Employee, or any other individual, any right or entitlement under any employee benefit plan (as described in Section 3(3) of ERISA), policy or procedure maintained by Seller or Buyer, except as expressly provided in such plan, policy or procedure. No Third Party shall have any rights under
Section 502, 503 or 504 of ERISA or any regulations thereunder because of this Purchase Agreement that would not otherwise exist without reference to this Purchase Agreement. Except as expressly provided in Article IX, no Third Party shall have any right, independent of any right that exists irrespective of this Purchase Agreement, under or granted by this Purchase Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Purchase Agreement.

                                ARTICLE XI

                           TERMINATION AND WAIVER

     11.1 Termination. This Purchase Agreement may be terminated at any time prior to the Closing Date by:

          (a) Mutual Consent. The mutual written consent of Parent and Buyer, on the one hand, and Seller, on the other hand;



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

          (b) Failure of Parent and Buyer Condition. Parent and Buyer upon written notice to Seller if any of the conditions to the Closing set forth in Section 8.2 shall have become incapable of fulfillment and shall not have been waived in writing by Parent and Buyer;

          (c) Failure of Seller Condition. Seller upon written notice to Parent and Buyer if any of the conditions to the Closing set forth in
Section 8.3 shall have become incapable of fulfillment and shall not have been waived in writing by Seller;

          (d) Court or Administrative Order. Parent and Buyer, on one hand, or Seller, on the other hand, if there shall be in effect a final, non-appealable order of a court or government administrative agency of competent jurisdiction prohibiting the consummation of the transactions contemplated hereby;

          (e) Delay. Parent and Buyer, on the one hand, or Seller, on the other hand, if the Primary Closing shall not have occurred by February 28, 2004;

provided,  however,  that the party seeking termination  pursuant to clause
(b), (c) or (e) is not then in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Purchase Agreement.

     11.2 Effect of Termination. In the event of the termination of this Purchase Agreement in accordance with Section 11.1, this Purchase Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except under the Confidentiality Agreement and for the obligations of the parties hereto as provided in Article VI relating to the obligations of Parent, Buyer and Seller to keep confidential certain information, Section 10.2 relating to certain expenses, Section 10.9 relating to publicity and this Section 11.2; provided, however, that nothing herein, and no termination of this Purchase Agreement, shall relieve any party hereto from liability for any breach or default under this Purchase Agreement prior to the effectiveness of such termination. Nothing in this Section 11.2 shall be deemed to release either party from any liability for any willful and material breach of any obligation hereunder.

     11.3 Collateral Agreements; Material to Be Returned.
          ----------------------------------------------

          (a) In the event of the termination of this Purchase Agreement in accordance with Section 11.1, the transactions contemplated by this Purchase Agreement shall be terminated, without further action by any party hereto.

          (b) Furthermore, in the event that this Purchase Agreement is terminated as provided herein:

               (i) Parent and Buyer shall return all documents and other material received from Seller, any Affiliate of Seller or any representative of Seller or of any Affiliate of Seller relating to the Business or the transactions contemplated by this Purchase Agreement, whether obtained before or after the execution of this Purchase Agreement, to Seller; and

               (ii) Seller shall return all documents and other material received from Parent and Buyer or any Affiliate of Buyer or any representative of Parent and Buyer or any Affiliate of Parent and Buyer relating to Parent and Buyer or the transactions contemplated by this Purchase Agreement, whether obtained before or after the execution of this Purchase Agreement, to Parent and Buyer.

     11.4 Waiver of Agreement. Any term or condition hereof may be waived at any time prior to the Closing Date by the party hereto which is entitled to the benefits thereof by action taken by a duly



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authorized officer or employee,  whether before or after the action of such party; provided, however, that such action shall be evidenced by a written instrument duly executed on behalf of such party by such duly authorized officer or employee. The failure of either party to enforce at any time any provision of this Purchase Agreement shall not be construed to be a waiver of such provision nor shall it in any way affect the validity of this Purchase Agreement or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Purchase Agreement shall be held to constitute a waiver of any other or subsequent breach.

     11.5 Amendment of Agreement. This Purchase Agreement may be amended with respect to any provision contained herein at any time prior to the Closing Date by action of the parties hereto taken by their duly authorized officers or employees; provided, however, that such amendment shall be evidenced by a written instrument duly executed on behalf of each party by such duly authorized officers or employees.



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

     IN WITNESS WHEREOF, each party has caused this Purchase Agreement to be duly executed on its behalf by its duly authorized officer as of the date first written above.

                                    AVAYA INC.

                                    By: /s/ Garry K. McGuire
                                        ----------------------------------
                                        Name: Garry K. McGuire
                                        Title: Chief Financial Officer


                                    COMMSCOPE, INC.

                                    By: /s/ Frank M. Drendel
                                        ----------------------------------
                                        Name: Frank M. Drendel
                                        Title: Chairman and Chief Executive
                                               Officer


                                    SS HOLDINGS, LLC

                                    By: /s/ Randall W. Crenshaw
                                        ----------------------------------
                                        Name: Randall W. Crenshaw
                                        Title: President